UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
_______________________________

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GARTNER, INC.
(Name of Registrant as Specified in Its Charter)
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April 17, 2023
Dear Stockholder:

On behalf of the Board of Directors and Management of Gartner, Inc., you are invited to attend our 2023 Annual Meeting of Stockholders to be held on Thursday, June 1, 2023, at 10 a.m. Eastern Time, via live audio webcast over the internet at www.virtualshareholdermeeting.com/IT2023. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2023 and using a valid control number. As always, we encourage you to vote your shares prior to the Annual Meeting.
Details of the business to be conducted at the meeting are given in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow this letter. The 2022 Annual Report to Stockholders is also included with these materials.
We have mailed to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our 2023 Proxy Statement and our 2022 Annual Report to Stockholders, and how to vote online on the five management Proposals put before you this year. The Notice also includes instructions on how to request a paper or email copy of the proxy materials, including the Notice of Annual Meeting, Proxy Statement and Annual Report, and proxy card or voting instruction card. Stockholders who previously either requested paper copies of the proxy materials or elected to receive the proxy materials electronically did not receive a Notice and will receive the proxy materials in the format requested.
In addition, by following the e-consent instructions in the proxy card, stockholders may go paperless in future solicitations and request proxy materials electronically by email on an ongoing basis.
Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to review the proxy materials and vote your shares, regardless of the number of shares you hold, as soon as possible. You may vote by proxy over the internet or by telephone using the instructions provided in the Notice. Alternatively, if you received paper copies of the proxy materials by mail, you can also vote by following the instructions on the proxy card or voting instruction card. Instructions regarding the three methods of voting are contained in the Notice, proxy card or voting instruction card.
If you have any questions about the meeting, please contact our Investor Relations Department at (203) 316-6537.
Sincerely,
Eugene A. Hall
Chief Executive Officer

2023 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Thursday, June 1, 2023

Time:	10:00 a.m. Eastern Time

Location:	Attend the annual meeting online, including submitting questions and voting, at www.virtualshareholdermeeting.com/IT2023

Matters To Be Voted On:	(1)	Election of twelve members of our Board of Directors;

	(2)	Approval, on an advisory basis, of the compensation of our named executive officers;

	(3)	Vote, on an advisory basis, on the frequency of future stockholder advisory votes on the Company’s executive compensation;

	(4)	Approval of the Gartner, Inc. Long-Term Incentive Plan; and

	(5)	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year.

Record Date:	April 6, 2023 – You are eligible to vote if you were a stockholder of record on this date.

Proxy Voting:
You may vote by internet, telephone or mail, regardless of whether you plan to participate in the Annual Meeting. As always, we recommend voting in advance. Please refer to the section entitled “Information Concerning Proxy Materials and the Voting of Proxies – How Can You Vote?” on page 69 of the Proxy Statement for a description of how to vote.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2023. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 6, 2023, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2023, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2023 Annual Stockholders’ Meeting?” on page 67 of the Proxy Statement.
In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of stockholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 10:30 a.m. Eastern Time on the date specified above and at the location specified above solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the company’s website at https://investor.gartner.com.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on June 1, 2023: We are making this Notice of Annual Meeting, this Proxy Statement and our 2022 Annual Report available on the Internet at www.proxyvote.com and mailing copies of these Proxy Materials to certain stockholders on or about April 17, 2023. Stockholders of record at the close of business on April 6, 2023 are entitled to notice of, and to vote at, the Annual Meeting.
By Order of the Board of Directors,
Eugene A. Hall
Chief Executive Officer
Stamford, Connecticut
April 17, 2023

2023 Proxy Statement

2023 Proxy Statement

56 Top Gallant Road
Stamford, Connecticut 06902
www.virtualshareholdermeeting.com/IT2023

PROXY STATEMENT

For the Annual Meeting of Stockholders to be held on June 1, 2023
GENERAL INFORMATION
The Annual Meeting and Proposals
The 2023 Annual Meeting of Stockholders of Gartner, Inc. will be held on Thursday, June 1, 2023, at 10:00 a.m. Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and described in greater detail below. This Proxy Statement and form of proxy, together with our 2022 Annual Report to Stockholders, are being furnished in connection with the solicitation by the Board of Directors of proxies to be used at the meeting and any adjournment of the meeting, and are first being made available to our stockholders on or around April 17, 2023. We will refer to our company in this Proxy Statement as “we”, “us”, the “Company” or “Gartner.” The five proposals to be considered and acted upon at the Annual Meeting, which are described in more detail in this Proxy Statement, are:
•Election of twelve (12) nominees to our Board of Directors;
•Approval, on an advisory basis, of the compensation of our named executive officers;
•Vote, on an advisory basis, on the frequency of future Stockholder advisory votes on the Company’s executive compensation;
•Approval of the Gartner, Inc. Long-Term Incentive Plan; and
•Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year.
Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement for action at the 2023 Annual Meeting of Stockholders. However, if any other matters properly come before the Annual Meeting, the persons designated by the Company as proxies may vote the shares of common stock (“Common Stock”) they represent in their discretion.
The 2023 Annual Meeting of Stockholders will be held in a virtual meeting format only, on the above date and time, via live audio webcast. Stockholders or their legal proxy holders can participate, submit questions, vote, and examine our stockholder list at the Virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2023 and using a valid control number. For more information about how to attend the Annual Meeting online, please see “Information Concerning Proxy Materials and the Voting of Proxies – How Can I Participate in the 2023 Annual Stockholders’ Meeting?” on page 67 of the Proxy Statement. As always, we encourage you to vote your shares prior to the Annual Meeting.
* * *
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical or current facts, including statements regarding our plans and goals, made in this document are forward-looking. We use words such as anticipates, believes, expects, future, intends, and similar expressions to identify forward-looking statements. Forward-looking statements reflect management’s current expectations and are inherently uncertain. Actual results could differ materially for a variety of reasons. Risks and uncertainties that could cause our actual results to differ significantly from management’s expectations are described in our 2022 Annual Report on Form 10-K.
Forward-looking and other statements in this proxy statement regarding our environmental, social, governance (“ESG”) and other sustainability plans and goals are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the Securities and Exchange Commission. In addition, historical, current, and forward-looking ESG and sustainability-related statements may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve, and assumptions that are subject to change in the future.
Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2023 Proxy Statement	1

THE BOARD OF DIRECTORS
General Information About Our Board of Directors
The Board of Directors of Gartner, Inc. (the “Board”) currently has 12 directors who serve for annual terms. Our CEO, Eugene A. Hall, has an employment agreement with the Company that obligates the Company to include him on the slate of nominees to be elected to our Board during the term of the agreement. See Executive Compensation – Certain Employment Agreements with Executive Officers – Mr. Hall — Employment Agreement below. There are no other arrangements between any director or nominee and any other person pursuant to which the director or nominee was selected. None of our directors or executive officers is related to another director or executive officer by blood, marriage or adoption.
Each member of our Board has been nominated for election at the 2023 Annual Meeting. See Proposal One – Election of Directors on page 18. In February 2023, José M. Gutiérrez was appointed to the Board for a term expiring at the 2023 Annual Meeting and has been recommended for election. Set forth below are the name, age, principal occupation for the last five years, public company board experience, selected additional biographical information and period of service as a director of the Company of each director, as well as a summary of each director’s experience, qualifications and background that, among other factors, support their respective qualifications to continue to serve on our Board.

Peter E. Bisson AGE: 65 DIRECTOR SINCE: 2016 Independent COMMITTEE: Governance/Nominating Committee

Mr. Bisson retired from McKinsey & Company, a global management consulting business, in 2016 where he last served as Director and Global Leader of the High Tech Practice. Mr. Bisson held a number of other leadership positions at McKinsey & Company, including chair of its knowledge committee, which guides the firm’s knowledge investment and communication strategies, member of the firm’s shareholders committee and leader of the firm’s strategy and telecommunications practices. In more than 30 years at McKinsey & Company, Mr. Bisson advised a variety of multinational public companies in the technology-based products and services industry. Mr. Bisson is also a director of Automatic Data Processing, Inc.
As a result of Mr. Bisson’s extensive consulting experience advising clients on corporate strategy and M&A, design and execution of performance improvement programs, and marketing and technology development, he brings to the Board and the Governance/Nominating Committee critical insight into operations and long-term strategy. This, coupled with his in-depth knowledge of the technology space, qualifies him to serve as a director.

2023 Proxy Statement	2

The Board of Directors

Richard J. Bressler AGE: 65 DIRECTOR SINCE: 2006 Independent Financial Expert COMMITTEE: Audit Committee (Chair)

Mr. Bressler is President, Chief Operating Officer and Chief Financial Officer of iHeartMedia, Inc., a mass media company. iHeartMedia, Inc. filed for bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in March 2018 and emerged from bankruptcy in May 2019.
From July 2013 to April 2019, Mr. Bressler also served as the Chief Financial Officer of Clear Channel Outdoor Holdings, Inc., an outdoor advertising company. Prior to joining iHeartMedia, he served as Managing Director of Thomas H. Lee Partners, L.P., a Boston-based private equity firm, from 2006 to July 2013. He joined Thomas H. Lee Partners from his role as Senior Executive Vice President and Chief Financial Officer of Viacom Inc., where he managed all strategic, financial, business development and technology functions. Mr. Bressler has also served in various capacities with Time Warner Inc., including Chairman and Chief Executive Officer of Time Warner Digital Media and Executive Vice President and Chief Financial Officer of Time Warner Inc. Prior to joining Time Inc., he was a partner with the accounting firm of Ernst & Young. Mr. Bressler is currently a director of iHeartMedia, Inc., and a former director of The Nielsen Company B.V. and Warner Music Group Corp.
Mr. Bressler qualifies as an audit committee financial expert due to his extensive financial and operational roles at large U.S. public companies. He has held several senior leadership positions and brings a wealth of management, financial, accounting and professional expertise to our Board and Audit Committee.

Raul E. Cesan AGE: 75 DIRECTOR SINCE: 2012 Independent COMMITTEE: Compensation Committee

Mr. Cesan is the Founder and Managing Partner of Commercial Worldwide LLC, an investment firm. Prior thereto, he spent 25 years at Schering-Plough Corporation, serving in various capacities of substantial responsibility: President and Chief Operating Officer (from 1998 to 2001); Executive Vice President of Schering-Plough Corporation and President of Schering-Plough Pharmaceuticals (from 1994 to 1998); President of Schering Laboratories, U.S. Pharmaceutical Operations (from 1992 to 1994); and President of Schering-Plough International (from 1988 to 1992). Mr. Cesan was also a director of The New York Times Company until April 2018.
Mr. Cesan’s international experience brings important insight to our global business. His 25 years at Schering-Plough give him substantial leadership and extensive operational experience, allowing him to provide valuable guidance to our Board and Compensation Committee.

Karen E. Dykstra AGE: 64 DIRECTOR SINCE: 2007 Independent Financial Expert COMMITTEE: Audit Committee

Ms. Dykstra served as Chief Financial and Administrative Officer from November 2013 to July 2015 and as Chief Financial Officer from September 2012 to November 2013 of AOL, Inc., an online service provider. From January 2007 until December 2010, Ms. Dykstra was a Partner of Plainfield Asset Management LLC (“Plainfield”), and she served as Chief Operating Officer and Chief Financial Officer of Plainfield Direct LLC, Plainfield’s business development company, from May 2006 to 2010, and as a director from 2007 to 2010. Prior thereto, she spent over 25 years with Automatic Data Processing, Inc., serving most recently as Chief Financial Officer from January 2003 to May 2006, and prior thereto as Vice President – Finance, Corporate Controller and in other capacities. Ms. Dykstra is a director of VMware, Inc. and Arm Limited and a former director of Crane Co.; AOL, Inc.; and Boston Properties, Inc.
As a result of her past service in principal financial leadership positions, Ms. Dykstra brings to the Board extensive financial expertise, including in-depth knowledge of financial reporting rules and regulations and accounting principles. Ms. Dykstra qualifies as an audit committee financial expert, and her substantial management, financial, accounting and oversight experience provide important expertise to our Board and Audit Committee.

2023 Proxy Statement	3

The Board of Directors

Diana S. Ferguson AGE: 60 DIRECTOR SINCE: 2021 Independent Financial Expert COMMITTEE: Audit Committee

Diana S. Ferguson is the Founder and Principal of Scarlett Investments, LLC, an investment and advisory company for middle-market consumer products businesses founded in 2013. From 2015 to 2020, she served as CFO of Cleveland Avenue, LLC, a venture capital investment company. Previously, Ms. Ferguson also served as CFO of the Chicago Board of Education; Senior Vice President and CFO at The Folgers Coffee Company; and Executive Vice President and CFO of Merisant Worldwide, Inc., a manufacturer of sweetener products. Ms. Ferguson currently serves as a director of Mattel, Inc. and Chair of Sally Beauty Holdings, Inc. Ms. Ferguson is a former director of Frontier Communications Corporation; TreeHouse Foods, Inc.; and Invacare Corporation.
As a former CFO of several large corporations, Ms. Ferguson qualifies as an audit committee financial expert and brings extensive financial, accounting and reporting experience to the Board. In addition, her present and past service on several public boards gives her valuable knowledge and perspective into best practices and corporate strategy.

Anne Sutherland Fuchs AGE: 75 DIRECTOR SINCE: 1999 Independent COMMITTEE: Compensation Committee (Chair) Governance/Nominating Committee

Ms. Fuchs served as Group President, Growth Brands Division, Digital Ventures, a division of J.C. Penney Company, Inc., from November 2010 until April 2012. She also served as Chair of the Commission on Women’s Issues for New York City during the Bloomberg Administration, a position she held from 2002 through 2013. Previously, Ms. Fuchs served as a consultant to companies on branding and digital initiatives and as a senior executive with operational responsibility at LVMH Moët Hennessy Louis Vuitton; Phillips, de Pury & Luxembourg; and several publishing companies, including Hearst Corporation, Conde Nast, Hachette and CBS. Ms. Fuchs is a former director of Pitney Bowes Inc.
Ms. Fuchs’ executive management, content and branding skills plus operations expertise; knowledge of government operations and government partnerships with the private sector; and keen interest and knowledge of diversity, governance and executive compensation matters provide important perspective to our Board and its Compensation and Governance/Nominating Committees.

William O. Grabe AGE: 84 DIRECTOR SINCE: 1993 Independent COMMITTEE: Governance/Nominating Committee (Chair)

Mr. Grabe is an Advisory Director of General Atlantic LLC, a global private equity firm. Prior to joining General Atlantic in 1992, Mr. Grabe was a Vice President and Corporate Officer of IBM Corporation. Mr. Grabe is presently a director of Lenovo Group Limited. He is a former director of Infotech Enterprises Limited, Compuware Corporation, Patni Computer Systems Ltd. (now known as iGate Computer Systems Limited), Covisint Corporation and QTS Realty Trust Inc. Mr. Grabe is also a trustee of the Nature Conservatory in Florida and the NYU Entrepreneurial Institute, as well as a member of the Board of Grand Canyon Trust and the UCLA Anderson School of Management Board of Visitors.
Mr. Grabe’s experience at IBM Corporation and his prior service on several boards in the technology space have given him extensive industry knowledge. In addition, Mr. Grabe’s other directorships have provided him with substantial insight into corporate governance and best practices, which are critical to our Governance/Nominating Committee. His significant senior executive experience, knowledge of business operations and comprehensive understanding of the global information technology industry make him a valued member of the Board and Governance/Nominating Committee.

2023 Proxy Statement	4

The Board of Directors

José M. Gutiérrez AGE: 61 DIRECTOR SINCE: 2023 Independent COMMITTEE: None

Mr. Gutiérrez has considerable experience across a diverse range of industries at both the executive and board-level, including strong technology expertise. Prior to his retirement in 2016, Mr. Gutiérrez spent 25 years at AT&T Inc., where he held several senior executive positions including President and/or CEO of five business units ranging from $5 billion to $25 billion in revenue. His leadership roles at AT&T have cultivated a keen insight into corporate strategy and a customer-focused approach to business. He also has significant financial and accounting experience and has been a valued member of several public-company boards, serving in audit, finance, compensation, nominating and governance committees.
Mr. Gutiérrez currently serves as a director of Denny’s Corp. and Adient plc. He previously served as a director of Dr. Pepper Snapple Group, where he participated in the merger with JAB’s Keurig, creating a combined $11 billion beverage conglomerate and driving significant value for shareholders. He is also an active member of several boards at the University of Missouri and serves as Vice-Chairman of the Thompson Foundation for Autism.

Eugene A. Hall AGE: 66 DIRECTOR SINCE: 2004 Nonindependent COMMITTEE: None

Mr. Hall is the Chief Executive Officer of Gartner. Prior to joining Gartner as Chief Executive Officer in 2004, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employers Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as director.
As Gartner’s CEO, Mr. Hall is responsible for developing and executing on the Company’s operating plan and business strategies in consultation with the Board and for driving Gartner’s business and financial performance. He is the sole management representative on the Board. Mr. Hall possesses extensive leadership and industry experience, both at and prior to joining Gartner, including a profound knowledge and understanding of our business, operations and strategy.

Stephen G. Pagliuca AGE: 68 DIRECTOR SINCE: 1990 (except for six months in 2009 when he entered the U.S. Senate race for Massachusetts) Independent COMMITTEE: None

Mr. Pagliuca is a Senior Advisor and former Managing Director of Bain Capital Private Equity, LP, a global private equity firm, and former Co-Chairman of Bain Capital, L.P. He is also a Managing Partner and an owner of the Boston Celtics basketball franchise. Mr. Pagliuca is also co-owner and co-chairman of the Serie A professional football club, Atalanta Bergamasca Calcio. Mr. Pagliuca joined Bain & Company in 1982 and founded the Information Partners private equity fund for Bain Capital in 1989. Prior to joining Bain, Mr. Pagliuca worked as a senior accountant and international tax specialist for Peat Marwick Mitchell & Company in the Netherlands. Mr. Pagliuca is a former director of Kioxia Holdings Corporation; Burger King Holdings, Inc.; HCA Healthcare, Inc.; Quintiles Transnational Corporation; Warner Chilcott PLC; the Weather Company; and Axis Bank, Ltd. He currently serves on the board of directors of Coherent Corp. (formerly known as II-VI Incorporated) and Virgin Voyages.
Mr. Pagliuca’s 34 years of experience at Bain Capital gives him an in-depth knowledge of corporate strategy, operations and extensive senior leadership experience. He also has a comprehensive subject matter knowledge of Gartner’s history, the development of its business model and the global information technology industry, as well as financial and accounting matters. This experience makes Mr. Pagliuca well-positioned to provide the Board with key insight in evaluating and directing our long-term growth.

2023 Proxy Statement	5

The Board of Directors

Eileen M. Serra AGE: 68 DIRECTOR SINCE: 2017 Independent COMMITTEE: Compensation Committee

Ms. Serra retired from JPMorgan Chase & Co., an international financial services company, in February 2018, where she last served as a Senior Advisor focusing on strategic growth initiatives across Chase Consumer and Community Banking businesses. From 2012 to 2016, she served as the CEO of Chase Card Services. Prior to joining Chase Card Services in 2006, Ms. Serra was a Managing Director at Merrill Lynch. She was a Senior Vice President at American Express and a Partner at McKinsey & Company earlier in her career. Ms. Serra is a former director of Seven Oaks Acquisition Corp. She is currently a director of Capital One Financial Corporation and Boxed, Inc.
Ms. Serra has extensive operational and management experience, having held senior positions at some of the world’s largest companies. Her experience at Chase also provides her with in-depth knowledge of corporate strategy and growth opportunities. This, coupled with her proven track record of large-scale leadership, enables her to provide valuable guidance to our Board.

James C. Smith AGE: 82 DIRECTOR SINCE: 2002 CHAIRMAN OF THE BOARD SINCE: 2004 Independent COMMITTEE: Audit Committee

Mr. Smith was Chairman of the Board of First Health Group Corp., a national health benefits company, until its sale in 2004. He also served as First Health’s Chief Executive Officer from January 1984 through January 2002 and President from January 1984 to January 2001.
Mr. Smith’s long-time expertise and experience as the founder, senior-most executive and Chairman of the Board of a successful large public company provides a unique perspective and insight into management and operational issues faced by the Board, the Audit Committee and our CEO. This experience, coupled with Mr. Smith’s personal leadership qualities, qualifies him to continue to serve as Chairman of the Board.

2023 Proxy Statement	6

The Board of Directors
Director Skills, Experience and Expertise
The matrix below summarizes what our Board believes are desirable types of experience, qualifications, attributes and skills possessed by one or more of Gartner’s directors because of their particular relevance to the Company’s business and structure. The following matrix does not encompass all the experience, qualifications, attributes or skills of our directors.

	Bisson	Bressler	Cesan	Dykstra	Ferguson	Fuchs	Grabe	Gutiérrez	Hall	Pagliuca	Serra	Smith	Total
Industry Experience	✓	✓		✓					✓		✓		5
Technology	✓			✓			✓	✓	✓	✓			6
Public Company Boards	✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	✓	11
International	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓		11
Leadership	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Corporate Governance	✓				✓	✓	✓	✓				✓	6
Accounting or Finance		✓	✓	✓	✓			✓		✓		✓	7
Capital Markets		✓		✓	✓			✓		✓			5
Executive Compensation		✓	✓	✓	✓	✓	✓	✓	✓		✓	✓	10
Strategic Planning/ Business Development/M&A	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Operations	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Sales & Marketing			✓			✓	✓	✓			✓	✓	6
Risk Management	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	12
Cybersecurity		✓		✓	✓			✓	✓	✓	✓	✓	8
Diversity
Gender Identity
Female				✓	✓	✓					✓		4
Male	✓	✓	✓				✓	✓	✓	✓		✓	8
Nonbinary													0
Demographic Background
Black or African American					✓								1
Alaska Native or Native American													0
Asian													0
Hispanic or Latinx			✓					✓					2
Native Hawaiian or Pacific Islander													0
White	✓	✓		✓		✓	✓		✓	✓	✓	✓	9
LGBTQ+													0

2023 Proxy Statement	7

The Board of Directors

4 female directors
3 ethnically diverse directors
50% of our Board members are ethnically or gender diverse
11 of 12 independent director nominees
Board Committees consist of only independent directors
Majority Vote Standard
The Company has adopted a majority vote standard for the election of directors which provides that a nominee must receive more FOR votes than AGAINST votes for election as a director. Should a nominee fail to achieve this threshold, the nominee must immediately tender his or her resignation to the Board. The Governance/Nominating Committee (the “Governance Committee”) will then recommend to the Board whether to accept or reject the tendered resignation, and the Board, in its discretion, will consider and act on the Governance Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results.
Compensation of Directors
The Compensation Committee, in consultation with the Governance Committee, reviews all forms of independent director compensation and approves changes, when appropriate. The Compensation and Governance Committees are supported in this review by Exequity, LLP. The review examines director compensation in relation to two comparator groups: Peer Group and General Industry Reference Group. The Peer Group includes the same companies used to benchmark executive pay. The General Industry Reference Group includes 100 companies with median revenues similar to that of Gartner. Regular review of the director compensation program ensures that the director compensation is reasonable and reflects a mainstream approach to the structure of the compensation components and the method of delivery. Director compensation is primarily reviewed in relation to the Peer Group. In January 2022, it was determined that director compensation approximated the median of the Peer Group, and as such, no changes were made to director compensation for 2022.

2023 Proxy Statement	8

The Board of Directors
Directors who are also employees receive no fees for their services as directors. Non-management directors are reimbursed for their meeting attendance expenses and receive the following compensation for their service as directors. The table below sets forth director compensation for 2022:

Annual Director Retainer Fee:
$60,000 per director and an additional $100,000 for our non-executive Chairman of the Board, payable in arrears in four equal quarterly installments, on the first business day of each quarter. These amounts are paid in common stock equivalents (“CSEs”) granted under the Company’s 2014 Long-Term Incentive Plan (the “2014 Plan”), except that a director may elect to receive up to 50% of this fee in cash. The CSEs convert into Common Stock on the date the director’s continuous status as a director terminates, unless the director elects accelerated release as provided in the 2014 Plan. The number of CSEs awarded is determined by dividing the aggregate director fees owed for a quarter (other than any amount payable in cash) by the closing price of the Common Stock on the first business day following the close of that quarter.

Annual Committee Chair Fee:	$10,000 for the chair of our Governance Committee and $15,000 for the chairs of our Audit and Compensation Committees. Amounts are payable in the same manner as the Annual Director Retainer Fee.
Annual Committee Member Fee:
$7,500 for our Governance Committee members, $10,000 for our Compensation Committee members and $15,000 for our Audit Committee members. Committee chairs receive both a committee chair fee and a committee member fee. Amounts are payable in the same manner as the Annual Director Retainer Fee.

Annual Equity Grant:
$240,000 in value of restricted stock units (“RSUs”), awarded annually on the date of the Annual Meeting. The number of RSUs awarded is determined by dividing $240,000 by the closing price of the Common Stock on the award date. The RSUs vest one year after grant subject to continued service as director through that date; release may be deferred beyond the vesting date at the director’s election.

In October 2022, the Compensation Committee conducted another review of director compensation. Based on this review, Gartner adjusted director compensation to more closely approximate the Peer Group median, effective as of January 1, 2023. The annual director retainer fee per director increased by $30,000 to $90,000, and the additional annual director retainer fee for the Chairman of the Board increased by $50,000 to $150,000. No other changes were made to the director compensation program. Prior to this increase, Gartner had last raised director compensation in 2018.
Director Compensation Table
This table sets forth compensation earned or paid in cash, and the grant date fair value of equity awards made, to our non-management directors on account of services rendered as a director in 2022. Mr. Hall receives no additional compensation for service as director. Mr. Gutiérrez was appointed to the Board in February of 2023 and did not receive any compensation from Gartner in 2022.

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The Board of Directors

Name	Fees Earned Or Paid ($)(1)	Stock Awards ($)(2)	Total ($)
Peter E. Bisson	67,277	239,806	307,083
Richard J. Bressler	90,010	239,806	329,816
Raul E. Cesan	70,137	239,806	309,943
Karen E. Dykstra	74,900	239,806	314,706
Diana S. Ferguson	66,404	239,806	306,210
Anne Sutherland Fuchs	92,546	239,806	332,352
William O. Grabe	77,336	239,806	317,142
Stephen G. Pagliuca	59,795	239,806	299,601
Eileen M. Serra	70,137	239,806	309,943
James C. Smith	175,112	239,806	414,918
(1)Includes amounts earned in 2022 and paid in cash and/or CSEs on account of the Annual Director Retainer Fee, Annual Committee Chair Fee and/or Annual Committee Member Fee, described above. Does not include reimbursement for meeting attendance expenses. For Ms. Ferguson, includes her prorated Audit Committee member fee for 2022. Ms. Ferguson became a member of the Audit Committee on July 28, 2022.
(2)Represents the grant date value of an annual equity award computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, consisting of 893 RSUs that vest on June 2, 2023, one year from the date of the 2022 Annual Meeting (unless deferred release was elected), subject to continued service through that date. The number of RSUs awarded was calculated by dividing $240,000 by the price of our Common Stock on June 2, 2022 ($268.54) (rounded down to the nearest whole number).
Director Stock Ownership and Holding Period Guidelines
The Board believes directors should have a financial interest in the Company. Accordingly, each director is required to hold shares of Gartner common stock with a value of not less than five (5) times the Annual Director Retainer Fee. Directors are required to achieve the guideline within three years of joining the Board. In the event a director has not satisfied the guideline within such three-year period, he/she will be required to hold 50% of net after-tax shares received from the Company either in the form of equity awards or released CSEs until the guideline is achieved. We permit directors to apply deferred and unvested equity awards towards satisfying these requirements. All our directors as of December 31, 2022 were in compliance with these guidelines on that date.

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CORPORATE GOVERNANCE
Gartner is committed to maintaining strong corporate governance practices.

Corporate Governance Highlights:
➣	Independent Chairman of the Board
➣	Majority voting for directors
➣	Annual election of directors
➣	Annual Board and Committee performance evaluation
➣	Executive sessions after Board and Committee meetings
➣	11 out of 12 directors are independent
➣	4 out of 12 directors are women
➣	3 out of 12 directors identify as racially/ethnically diverse
➣	Fully independent Board committees
➣	Annual director affirmation of compliance with Code of Conduct
➣	Annual director evaluation of CEO
➣	Annual review of director compensation by the Compensation Committee
➣	Independent compensation consultant
Board Principles and Practices
Our Board Principles and Practices (the “Board Guidelines”) are reviewed annually and revised in light of legal, regulatory or other developments, as well as emerging best practices, by our Governance Committee and Board. The Board Guidelines, which are posted on https://investor.gartner.com, describe the Board’s responsibilities, its role in strategic development and other matters, discussed below.
Director Independence
Our Board Guidelines require that our Board be comprised of a majority of directors who meet the criteria for independence from management set forth by the New York Stock Exchange (the “NYSE”) in its corporate governance listing standards.
Our committee charters likewise require that our standing Audit, Compensation and Governance Committees be comprised only of independent directors. Additionally, the Audit Committee members must be independent under Section 10A-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Compensation Committee members must be independent under Rule 16b-3 promulgated under the Exchange Act as well as applicable NYSE corporate governance listing standards, and they must qualify as outside directors under regulations promulgated under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code of 1986, as amended (the “Code”).
Utilizing all of these criteria, as well as all relevant facts and circumstances, the Board annually assesses the independence from management of all non-management directors and committee members by reviewing the commercial, financial, familial, employment and other relationships between each director and the Company, its auditors and other companies that do business with Gartner. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities affiliated with one of our directors, or their immediate family members. The Board considered these transactions in determining director independence and determined that such transactions did not impair any director’s independence.
After analysis and recommendation by the Governance Committee, the Board determined that:
•all non-management directors who served during the 2022 fiscal year (Peter Bisson, Richard Bressler, Raul Cesan, Karen Dykstra, Diana Ferguson, Anne Sutherland Fuchs, William Grabe, Stephen Pagliuca, Eileen Serra and James Smith) and José Gutiérrez, who was appointed to the Board in February 2023, are independent under the NYSE listing standards;

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Corporate Governance
•our Audit Committee members (Mses. Dykstra and Ferguson and Messrs. Bressler and Smith) are independent under the criteria set forth in Section 10A-3 of the Exchange Act; and
•our Compensation Committee members (Mr. Cesan and Mses. Fuchs and Serra) are independent under the criteria set forth in Exchange Act Rule 16b-3 as well as under applicable NYSE corporate governance listing standards, and qualify as “outside directors” under Code Section 162(m) regulations.
Board Leadership Structure
The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate. This flexibility allows the Board to review the structure of the Board and determine whether to separate the CEO and the Chairman based upon the Company’s needs and circumstances from time to time.

Currently, the leadership of our Board rests with our independent Chairman of the Board, Mr. James C. Smith. Gartner believes that the separation of functions between the CEO and Chairman of the Board provides independent leadership of the Board in the exercise of its management oversight responsibilities, increases the accountability of the CEO and creates transparency in the relationship among executive management, the Board of Directors and stockholders. Additionally, in view of Mr. Smith’s extensive experience as a chief executive officer of a major corporation, he is able to provide an independent point of view to our CEO on important management and operational issues.
Risk Oversight
The Board of Directors is responsible for ensuring that an appropriate culture of risk management exists within Gartner. Our Board, together with management, oversees risk at Gartner. The Board exercises its oversight both directly and through its committees. Each committee keeps the Board informed of its oversight efforts through regular reporting to the full Board by the committee chairpersons. The Company’s strategic objectives and activities are presented by executive management to the Board and approved annually and more frequently as necessary.

The Internal Audit (Risk) function reports directly to the Audit Committee and provides quarterly reports to the committee. The Audit Committee reviews the results of the internal audit annual risk assessment and the proposed internal audit plan. Subsequent quarterly meetings include an update on ongoing internal audit activities, including results of audits and any changes to the audit plan. Internal Audit also meets with the Audit Committee in executive session on a quarterly basis.
The General Counsel, who serves as Chief Compliance Officer, also reports directly to the Audit Committee on a quarterly basis concerning the effectiveness and status of the Company’s legal and ethical compliance program and initiatives, helpline activities and litigation matters.
The Company maintains internal controls and procedures over financial reporting, as well as enterprise wide internal controls, which are updated and tested annually by management and our independent registered public accounting firm. Our independent registered public accounting firm also attends Audit Committee meetings, and the Audit Committee meets with them in executive session quarterly.
Data Privacy and Cybersecurity Risk Oversight
The Board and/or Audit Committee receives quarterly reports on cybersecurity matters from the Company’s Chief Information Officer. The Audit Committee also regularly reviews and discusses with management, and the internal audit function, Gartner’s privacy and data security risks, including the adequacy and effectiveness of the Company’s security policies and the internal controls regarding these areas.
Human Capital Management Oversight
The Compensation Committee oversees human capital management. The Compensation Committee reviews the Company’s strategies, initiatives and programs related to human capital management, including with respect to matters such as talent recruitment, development and retention, workplace environment and culture, and diversity and inclusion. The full Board of Directors also annually reviews the Company’s Diversity, Equity and Inclusion (“DEI”) initiatives and progress. In addition, the DEI Executive Council, consisting of the CEO, the Chief Human Resources Officer (“CHRO”), CFO, General Counsel, the head of DEI and other selected leaders, oversees our global DEI activity across the Company. During 2022, the Board and its Committees reviewed and discussed with management strategies and initiatives designed to protect the health and safety of our employees, clients and the communities in which we operate, including with respect

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Corporate Governance
to (1) our exit from Russia as a result of Russia’s invasion of Ukraine, and (2) our switch to a hybrid virtual-first working environment, meaning that most of our employees have the option to work remotely at least some of the time for the foreseeable future.
ESG Oversight
The Governance Committee is responsible for overseeing and periodically reviewing the Company’s environmental, social and governance (“ESG”) priorities and initiatives, taking into consideration the impact on internal and external stakeholders. The Governance Committee and/or Board receives quarterly updates on Gartner’s approach and progress on ESG matters. The Company’s Corporate Responsibility Executive Council, consisting of the CFO, CHRO, General Counsel, Chief Information Officer, Chief Corporate Counsel, head of DEI and other selected leaders, provides strategic guidance on ESG. Additionally, the Environmental Sustainability Steering Committee, consisting of leaders from Real Estate, Source to Contract, IT, Strategy, Conferences, Finance, and Legal, creates advances and oversees the environmental sustainability strategy at Gartner.
Risk Assessment of Compensation Policies and Practices
Management conducts an annual risk assessment of the Company’s compensation policies and practices, including all executive, non-executive and business unit compensation policies and practices, as well as the variable compensation policies applicable to our global sales force. The results of this assessment are reported to the Compensation Committee. For 2022, management concluded, and the Compensation Committee agreed, that no Company compensation policies and practices created risks that were reasonably likely to have a material adverse effect on the Company.
Management Succession Planning
Succession planning is one of the Board’s most critical functions — to develop leaders who will successfully build the Company’s business. The Board and the Governance Committee regularly review and discuss management development and succession plans for the Chief Executive Officer and his direct reports to support the Company’s long-term growth. This review includes an assessment of senior executives and their potential as successor to the Chief Executive Officer or his direct reports.
Shareholder Engagement
We value feedback from our stockholders and are committed to engaging in active dialogue throughout the year. During 2022, management and our investor relations team spent a significant amount of time meeting with and speaking to our stockholders. In addition to regular quarterly discussions with investors following earnings updates, we attend conferences and non-deal roadshows to provide additional opportunities for stockholders to engage with the Company. We welcome feedback from our stockholders as we strive to maintain the best governance, compensation and oversight practices.
Corporate Responsibility and Sustainability
Our corporate responsibility goal is to accelerate positive social change and contribute to a more sustainable world so that our associates, communities and clients thrive today and in the future. We continue to evolve our ESG activities to support our business strategy for long-term success. We leverage our unique expertise and resources to achieve impactful results.
Environment
Gartner strives to minimize the environmental impact of our operations as part of a collective effort to combat climate change. We embed sustainability into our business through a centralized corporate social responsibility (CSR) team, which partners with business units spanning the organization, including Global Real Estate, IT, Conferences, Finance, and others to drive progress. Our Environmental Policy serves as the foundation of our approach. In 2022, we made a commitment to achieve net-zero greenhouse gas emissions by 2035 in accordance with SBTi’s Net-Zero Standard. In addition, we expanded the number of offices powered by 100% renewable electricity to include not only our global and EMEA headquarters (Stamford and Egham, respectively) but also offices in Australia (Sydney and Melbourne). In 2022, we also launched the Green Team, a voluntary associate-driven group that brings people across the company together to engage on topics of environmental sustainability.

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Corporate Governance
Diversity, Equity and Inclusion
Gartner promotes a workplace that provides opportunities for all to celebrate their individual and collective diversity of experience and thought. Our DEI strategy aligns to three strategic pillars — Hire, Engage and Advance — while applying an equity lens to all that we do. Our priorities in 2022 were to support inclusive experiences for all associates and clients, and to establish Gartner as a destination for talent from traditionally underrepresented groups. Our teams of employees are composed of individuals from different geographies, cultures, religions, ethnicities, races, genders, sexual orientations, abilities and generations, working together to solve problems. As of December 31, 2022, approximately 47% of our employees worldwide identified as female and 24% of employees in the U.S. identified as racially/ethnically diverse. In 2022, we published our inaugural Together as One Report, documenting DEI progress, including continuous year-over year progress in hiring talent from underrepresented groups and increased participation in Employee Resource Groups.
Employee Engagement
Gartner is a growth company and a people business. Our associates have fueled our long track record of global growth and we strive to put our people first. We are intentional about how we bring the best possible talent to meet our client’s needs. We attract and recruit a diverse talent pool, offer a wide breadth of learning and career development opportunities, and offer industry-leading rewards and recognition for strong performers. In addition, we are committed to supporting our associates’ lives outside work through charitable giving programs, community-building initiatives, and providing generous health and wellness benefits. We assess associate engagement through regular surveys. Key findings and opportunities for improvement are shared with associates and help inform opportunities for improved programming and offerings.

Gartner aims to foster a culture of lifelong learning and development. We help employees unlock their full potential through mechanisms like continuous feedback and individual development plans (IDPs). We have dedicated, job-specific training programs in addition to global programs aimed at growing and advancing effective leaders. Our programs are offered across multiple mediums and platforms – both online through dynamic e-learning, or in person through powerful shared experiences.
For additional information about our ESG strategies, programs and initiatives, please review our Corporate Responsibility Report located on our website at www.gartner.com, under the “Corporate Responsibilities” link in the “About” tab. We anticipate releasing our 2022 Corporate Responsibility Report in mid-May of 2023.
Board and Committee Meetings and Annual Meeting Attendance
Our Board held four meetings in 2022. During 2022, all our directors attended at least 75% of the Board and committee meetings held during the periods in which such director served as a director and/or committee member. At each regular quarterly Board and committee meeting, time is set aside for the non-management directors to meet in executive session without management present. Mr. James C. Smith, our non-executive Chairman of the Board, presides over the executive sessions at the Board meetings, and each committee chairperson presides over the executive sessions at their respective committee meetings. Directors are not required, but are invited, to attend the Annual Meeting of Stockholders. In 2022, Mr. Hall and other executive officers of the Company attended the 2022 Annual Meeting of Stockholders.
Committees Generally and Charters
As noted above, our Board has three standing committees: Audit, Compensation and Governance/Nominating, and all committee members have been determined by our Board to be independent under applicable standards. Our Board has

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Corporate Governance
approved a written charter for each standing committee, which is reviewed annually and revised as appropriate. The table below provides information for each Board committee in 2022:

Name	Audit	Compensation	Governance/Nominating
Peter E. Bisson			✓
Richard J. Bressler	✓ (Chair)
Raul E. Cesan		✓
Karen E. Dykstra	✓
Diana S. Ferguson	✓*
Anne Sutherland Fuchs		✓ (Chair)	✓
William O. Grabe			✓ (Chair)
Stephen G. Pagliuca
Eileen M. Serra		✓
James C. Smith	✓
Meetings Held in 2022:	5	5	4
* Ms. Ferguson was appointed as a member of the Audit Committee on July 28, 2022.
Mr. José M. Gutiérrez was appointed a Director on February 2, 2023.
Audit Committee

Our Audit Committee serves as an independent body to assist in Board oversight of:
✓	the integrity of the Company’s financial statements;
✓	the Company’s compliance with legal and regulatory requirements;
✓	the independent registered public accounting firm’s retention, qualifications and independence; and
✓	the Company’s Risk (including cybersecurity risk), Compliance and Internal Audit functions.
Gartner has a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. Our Board has determined that Mses. Dykstra and Ferguson and Mr. Bressler qualify as audit committee financial experts, as defined by the rules of the Securities and Exchange Commission (the “SEC”), and that all members have the requisite accounting or related financial management expertise and are financially literate as required by the NYSE corporate governance listing standards.
Additionally, the Audit Committee is directly responsible for the appointment, compensation and oversight of our independent registered public accounting firm, KPMG; approves the engagement letter describing the scope of the annual audit; approves fees for audit and non-audit services; provides an open avenue of communication among the independent registered public accounting firm, the Risk and Internal Audit functions, management and the Board; resolves disagreements, if any, between management and the independent registered public accounting firm regarding financial reporting for the purpose of issuing an audit report in connection with our financial statements and our internal control over financial reporting; and prepares the Audit Committee Report required by the SEC and included in this Proxy Statement on page 63 below.
The independent registered public accounting firm reports directly to the Audit Committee. By meeting with the independent registered public accounting firm, the internal auditor, and operating and financial management personnel, the Audit Committee oversees matters relating to accounting standards, policies and practices, any changes thereto and the effects of any changes on our financial statements, financial reporting practices and the quality and adequacy of internal controls. Additionally, our internal audit and compliance functions report directly to the Audit Committee. After each Audit Committee meeting, the Committee meets separately with the CFO, the Chief Compliance Officer, the internal auditor and the independent registered public accounting firm without management present.

The Audit Committee has established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and (ii) the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters. A toll-free phone number

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Corporate Governance
and web-submission form, in local language, managed by a third party is available for confidential and anonymous submission of concerns relating to accounting, auditing and illegal or unethical matters, as well as alleged violations of law, Gartner’s Code of Conduct or any other policies. All submissions to the helpline are reported to the General Counsel and Chief Compliance Officer (or designee, who determines the mode of investigation), the internal auditor and the Audit Committee at each regular meeting. The General counsel, as the Company’s Chief Compliance Officer, and his designees provide quarterly reports to the Audit Committee on ethics and compliance matters. The Audit Committee has the power and funding to retain independent counsel and other advisors as it deems necessary to carry out its duties.
Compensation Committee

Our Compensation Committee has responsibility for:
✓	administering and approving all elements of compensation for the Chief Executive Officer and other executive officers;
✓	approving, by direct action or through delegation, all equity awards, grants, and related actions under the provisions of our equity plan, and administering the plan;
✓	participating in the evaluation of CEO and other executive officer performance (with the input and oversight of the Governance/Nominating Committee and the Chairman of the Board);
✓	approving the peer group used for executive compensation benchmarking purposes;
✓	evaluating the independence of all compensation committee advisers;
✓	providing oversight in connection with company-wide compensation programs;
✓	approving the form and amount of director compensation in consultation with the Governance/Nominating Committee; and
✓	reviewing the Company’s strategies, initiatives and programs related to human capital management.
The Compensation Committee reviewed and approved the Compensation Discussion and Analysis contained in this Proxy Statement, recommended its inclusion herein (and in our 2022 Annual Report on Form 10-K) and issued the related report to stockholders as required by the SEC (see Compensation Committee Report on page 33 below).
Exequity, LLP (“Exequity”) was retained by the Compensation Committee to provide information, analyses and advice to the Committee during various stages of 2022 executive compensation planning. Exequity reports directly to the Compensation Committee chair. In the course of conducting its activities, Exequity attended meetings of the Compensation Committee and briefed the Committee on executive compensation trends generally.
The Compensation Committee has assessed the independence of Exequity and has concluded that Exequity is independent and that its retention presents no conflicts of interest either to the Committee or the Company.
Final decisions with respect to determining the amount or form of executive compensation under the Company’s executive compensation programs are made by the Compensation Committee alone and may reflect factors and considerations other than the information and advice provided by its consultants. Please refer to the Compensation Discussion & Analysis beginning on page 22 for a more detailed discussion of the Compensation Committee’s activities with respect to executive compensation.
Compensation Committee Interlocks and Insider Participation. During 2022, no member of the Compensation Committee served as an officer or employee of the Company, was formerly an officer of the Company or had any relationship with the Company required to be disclosed under Transactions with Related Persons below. Additionally, during 2022, no executive officer of the Company: (i) served as a member of the compensation committee (or full board in the absence of such a committee) or as a director of another entity, one of whose executive officers served on our Compensation Committee; or (ii) served as a member of the compensation committee (or full board in the absence of such a committee) of another entity, one of whose executive officers served on our Board.

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Corporate Governance
Governance/Nominating Committee

Our Governance/Nominating Committee (the “Governance Committee”) has responsibility for:
✓	the size, composition and organization of our Board;
✓	the independence of directors and committee members under applicable standards;
✓	our corporate governance policies, including our Board Principles and Practices;
✓	the criteria for directors and the selection of nominees for election to the Board;
✓	committee assignments;
✓	assisting the Compensation Committee in determining the form and amount of director compensation;
✓	the performance evaluation of our CEO and management succession planning;
✓	the annual Board and Committee performance evaluations; and
✓	oversight and review of our environmental, social and governance priorities and initiatives.
The Governance Committee is responsible for the effectiveness of the Board through its size and composition. The Board assesses its performance, effectiveness, composition, and appropriateness of the qualifications of existing directors, as part of the annual Board evaluation process. The annual evaluation is completed through a questionnaire process that is renewed annually to align with current regulations and best practices. The responses are collected by the General Counsel’s office and a summary of the results and comments are provided anonymously to the Governance Committee and full Board for review and consideration. This process promotes our commitment to continuous improvement and ensures our Board is effective.

Our evaluation process also aids in the Board’s succession planning by identifying any gaps in our leadership roles on the Board and its committees. The Board values both continuity and fresh perspectives. The Company has added two new directors to the Board in the last three years, Diana Ferguson and Jose Gutiérrez. The Governance Committee has not specified minimum qualifications for candidates it recommends and will consider the qualifications, skills, expertise, qualities, diversity, racial/ethnic background, age, gender, availability and experience of all candidates that are presented for consideration. At the present time, four of our twelve directors are women, and three of our twelve directors identify as racially/ethnically diverse. The Board utilizes a concept of diversity that extends beyond race, gender and national origin to encompass the viewpoints, professional experience and other individual qualities and attributes of candidates that will enable the Board to select candidates who are best able to carry out the Board’s responsibilities and complement the mix of talent and experience represented on the Board. Candidates for Board nomination may be brought to the attention of the Governance Committee by current Board members, management, stockholders or other persons. In connection with the addition of Mr. Gutiérrez to the Board, we performed a rigorous search with the assistance of Spencer Stuart, a third-party search firm, and considered a robust and diverse list of candidates. Mr. Gutiérrez was among the candidates identified by Spencer Stuart. All potential new candidates are fully evaluated by the Governance Committee using the criteria described above, and then considered by the entire Board for nomination.
Director Candidates submitted by Stockholders: Stockholders wishing to recommend director candidates for consideration by the Governance Committee may do so by writing to the Chairman of the Governance/Nominating Committee, c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and indicating the recommended candidate’s name, biographical data, professional experience and any other qualifications. In addition, stockholders wishing to propose candidates for election must follow our advance notice provisions. See Process for Submission of Stockholder Proposals for our 2024 Annual Meeting on page 71.
Code of Ethics and Code of Conduct
Gartner has adopted a CEO & CFO Code of Ethics which applies to our CEO, CFO, controller and other financial managers, and a Global Code of Conduct, which applies to all Gartner officers, directors and employees, wherever located. Annually, each officer, director and employee affirms compliance with the Global Code of Conduct. See Proxy and Voting Information—Available Information below.

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PROPOSAL ONE:
ELECTION OF DIRECTORS
Nominees for Election to the Board of Directors
Our Board, acting on recommendation of the Governance Committee, is responsible for presenting for stockholder consideration each year a group of nominees that, taken together, has the experience, qualifications, attributes and skills appropriate and necessary to carry out the duties and responsibilities of, and to function effectively as, the board of directors of Gartner. The Governance Committee regularly reviews the composition of the Board in light of the needs of the Company, its assessment of board and committee performance, and the input of stockholders and other key stakeholders. The Governance Committee looks for certain common characteristics in all nominees, including integrity, strong professional experience and reputation, a record of achievement, constructive and collegial personal attributes and the ability and commitment to devote sufficient time and effort to board service. In addition, the Governance Committee seeks to include on the Board a complementary mix of individuals with diverse backgrounds and skills that will enable the Board as a whole to effectively manage the array of issues it will confront in furtherance of its duties. These individual qualities can include matters such as experience in the technology industry; experience managing and operating large public companies; international operating experience; financial, accounting, executive compensation and capital markets expertise; and leadership skills and experience.
All of the nominees listed below are incumbent directors who have been nominated by the Governance Committee and Board for election and have agreed to serve another term. For additional information about the nominees and their qualifications, please see General Information about our Board of Directors on page 2. If any nominee is unable or declines unexpectedly to stand for election as a director at the Annual Meeting, proxies may be voted for a nominee designated by the present Board to fill the vacancy. Each person elected as a director will continue to be a director until the 2024 Annual Meeting of Stockholders or a successor has been elected.

Peter E. Bisson	William O. Grabe
Richard J. Bressler	José M. Gutiérrez
Raul E. Cesan	Eugene A. Hall
Karen E. Dykstra	Stephen G. Pagliuca
Diana S. Ferguson	Eileen M. Serra
Anne Sutherland Fuchs	James C. Smith
RECOMMENDATION OF OUR BOARD
Our Board unanimously recommends that you vote FOR the election of each of the twelve nominees to our Board of Directors.
_______________________

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EXECUTIVE OFFICERS

General Information About Our Current Executive Officers

Eugene A. Hall AGE: 66

Chief Executive Officer and Director since 2004. Prior to joining Gartner as Chief Executive Officer, Mr. Hall was a senior executive at Automatic Data Processing, Inc., a Fortune 500 global technology and services company, serving most recently as President, Employer Services Major Accounts Division, a provider of human resources and payroll services. Prior to joining ADP in 1998, Mr. Hall spent 16 years at McKinsey & Company, most recently as director.

Kenneth Allard AGE: 52

Executive Vice President, Chief Marketing Officer since April 2019. Mr. Allard joined Gartner as Group Vice President, Consulting in 2017 following the acquisition of L2, Inc., where he was CEO. Previously, he was a Managing Director at Huge Inc., a full-service digital agency, and held senior leadership positions at research and consulting companies, including Edgewater Technology Inc., Jupiter Media Metrix Inc. and Gartner, where he started his career.

Joe Beck AGE: 62

Executive Vice President, Global Technology Sales since November 2017. In his more than 30 years at Gartner, Mr. Beck has served as Senior Vice President, Americas End User Sales and Managing Vice President. Mr. Beck joined Gartner in 1997 when we acquired Datapro Information Services. He held sales positions at McGraw-Hill earlier in his career.

Alwyn Dawkins AGE: 57

Executive Vice President, Global Business Sales since July 2020. Prior to that, he led the Conferences function from 2008 to 2020. Previously at Gartner, he has served as Group Vice President, Asia/Pacific Sales, based in Sydney, Australia, and prior thereto, as Group Vice President, Gartner Events, where he held global responsibility for exhibit and sponsorship sales across the portfolio of Gartner conferences. Prior to joining Gartner in 2002, Mr. Dawkins spent 10 years at Richmond Events, culminating in his role as Executive Vice President responsible for its North American business.

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Executive Officers

Michael P. Diliberto AGE: 57

Executive Vice President, Chief Information Officer since May 2016. Previously, he served as CIO at Priceline, a leader in online travel and related services. Before joining Priceline, he held several senior technology positions at the online division of News Corp, where he was instrumental in establishing an online presence for News Corp brands such as Fox News, Fox Sports, TV Guide and Sky Sports, including launching the first Major League Baseball website. Previously, he held several leadership positions at Prodigy Services Company, one of the pioneering consumer-focused online services.

Yvonne Genovese AGE: 61

Executive Vice President, Global Product Management since November 2020. Ms. Genovese has held various roles at Gartner during her 23-year tenure, including most recently Senior Vice President, Research & Advisory, leading the Marketing & Communications practice. She has also led teams within Gartner’s Technology and Service Provider and CIO practices. Prior to joining Gartner, Ms. Genovese served as the Chief Marketing Officer at Mapics, Inc., a global software company, and Worldwide Vice President Marketing for Marcam, Inc., an enterprise resource planning software company. She began her career at IBM and held various positions there over her 12-year tenure.

Scott Hensel AGE: 50

Executive Vice President, Global Services & Delivery since November 2020. Previously, he served as Executive Vice President, Consulting. Prior to joining Gartner in 2017, he served as President, Terex Services, Parts and Customer Solutions at Terex Corporation, a global manufacturer of lifting and material processing products and services. Previously, he spent 14 years at McKinsey & Company where he was a partner assisting clients in the IT and advanced industries sectors.

Claire Herkes AGE: 48

Executive Vice President, Conferences since July 2020. Ms. Herkes joined Gartner in 2005, where she held various roles of increasing leadership responsibility across product management, operations, production and developing emerging markets, most recently as Senior Vice President, Conference Production. Prior to joining Gartner, Ms. Herkes held the position of Senior Account Director at George P. Johnson, an event and experience marketing agency. Ms. Herkes began her career in conferences at The Yankee Group, an independent technology research and consulting firm.

Akhil Jain AGE: 45

Executive Vice President, Consulting. Mr. Jain joined Gartner in January 2021, where he served as Senior Vice President, Consulting. Prior to joining Gartner, he was Senior Vice President at State Street Corporation, a global financial holding company. Mr. Jain held multiple leadership roles from 2015 to 2021, with responsibility for strategy, growth and technology and operational improvement programs. Previously, Mr. Jain spent 10 years at McKinsey & Company, where he was a partner in their Chicago and Dubai offices.

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Executive Officers

Thomas S. Kim AGE: 52

Senior Vice President, General Counsel & Secretary since April 2023. Before joining Gartner, Mr. Kim was the Chief Legal Officer and Company Secretary of Thomson Reuters Corp., a leading provider of business information services, from August 2019 to April 2023. Prior to that role, he was General Manager, Global Separation Execution from January 2019 to August 2019, Managing Director, China from January 2017 to December 2018, and Thomson Reuter’s Chief Compliance Officer and General Counsel, Global Growth and Operations from April 2014 to December 2016. Mr. Kim joined Reuters Group Plc, a predecessor company of Thomson Reuters, in 1999. He began his career practicing law at Baker & McKenzie and Hancock, Rothert & Bunshoft (now Duane Morris) in San Francisco.

Robin Kranich AGE: 52

Executive Vice President, Chief Human Resources Officer since May 2008. During her more than 28 years at Gartner, she has served as Senior Vice President, End User Programs; Senior Vice President, Research Operations and Business Development; Senior Vice President and General Manager of Gartner Executive Programs; Vice President and Chief of Staff to Gartner’s president; and various sales and sales management roles. Prior to joining Gartner, Ms. Kranich was part of the Technology Advancement Group at Marriott International.

Craig W. Safian AGE: 54

Executive Vice President, Chief Financial Officer since June 2014. In his more than 20 years at Gartner, he has served as Group Vice President, Global Finance and Strategy & Business Development from 2007 until his appointment as Chief Financial Officer and previously as Group Vice President, Strategy and Managing Vice President, Financial Planning and Analysis. Prior to joining Gartner, he held finance positions at Headstrong (now part of Genpact) and Bristol-Myers Squibb and was an accountant for Friedman, LLP where he achieved CPA licensure.

Valentin T. Sribar AGE: 54

Executive Vice President, Research & Advisory since January 2022. Mr. Sribar has held various roles in his more than 30 years at Gartner and Meta Group, which Gartner acquired in 2005. Most recently, Mr. Sribar served as Senior Vice President, CIO & Industries Research Group, where he led our insights strategy for supporting CIOs in critical areas. Prior to the acquisition, Mr. Sribar was responsible for Meta Group's Executive Directions and Industry Services. He also served as general manager of infrastructure, operations, security and customer relationship offerings and ran Meta’s Global Networking Strategies service. Prior to joining Meta Group, he was a senior consultant for Ernst & Young.

William James Wartinbee AGE: 49

Senior Vice President, Global Sales Strategy & Operations (GSSO) since December 2020. As head of GSSO, a function he formed and has been evolving since 2020, Mr. Wartinbee leads the effort to improve seller productivity through process design, territory planning, technology, training and analytics. Prior to this role, Mr. Wartinbee was Senior Vice President, Global Talent Acquisition and Workforce Planning from January 2020 to December 2020 and Senior Vice President, Global Talent Acquisition from September 2015 to January 2020. He joined Gartner in 2011 to build our People Analytics function within HR, eventually taking on global leadership for Talent Acquisition and Workforce Planning. Prior to Gartner, he was a management consultant, specializing in sales strategy and execution at both McKinsey & Company and ZS Associates.

2023 Proxy Statement	21

COMPENSATION DISCUSSION & ANALYSIS
This Compensation Discussion & Analysis, or “CD&A”, describes and explains the Company’s compensation philosophy and executive compensation program, as well as compensation awarded to and earned by, the following persons who were Named Executive Officers (“NEOs”) in 2022:

Name	Position
Eugene A. Hall	Chief Executive Officer
Craig W. Safian	Executive Vice President & Chief Financial Officer
Alwyn Dawkins	Executive Vice President, Global Business Sales
Scott Hensel	Executive Vice President, Global Services & Delivery
Robin Kranich	Executive Vice President & Chief Human Resources Officer

Jules P. Kaufman*	Former Executive Vice President, General Counsel & Secretary
* Mr. Kaufman stepped down as Executive Vice President, General Counsel & Secretary on September 1, 2022 and his last day of employment with the Company was February 15, 2023.
The CD&A is organized into three sections:
•The Executive Summary (beginning on page 22), which highlights the strong year we had in 2022, the importance of our Contract Value (also referred to herein as “CV”) metric, our pay-for-performance approach, and our compensation practices, all of which we believe are relevant to stockholders as they consider their votes on Proposal Two (advisory vote on executive compensation, or “Say on Pay”)
•The Compensation Setting Process for 2022 (beginning on page 25)
•Other Compensation Policies and Information (beginning on page 31)
The CD&A is followed by the Compensation Tables and Narrative Disclosures, which report and describe the compensation and benefit amounts paid to our NEOs in 2022.
EXECUTIVE SUMMARY
2022 – Strong Performance in a Volatile Year

Gartner again delivered strong performance in 2022 despite global uncertainty and volatility. We performed well across our business segments. Contract Value grew 12% on an FX neutral basis. We saw strong performances in revenue, EBITDA1, and free cash flow2 and our operating strength drove stock price appreciation that outpaced the S&P 500 and our proxy peer group.

Research continued to be our largest and most profitable business segment. Research was up 16% year-over-year in revenue on an FX neutral basis. Contract Value, which we believe is our most important business metric, grew 12% in 2022 on an FX neutral basis. Contract Value of Global Technology Sales, or GTS, which serves executives and their teams within IT, grew 10%, while Contract Value of Global Business Sales, or GBS, which services executives and their teams beyond IT, grew an impressive 19%.

Our Conferences business also delivered strong performance in 2022. In the second half of 2022, we pivoted back to in-person for nearly all our conferences and the feedback was excellent. Most in-person conferences were sold out in 2022. Conferences revenue grew 90% in 2022 on an FX neutral basis.

1     In this Proxy Statement, EBITDA refers to adjusted EBITDA, which represents GAAP net income (loss) adjusted for: (i) interest expense, net; (ii) gain on event insurance cancellation claims, as applicable; (iii) tax provision/benefit; (iv) other expense/income, net; (v) stock-based compensation expense; (vi) depreciation, amortization, and accretion; (vii) loss on impairment of lease related assets, net, as applicable; and (viii) acquisition and integration charges and certain other non-recurring items.

2 Free cash flow represents cash provided by operating activities determined in accordance with GAAP less payments for capital expenditures.

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Compensation Discussion & Analysis
Our Consulting business, which is an important extension of our IT Research business, grew 22% in 2022 on an FX neutral basis. We exited the year with strong backlog and pipeline.

Due to a combination of strong top-line growth and continued focus on our operating expenses, we generated significant EBITDA and free cash flow in 2022. EBITDA3 grew 19% year-over-year on an FX neutral basis to almost $1.5 billion. We generated almost $1 billion of free cash flow,3 and we returned more than that to stockholders through our stock repurchases.

We accomplished these strong results while also increasing our investment in our people. We grew our team by about 2,900 associates during 2022 and ended the year with the lowest percentage of open positions ever.

Overall, Gartner delivered another strong year of performance in 2022. We believe we are well-prepared as we enter 2023 and are well-positioned to drive growth far into the future.
Contract Value–A Unique Key Performance Metric for Gartner

Contract Value represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.

Unique to Gartner, CV is our single most important performance metric. It focuses our executives on driving short-term actions that result in long-term success for our business and stockholders. We believe that CV growth is our best, most informed and leading indicator of long-term Research revenue growth.

Our Research business comprised 84% of our overall revenue in 2022 (87% in 2021) and is also our highest contribution margin business (74% for both 2022 and 2021). Further, the majority of our Research contracts are multi-year agreements, and our Research enterprise client retention and wallet retention are consistently high. As a result, CV is predictive of revenue highly likely to recur over a 3 – 5 year period, and a high CV growth rate translates to high, long-term revenue and profit growth. In addition, many of our clients pay us upfront when they purchase our research subscription services, which drives strong cash flow. For all these reasons, the Board believes that CV growth, which translates to Research revenue growth, is the most important driver of the Company’s profit growth.

Accordingly, growing CV drives both short-term and long-term corporate performance and stockholder value. As such, all Gartner executives and associates are focused on growing CV, ensuring alignment with our stockholder on the long-term success of the Company.

3 Reconciliations for these EBITDA and free cash flow values to the most directly comparable GAAP measures are available on investor.gartner.com.

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Compensation Discussion & Analysis
Key Attributes of our Executive Compensation Program – Pay for Performance

Our executive compensation plan design has successfully motivated senior management to drive outstanding corporate performance since it was first implemented in 2006. It is heavily weighted towards incentive compensation.
Key features of our compensation program are as follows:

✓	100% of executive incentive awards, including annual bonus and equity awards, are performance-based.
✓	70% of executive equity awards, and 100% of executive bonus awards are subject to forfeiture in the event the Company fails to achieve performance objectives established by the Compensation Committee.
✓	93% of the CEO’s target total compensation (84% in the case of other NEOs) is in the form of incentive compensation (bonus and equity awards).
✓	85% of our CEO’s target total compensation (69% in the case of other NEOs) is in the form of equity awards, with a focus on long-term performance.
✓
We use a longer than typical vesting period of 4 years on earned equity awards, with awards subject to increases or decreases in value based upon stock price movement to ensure alignment with stockholders over the long-term.

Our Compensation Best Practices

Our compensation practices motivate our executives to achieve our operating plans and execute our corporate strategy without taking undue risks. These practices, which are consistent with “best practices” trends, include the following:

✓	Independent Compensation Consultant. The Compensation Committee retains an independent compensation consultant to review and advise on executive compensation matters.
✓	Risk Assessment. Annually assess the Company’s compensation policies to ensure that the features of our program do not encourage undue risk.
✓	At Will Executives. All executive officers are “at will” employees and only our CEO has an employment agreement.
✓	Performance-based Compensation. High percentage of performance-based pay, with robust performance goals.
✓	Cap on Incentive Awards. Incentive compensation awards are capped at two times target.
✓	Longer Vesting Compared to Industry. Equity awards vest at 25% per year over four years to encourage retention.
✓	Stock Ownership Guidelines. Robust ownership guidelines for directors and executive officers.
✓	Limited Perks. Benefits provided are consistent with other employees, with exception to the CEO’s car allowance, which is provided per his employment agreement.
✓	Clawback Policy. Clawback policy applicable to all executive incentive compensation (cash bonus and equity awards).
✓	Holding Requirements. 50% of net after tax shares from all released equity awards are required to be held by a Director or executive officer until stock ownership guidelines are satisfied.
✓	No Single-Trigger on Change in Control. Equity awards vest upon double-trigger, requiring both a change in control and qualifying termination.
✓	No Hedging or Pledging. We prohibit our executives from hedging or pledging with respect to company securities.
✓	No Excise Tax Gross Ups. We do not provide any tax gross ups for severance benefits provided to our executives.
✓	No Equity Awards Issued to Directors or Executive Officers During Closed Trading Windows.
Effect of Stockholder Advisory Vote on Executive Compensation, or Say on Pay

2022 Say on Pay Approval = 94% of votes cast
The Board has resolved to present Say on Pay proposals to stockholders on an annual basis, respecting the sentiment of our stockholders as expressed in 2017. This year we are asking our stockholders once again to indicate their preference

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Compensation Discussion & Analysis
for the frequency of Say on Pay proposals in Proposal Three (advisory vote on the frequency of Say on Pay proposals). As reflected by our Board’s recommendation in Proposal Three, the Company is committed to annual Say on Pay proposals. The Company and the Compensation Committee will consider the results of this year’s advisory Say on Pay proposal in future executive compensation planning activities. Over the past several years, stockholders have been consistent in their strong support of our executive compensation program. We also engage our stockholders from time to time to solicit their feedback on executive compensation and corporate governance matters. As such, no changes were made to the core structure of our compensation program as a result of the 2022 Say on Pay vote.
COMPENSATION SETTING PROCESS FOR 2022
This section explains the objectives of the Company’s compensation policies; what the compensation program is designed to reward; each element of compensation and why the Company chooses to pay each element; how the Company determines the amount (and, where applicable, the formula) for each element of pay; and how each compensation element and the Company’s decisions regarding that element fit into the Company’s overall compensation objectives and affect decisions regarding other elements.
The Objectives of the Company’s Compensation Policies

The objectives of our compensation policies are threefold:
➣	To attract, motivate and retain highly talented, creative and entrepreneurial individuals by paying market-based compensation.
➣
To motivate our executives to maximize the performance of our Company through pay-for-performance compensation components based on the achievement of corporate performance targets that are aggressive, but attainable, given economic conditions.

➣	To ensure that, our compensation structure and levels are reasonable from a stockholder perspective.
What the Compensation Program Is Designed to Reward
Our guiding philosophy is to provide a significant portion of executive compensation linked to corporate performance, thereby ensuring alignment and focus on Gartner’s performance. In addition, we believe that the design of the total compensation package must be competitive with the marketplace from which we hire our executive talent in order to achieve our objectives and attract and retain individuals who are critical to our long-term success. Our talent segment continues to be very competitive.
Our compensation program for executive officers is designed to compensate individuals for achieving and exceeding corporate performance objectives collectively. We believe this type of compensation encourages outstanding team performance (not simply individual performance), which builds stockholder value.
Both short-term and long-term incentive compensation is earned by executives only upon the achievement of certain measurable performance objectives that are deemed by the Compensation Committee and management to be critical to the Company’s short-term and long-term success. The amount of compensation ultimately earned will increase or decrease depending upon Company performance and the underlying price of our Common Stock (in the case of long-term equity-based incentive compensation).

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Compensation Discussion & Analysis
Principal Compensation Elements and Objectives
To achieve the objectives noted above, our executive compensation program consists of three principal elements:

Base Salary	➣	Pay competitive salaries to attract and retain the executive talent necessary to develop and implement our corporate strategy and business plan.
	➣	Reflect responsibilities of the position, experience of the executive and the marketplace in which we compete for talent.
Short-Term Incentive Compensation (cash bonuses)	➣	Motivate executives to generate outstanding performance and achieve or exceed annual operating plan.
	➣	Align compensation with results.
Long-Term Incentive Compensation (equity awards)	➣	Ensure rewards are commensurate with long-term performance and promote retention.
	➣	Align executive rewards with long-term stock price appreciation.
	➣	Facilitate the accumulation of Gartner shares by executives, thereby enhancing ownership and ensuring greater alignment with stockholders.
How the Company Determines Executive Compensation
In General
The Compensation Committee established performance objectives for short-term (bonus) and long-term (equity) incentive awards at levels that it believed would motivate performance and be adequately challenging. The target performance objectives were intended to drive the level of performance necessary to enable the Company to achieve its operating plan for 2022.

The Compensation Committee believes that using a one-year performance period for our long-term incentive awards helps accelerate growth and sustain performance. If we have a strong year, the goals for the following year are established on top of the high bar that was already set. If we had a three-year performance period and the Company overachieved in the first year, the bar would be set lower in years 2 and 3 and might demotivate our executives. A three-year performance period may also be less aggressive if business cycle risks are factored into long-term goals, while a one-year performance period allows us more readily to factor in changes in market conditions, including, for example, an unexpected shift in the economy resulting from a pandemic. In addition, our one-year performance period, based on CV, already considers multi-year revenue that is likely to occur.
The short-term and long-term incentive objectives provide executives with an opportunity to increase their total compensation package based upon the over-achievement of Company performance; similarly, in the case of under-achievement of Company performance, the value of incentive awards will fall below their target value, decreasing the total compensation opportunity. In addition, we assign a greater weighting to long-term awards than short-term awards in order to promote long-term decision-making to deliver top corporate performance, align management to stockholder interests and retain executives. We believe that long-term equity-based awards with vesting terms that are based on the achievement of pre-set financial targets and additional time-vesting serve as a strong retention incentive.
Determining Awards
Salary, short-term and long-term incentive compensation levels for executive officers (other than the CEO) are recommended by the CEO and are subject to approval by the Compensation Committee. In formulating his recommendation to the Compensation Committee, the CEO undertakes a performance review of these executives and considers input from human resources personnel at the Company, as well as benchmarking data from the compensation consultant and external market data (discussed below).
Salary, short-term and long-term incentive compensation levels for the CEO are established by the Compensation Committee within the parameters of Mr. Hall’s employment agreement with the Company. In making its determination with respect to Mr. Hall’s compensation, the Compensation Committee evaluates his performance in conjunction with the Governance Committee and after soliciting additional input from the Chairman of the Board and other directors; considers input from the Committee’s compensation consultant; and reviews benchmarking data pertaining to CEO compensation practices at our peer companies and general trends. See Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement below for a detailed discussion of Mr. Hall’s agreement.

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Compensation Discussion & Analysis
Benchmarking and Peer Group
Executive compensation planning for 2022 began mid-year in 2021. The Compensation Committee approved the peer group of companies to be used for executive compensation benchmarking purposes and other relevant analyses (the “Peer Group”) for pay decisions effective for 2022.

The Compensation Committee reviews the Peer Group annually to ensure comparability based on Gartner’s operating characteristics, labor market relevance and revenue scope. In 2021, following a review of the Peer Group, the Compensation Committee approved modest adjustments to the Peer Group including the elimination of two companies and the addition of three new companies to better reflect Gartner’s size and operating characteristics. The revised Peer Group includes 20 publicly-traded companies that are similar to Gartner in terms of revenues, business model, and with whom Gartner competes for executive talent. At the time of the analysis, Gartner’s revenue ranked at the 57th percentile relative to the Peer Group. The 2021 Peer Group serves as the basis of the executive benchmarking and 2022 target total compensation adjustments.
The Peer Group companies included:

Adobe Inc.	Akamai Technologies, Inc.*	Aon plc	Autodesk, Inc.	Cadence Design System

Citrix Systems, Inc.**	Equifax Inc.	IHS Markit Ltd.**	Intuit Inc.	Moody’s Corporation

Nielsen Holdings plc	ServiceNow, Inc.	Splunk Inc.*	SS&C Technologies Holdings, Inc.	Synopsys Inc.

The Interpublic Group Companies, Inc.	Thomson Reuters Corporation	Verisk Analytics, Inc.	VMWare, Inc.	Workday, Inc.*
Salesforce, Inc. was eliminated from the Peer Group and Nuance Communication was acquired.
*New peer company added.
**For 2023, Citrix Systems, Inc. and IHS Markit Ltd. have been dropped due to acquisitions in 2022.
Our Compensation Committee commissioned Exequity, its independent compensation consultant, to perform a competitive analysis of our executive compensation practices relative to the Peer Group, the primary reference, and secondarily to survey data. Exequity’s findings were considered by the Compensation Committee and by management for 2022 executive compensation planning. The compensation study utilized market data from Aon/Radford’s Total Compensation Measurement database.
The Compensation Committee does not target NEO’s pay to a specified percentile relative to the Peer Group, but rather reviews Peer Group market data at the 25th, 50th and 75th percentile for each element of compensation, including Base Salary, Target Total Cash (Base Salary plus Target Bonus) and Target Total Compensation (Target Total Cash plus long-

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Compensation Discussion & Analysis
term incentives). Individual total target compensation may be higher or lower than the 50th percentile based on a number of factors, including experience and tenure, retention and succession planning considerations. In addition to the compensation benchmarking, the Compensation Committee considers Company and individual performance and internal equity in evaluating and determining executive compensation recommendations.
In addition, the Compensation Committee annually reviews an analysis conducted by Exequity that evaluates the connection between Gartner’s NEO pay and Company performance as measured by Total Shareholder Return and Shareholder Value. The analysis considers both 1-year and 3-year pay and performance for Gartner relative to the Peer Group. The findings indicated that pay realized by Gartner’s NEOs are aligned with Company performance.
Executive Compensation Elements Generally
Pay Mix
The following charts illustrate the relative mix of target compensation elements for the NEOs in 2022. Long-term incentive compensation consists of stock-settled stock appreciation rights (“SARs”) and performance-based restricted stock units (“PSUs”), and represents a large majority of compensation provided to our NEOs (85% to the CEO and 69% to all other NEOs). We weight compensation more heavily towards long-term incentives because it contributes to the delivery of top performance over the long-term and the retention of employees more than any other element of compensation.
Base Salary
We set base salaries of executive officers when they join the Company or are promoted to an executive role, by evaluating the responsibilities of the position, the experience of the individual (both previously and in-role at Gartner) and the marketplace in which we compete for executive talent. In addition, where possible, we consider salary information for comparable positions from our Peer Group or other available market data sources. In determining whether to award salary merit increases, we consider published projected U.S. salary increase data for the technology industry and general market, as well as available world-wide salary increase data. Mr. Hall’s base salary is established each year by the Compensation Committee after completion of Mr. Hall’s performance evaluation for the preceding year. The following table sets forth the 2021 and 2022 base salary of each NEO and the corresponding year-over-year percentage increase:

NEO	2021 Base Salary ($)	2022 Base Salary ($)(1)	Percentage Increase
Eugene A. Hall	935,443	935,443	0.0%
Craig W. Safian	630,000	648,900	3.0%
Alwyn Dawkins	520,000	535,600	3.0%
Scott Hensel	510,000	525,300	3.0%
Robin Kranich	520,000	535,600	3.0%

Jules P. Kaufman	520,000	535,600	3.0%
(1)Effective as of April 1, 2022.

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Compensation Discussion & Analysis
Short-Term Incentive Compensation (Cash Bonuses)
All annual bonuses to executive officers are granted pursuant to Gartner’s Executive Performance Bonus Plan. The plan is designed to motivate executive officers to achieve goals relating to the performance of Gartner, its subsidiaries or business units, or other objectively determinable goals, and to reward them when those objectives are satisfied. We believe that the relationship between proven performance and the amount of short-term incentive compensation paid promotes, among executives, decision-making that increases stockholder value and promotes Gartner’s success.
Bonus targets for all NEOs, including Mr. Hall, were based solely upon achievement of 2022 company-wide financial performance objectives (with no individual performance component). The financial objectives and weightings used for 2022 executive officer bonuses were:
•Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), which measures overall profitability from business operations (weighted 50%), on a foreign exchange neutral basis, and
•Revenue, which measures our ability to generate revenue growth on an annual basis (weighted 50%), on a foreign exchange neutral basis.
For 2022, each NEO was assigned a bonus target that was expressed as a percentage of salary, which varied from 90% to 120% of salary depending upon the executive’s level of responsibility and in a majority of the cases was 5% greater than the previous year. Our NEOs’ 2022 annual bonus targets as a percentage of base salary were 120% for Mr. Hall; and 90% for each of Messrs. Safian, Dawkins, Hensel and Kaufman and Ms. Kranich. The maximum payout for the 2022 bonus was 200% of target if the maximum level of EBITDA and Revenue were achieved; the threshold payout was $0 if minimum levels were not achieved; if EBITDA and Revenue levels are achieved between threshold and target or target and maximum, interpolation is used to determine the payout of the bonus. The following table sets forth the threshold, target and maximum payout amounts for each NEO:

NEO	Threshold ($)	Target ($)	Maximum ($)
Eugene A. Hall	0	1,122,531	2,245,062
Craig W. Safian	0	584,010	1,168,020
Alwyn Dawkins	0	482,040	964,080
Scott Hensel	0	472,770	945,540
Robin Kranich	0	482,040	964,080

Jules P. Kaufman	0	482,040	964,080
The chart below describes the performance metrics applicable to our 2022 short–term incentive compensation plan. In February 2023, the Compensation Committee certified that the results for each performance metric under the bonus plan as follows:

2022 Performance Objective/ Weight	< Minimum (0%)	Target (100%)	=/> Maximum (200%)	Actual Results
2022 EBITDA/50%	$700 million	$1,034 million	$1,195 million	$1,508 million
2022 Revenue/50%	$4,213 million	$5,171 million	$5,350 million	$5,605 million
For both the EBITDA and Revenue components, the results above translated to a payout percentage of 200%. Based on these results, the Compensation Committee determined that earned bonuses for each NEO were 200% of target bonus amounts, except that, in accordance with Mr. Kaufman’s separation agreement, he received a payment based on his pro-rated target bonus in the amount of $356,360. These payments were made in February 2023. See Summary Compensation Table – Non-Equity Incentive Plan Compensation for the cash bonuses earned by our NEOs in 2022 based on performance and their respective bonus targets.

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Compensation Discussion & Analysis
Long-Term Incentive Compensation (Equity Awards)
Promoting stock ownership is a key element of our compensation program philosophy. Stock-based incentive compensation ensures focus on value creation, promotes retention and aligns management with stockholder interests. We have evaluated different types of long-term incentives based on their motivational value, cost to the Company and appropriate share utilization under our stockholder-approved 2014 Long-Term Incentive Plan (the “2014 Plan”) and have determined that SARs and PSUs create the right balance of motivation, retention and alignment with stockholders and share utilization.
SARs permit executives to realize value based on an increase in the Company’s stock price over time, promoting alignment with stockholders. SAR value can be realized only after the SAR vests. Our SARs are stock-settled with a seven-year exercise term. When the SAR is exercised, the executive receives shares of our Common Stock equal in value to the aggregate appreciation in the price of our Common Stock from the date of grant to the exercise date for all SARs exercised. Therefore, SARs only have value to the extent the price of our Common Stock exceeds the grant price of the SAR. In this way, SARs motivate our executives to increase stockholder value and thus align their interests with those of our stockholders.

PSUs offer executives the opportunity to receive our Common Stock contingent on the achievement of performance goals and continued service over the vesting period. PSU recipients are eligible to earn a target number of restricted stock units only if stipulated one-year performance goals are achieved during the year of grant. The amount of units earned can increase if the Company over-performs (up to 200% of their target number of units) or decrease (including resulting in no award of units) if the Company under-performs. Following the Compensation Committee’s assessment of the Company’s performance, the vesting of the units earned will remain subject to the recipient’s continued service through each of the first four anniversaries of the award grant date. PSUs encourage executives to increase stockholder value while promoting executive retention over the long-term. Earned shares have value even if our Common Stock price does not increase, which is not the case with SARs.
The value of long-term incentive awards granted to executives each year is based on several factors, including external market practices, the Company’s financial performance, the value of awards granted in prior years, succession considerations and individual performance. For 2022, the Compensation Committee increased the target value of the LTI awards for NEOs from last year based on consideration of these factors. The CEO’s target LTI award increased by 12.0%, Mr. Safian’s target LTI award increased by 10.9% and Messrs. Dawkins, Hensel and Kaufman and Ms. Kranich’s target LTI awards increased by 11.4%.
Consistent with weightings in prior years, when the compensation program was established in early 2022, 30% of each executive’s long-term incentive compensation award value was granted in SARs and 70% was granted in PSUs. PSUs deliver value utilizing fewer shares than SARs since the executive can earn the full share rather than just the appreciation in value over the grant price. Additionally, the cost efficiency of PSUs enhances the Company’s ability to conservatively utilize the 2014 Plan share pool and ensure alignment between pay and Company performance, which is why we conveyed a larger portion of the 2022 overall long-term incentive compensation value in PSUs rather than in SARs. For purposes of determining the number of SARs awarded, the allocated SAR award value is divided by the Black-Scholes-Merton valuation on the date of grant using assumptions appropriate on that date. For purposes of determining the target number of PSUs awarded, the allocated target PSU award value is divided by the closing price of our Common Stock on the date of grant as reported by the New York Stock Exchange.
All SARs and PSUs vest 25% per year commencing one year from grant date and on each anniversary thereof, subject to continued service on the applicable vesting date. We believe that this vesting schedule effectively focuses our executives on delivering long-term value growth for our stockholders and drives retention. The maximum payout for the 2022 PSUs was 200% of target if the maximum level of CV was achieved; the PSUs are subject to forfeiture if minimum levels of performance are not achieved.
The chart below describes the performance metrics applicable to the PSU portion of our 2022 long–term incentive compensation element measured on a foreign exchange neutral basis. When adopting the performance metrics, the Compensation Committee expressly reserved the authority to adjust the performance goals as it determined to be

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Compensation Discussion & Analysis
necessary or appropriate to reflect and be consistent with the actual or expected effect of any merger, acquisition and divestiture activity. In February 2023, the Compensation Committee certified the result as follows:

2022 Performance Objective/Weight	< Minimum (0%) (1)	Target (100%) (1)	=/> Maximum (200%) (1)	Actual (measured at 12/31/22)	Actual Growth YOY (2)
Contract Value/100%	$3,736 million	$4,608 million	$4,815 million	$4,660 million	12.3%
(1)    The performance goals were adjusted by the Compensation Committee to reflect the effect of the Company exiting its business in Russia (the "Russia Exit").
(2)    The growth rate is adjusted for the effect of the Russia Exit.
Actual CV certified by the Compensation Committee in early 2023 was $4,660 million, exceeding the target amount. Based on this, the Compensation Committee determined that 131.5% of the target number of PSUs was earned based on the established performance goals, with 25% of the earned awards vested on the first anniversary of the grant date, except that, in accordance with Mr. Kaufman’s separation agreement, his PSU award vested at target and was subject to a proration equal to 8/12ths based on his active employment in the year. See Grants of Plan-Based Awards Table – Possible Payouts Under Equity Incentive Plan Awards and accompanying footnotes below for the actual number of SARs and PSUs awarded to our NEOs.
Additional Compensation Elements

We maintain a non-qualified deferred compensation plan for our highly compensated employees, including our executive officers, to assist eligible participants with retirement and tax planning by allowing them to defer compensation in excess of amounts permitted to be deferred under our 401(k) plan. The non-qualified deferred compensation plan allows eligible participants to defer up to 50% of base salary and/or 100% of bonus to a future period. In addition, as a further inducement to participate in this plan, the Company presently matches contributions by executive officers, subject to certain limits. For more information concerning this plan, see Non-Qualified Deferred Compensation Table and accompanying narrative and footnotes below.
In order to further achieve our objective of providing a competitive compensation package with greater retention value, we provide various other benefits to our executive officers that are typically available to, and expected by, persons in senior business roles. Our basic executive perquisites program includes 35 days paid time off (PTO) annually, severance and change in control benefits (discussed below) and relocation services where necessary due to a promotion. Our executive officers are also entitled to participate in other benefits programs that are available to all U.S. associates, including our employee stock purchase plan and our healthcare plans, as well as receive 401(k) match. Mr. Hall’s perquisites, severance and change in control benefits are governed by his employment agreement with the Company, which is discussed in detail below under Certain Employment Agreements with Executive Officers – Mr. Hall - Employment Agreement. For more information concerning perquisites, see Other Compensation Table and accompanying footnotes below. For more information concerning payments to Mr. Kaufman in connection with his separation, see Certain Employment Agreements with Executive Officers – Mr. Kaufman - Separation Agreement.
OTHER COMPENSATION POLICIES AND INFORMATION
Executive Stock Ownership and Holding Period Guidelines
In order to align management and stockholder interests, the Company has adopted stock ownership guidelines for our executive officers as follows: the CEO is required to hold shares of Common Stock with a value at least equal to six (6) times his base salary, and all other executive officers are required to hold shares of Common Stock with a value at least equal to three (3) times their base salary. For purposes of computing the required holdings, shares directly held, as well as vested and unvested restricted stock units and earned PSUs are counted, but not options or SARs.
Additionally, the Company imposes a holding period requirement on our executive officers. If an executive officer of the Company is not in compliance with the stock ownership guidelines, the executive is required to maintain ownership of at least 50% of the net after-tax shares of Common Stock acquired from the Company pursuant to all equity-based awards

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Compensation Discussion & Analysis
received from the Company, until such individual’s stock ownership requirement is met. At December 31, 2022, all the NEOs were in compliance with these guidelines.
Clawback Policy
The Company has adopted a clawback policy which provides that the Board (or a committee thereof) may seek recoupment on behalf of the Company from a current or former executive officer of the Company who engages in fraud, omission or intentional misconduct that results in a required restatement of any financial reporting under the securities or other laws, and that the cash-based or equity-based incentive compensation paid to the officer exceeds the amount that should have been paid based upon the corrected accounting restatement, resulting in an excess payment. Recoupment includes the reimbursement of any cash-based incentive compensation (bonuses) paid to the executive, cancellation of vested and unvested incentive-based equity awards and reimbursement of any gains realized on the sale of released stock unit awards and the exercise of stock options or stock appreciation rights and subsequent sale of underlying shares. The Company intends to timely adopt a clawback policy consistent with the requirements of the final New York Stock Exchange listing standards implementing Exchange Act Rule 10D-1.
Hedging and Pledging Policies
The Company’s Insider Trading Policy prohibits all directors, executive officers and other employees from engaging in any short selling, hedging and/or pledging transactions with respect to Company securities.
Accounting and Tax Impact
Section 162(m) of the Internal Revenue Code generally prohibits the Company from claiming a deduction on its federal income tax return for compensation in excess of $1,000,000 paid in a given fiscal year to certain current and former executive officers. While the Compensation Committee carefully considers the cost to the Company of maintaining the deductibility of all compensation, it also desires the flexibility to reward executive officers in a manner that enhances the Company’s ability to attract and retain individuals, as well as to create longer term value for stockholders. Thus, income tax deductibility is only one of several factors the Compensation Committee considers in making decisions regarding the Company’s executive compensation program.

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Compensation Discussion & Analysis
COMPENSATION COMMITTEE REPORT
The Compensation Committee of the Board of Directors of Gartner, Inc. has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 and the Company’s proxy statement for the 2023 Annual Meeting of Stockholders.
Compensation Committee of the Board of Directors
Anne Sutherland Fuchs
Raul E. Cesan
Eileen M. Serra

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COMPENSATION TABLES AND NARRATIVE DISCLOSURES
All compensation data contained in this Proxy Statement is stated in U.S. Dollars.
Summary Compensation Table
This table describes compensation of our NEOs in the years indicated. As you can see from the table and consistent with our compensation philosophy discussed above, long-term incentive compensation in the form of equity awards comprises a significant portion of total compensation.

Name and Principal Position	Year	Base Salary ($) (1)	Stock Awards ($) (2)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (1) (3)	All Other Compensation ($) (4)	Total ($)
Eugene A. Hall, Chief Executive Officer	2022	935,443	8,472,416	3,631,046	2,245,063	168,170	15,452,138
	2021	928,631	7,564,661	3,241,991	2,245,063	115,822	14,096,168
	2020	908,197	7,273,710	3,117,322	1,192,009	103,867	12,595,105
Craig W. Safian, EVP, Chief Financial Officer	2022	644,175	2,434,104	1,043,128	1,168,020	69,079	5,358,506
	2021	622,500	2,195,137	940,770	1,071,000	50,400	4,879,807
	2020	600,000	2,090,592	896,007	637,500	43,543	4,267,642
Alwyn Dawkins, EVP, Global Business Sales	2022	531,700	1,475,729	632,448	964,080	61,012	3,664,969
	2021	513,750	1,324,814	567,764	884,000	42,612	3,332,940
	2020	495,000	1,261,639	540,740	525,938	37,787	2,861,103
Scott Hensel, EVP, Global Services & Delivery	2022	521,475	1,475,729	632,448	945,540	59,657	3,634,849
Robin Kranich, EVP, Chief Human Resources Officer	2022	531,700	1,475,729	632,448	964,080	61,464	3,665,421
	2021	513,750	1,324,814	567,764	884,000	41,588	3,331,916
	2020	495,000	1,261,639	540,740	525,938	35,923	2,859,239

Jules P. Kaufman, Former EVP, General Counsel & Secretary	2022	531,700	1,475,729	632,448	0	1,001,465	3,641,343
	2021	517,500	1,324,814	567,764	884,000	41,100	3,335,178
	2020	510,000	1,249,911	535,711	510,000	36,035	2,841,657
(1)All NEOs elected to defer a portion of their 2022 salary and/or 2022 bonus under the Company’s Non-Qualified Deferred Compensation Plan. Amounts reported include the 2022 deferred portion, and does not include amounts, if any, released in 2022 from prior years’ deferrals. See Non-Qualified Deferred Compensation Table below.
(2)Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of performance-based restricted stock units, or PSUs (Stock Awards), and stock-settled stock appreciation rights, or SARs (Option Awards), granted to the NEOs. The value reported for the 2022 PSU awards in the Stock Awards column is based upon the probable outcome of the performance objective as of the grant date, which is consistent with the grant date estimate of the aggregate compensation cost to be recognized over the service period, excluding the effect of forfeitures, for the target grant date award value. The grant date fair value of all 2022 PSUs, assuming attainment of the highest level of the performance conditions, which is capped at 200% of target, is as follows: $16,944,832 (Mr. Hall); $4,868,208 (Mr. Safian); $2,951,458 (Messrs. Dawkins, Hensel, and Kaufman and Ms. Kranich). All equity grants are subject to forfeiture. See footnote (2) to Grants of Plan-Based Awards Table below for additional information. See also Note 10 – Stock-Based Compensation - in the Notes to Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2022 for additional information about the assumptions made in determining these values.
(3)For 2022, represents performance-based cash bonuses earned on December 31st and paid in February 2023. See footnote (1) to Grants of Plan-Based Awards Table below for additional information. For Mr. Kaufman, pursuant to his separation agreement, he received a payment based on his pro-rated target bonus in the amount of $356,360, which is reported under the column All Other Compensation. See also footnote (3) to Other Compensation Table below.

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Compensation Tables and Narrative Disclosures
(4)See Other Compensation Table below for additional information.
Other Compensation Table
This table describes each component of the All Other Compensation column in the Summary Compensation Table for 2022.

Name	Company Match Under Defined Contribution Plans ($) (1)	Company Match Under Non-qualified Deferred Compensation Plan ($) (2)	Other ($) (3)	Total ($)
Eugene A. Hall	7,200	120,020	40,950	168,170
Craig W. Safian	7,200	61,407	472	69,079
Alwyn Dawkins	7,200	49,428	4,384	61,012
Scott Hensel	7,200	48,339	4,118	59,657
Robin Kranich	7,200	49,428	4,836	61,464

Jules P. Kaufman	7,200	49,428	944,837	1,001,465

(1)Represents the Company’s 4% matching contribution to the NEO’s 401(k) account (subject to limitations).
(2)Represents the Company’s matching contribution to the NEO’s contributions to our Non-Qualified Deferred Compensation Plan. See Non-Qualified Deferred Compensation Table below for additional information.
(3)Includes the perquisites and benefits specified below.
For Mr. Hall, includes a car allowance of $35,251 per the terms of his employment agreement.
For Messrs. Hall, Dawkins and Hensel, and Ms. Kranich, received a tax gross-up payment of $1,690 that the Company paid to each of them on an after-tax basis for the income imputed due to their guest’s trip to the Company’s Winner’s Circle, which is a reward event for the Company’s top sales associates.
For Mr. Kaufman, pursuant to his separation agreement, (i) 52 weeks of salary continuation of his base salary totaling $535,600 (less applicable taxes and withholdings), (ii) a payment based on his pro-rated target bonus in the amount of $356,360, (iii) $678 for reimbursement of COBRA expenses related to continued election of dental coverage, and (iv) $51,500 for his accrued but unused vacation days.

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Compensation Tables and Narrative Disclosures
Grants of Plan-Based Awards Table
This table provides information about awards made to our NEOs in 2022 pursuant to non-equity incentive plans (our short-term incentive cash bonus program) and equity incentive plans (performance restricted stock units (PSUs), and stock appreciation rights (SARs) awards comprising long-term incentive compensation under our 2014 Plan).

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All other option awards: Number of securities underlying options (#SAR’s) (2)	Exercise or Base Price of Option Awards ($) (3)	Grant Date Fair Value of Stock and Option Awards ($) (4)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#PSU’s)	Maximum (#PSU’s)
Eugene A. Hall	2/9/22	—	—	—	0	27,971	55,942	—	—	8,472,416
	2/9/22	—	—	—	—	—	—	39,230	302.90	3,631,046
		0	1,122,531	2,245,062	—	—	—	—	—	—
Craig W. Safian	2/9/22	—	—	—	0	8,036	16,072	—	—	2,434,104
	2/9/22	—	—	—	—	—	—	11,270	302.90	1,043,128
		0	584,010	1,168,020	—	—	—	—	—	—
Alwyn Dawkins	2/9/22	—	—	—	0	4,872	9,744	—	—	1,475,729
	2/9/22	—	—	—	—	—	—	6,833	302.90	632,448
		0	482,040	964,080	—	—	—	—	—	—
Scott Hensel	2/9/22	—	—	—	0	4,872	9,744	—	—	1,475,729.00
	2/9/22	—	—	—	—	—		6,833	302.90	632,448.00
		0	472,770	945,540	—	—	—	—	—	—
Robin Kranich	2/9/22	—	—	—	0	4,872	9,744	—	—	1,475,729
	2/9/22	—	—	—	—	—	—	6,833	302.90	632,448
		0	482,040	964,080	—	—	—	—	—	—

Jules P. Kaufman	2/9/22	—	—	—	0	4,872	3,248	—	—	1,475,729
	2/9/22	—	—	—	—	—	—	6,833	302.90	632,448
		0	482,040	964,080	—	—	—	—	—	—
(1)     Represents cash bonuses that could have been earned in 2022 based solely upon achievement of specified financial performance objectives for 2022 and ranging from 0% (threshold) to 200% (maximum) of target (100%). Bonus targets (expressed as a percentage of base salary) were 120% for Mr. Hall, and 90% for each of Messrs. Safian, Dawkins, Hensel and Kaufman and Ms. Kranich. Performance bonuses earned in 2022 for Messrs. Hall, Safian, Dawkins and Hensel, and Ms. Kranich and paid in February 2023 were adjusted to 200% of their target bonus. Pursuant to his separation agreement, Mr. Kaufman received a payment based on his pro-rated target bonus in the amount of $356,360. The cash bonuses are reported under Non-Equity Incentive Plan Compensation in the Summary Compensation Table, and Mr. Kaufman’s payment is reported under All Other Compensation in the Summary Compensation Table. See Short-Term Incentive Compensation (Cash Bonuses) in the CD&A for additional information.
(2)Represents the number of PSUs and SARs awarded to the NEOs on February 9, 2022. The target number of PSUs (100%) for the annual PSU award was subject to adjustment ranging from 0% (threshold) to 200% (maximum) based solely upon achievement of an associated financial performance objective, and, except for Mr. Kaufman, was adjusted to 131.5% of target in February 2023. The adjusted number of such PSUs awarded was: Mr. Hall – 36,781; Mr. Safian – 10,567; Messrs. Dawkins and Hensel and Ms. Kranich – 6,406. The final number of PSUs awarded to Mr. Kaufman was 3,248 pursuant to his separation agreement. All PSUs and SARs vest 25% per year commencing one year from grant, subject to continued employment on the vesting date except in the case of death, disability and retirement. See Long-Term Incentive Compensation (Equity Awards) in the CD&A for additional information.
(3)Represents the closing price of our Common Stock on the NYSE on the grant date.
(4)See footnote (2) to the Summary Compensation Table.

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Compensation Tables and Narrative Disclosures
Certain Employment Agreements with Executive Officers
Our Chief Executive Officer, Mr. Hall, is a party to a long-term employment agreement with the Company, and our former Executive Vice President, General Counsel & Secretary, Mr. Kaufman is a party to a separation agreement with the Company. No other NEO has an employment agreement with the Company.
Mr. Hall – Employment Agreement
The Company and Mr. Hall are parties to the Second Amended and Restated Employment Agreement, dated February 14, 2019, as amended on April 29, 2021, pursuant to which Mr. Hall serves as chief executive officer of the Company until December 31, 2026 (the “CEO Agreement”). The CEO Agreement provides for automatic one year renewals commencing on January 1, 2027, and continuing each year thereafter, unless either party provides the other with at least 60 days prior written notice of an intention not to extend the term.
Under the CEO Agreement, Mr. Hall initially was entitled to the following annual compensation components:

Component	Description
Base Salary	➣	$908,197, subject to adjustment on an annual basis by the Compensation Committee
Target Bonus	➣	105% of annual base salary (target), adjusted for achievement of specified Company and individual objectives
	➣	The actual bonus paid may be higher or lower than target based upon over- or under-achievement of objectives, subject to a maximum actual bonus of 210% of base salary
Long – Term Incentive Award	➣	Aggregate annual value on the date of grant at least equal to $9,874,375 minus the sum of base salary and target bonus for the year of grant (the “Annual LTI Award”)
	➣	The Annual LTI Award will be 100% unvested on the date of grant, and vesting will depend upon the achievement of performance goals to be determined by the Compensation Committee
	➣	The terms and conditions of each Annual Incentive Award will be determined by the Compensation Committee, and will be divided between restricted stock units (RSUs) and stock appreciation rights (SARs)
	➣	The number of RSUs initially granted each year will be based upon the assumption that specified Company objectives set by the Compensation Committee will be achieved, and may be adjusted so as to be higher or lower than the number initially granted for over- or under-achievement of such specified Company objectives
Other	➣	Car allowance
	➣	All benefits provided to senior executives, executives and employees of the Company generally from time to time, including medical, dental, life insurance and long-term disability
	➣	Entitled to be nominated for election to the Board
Mr. Kaufman – Separation Agreement
The Company entered into a separation agreement with Mr. Kaufman on July 13, 2022 (the “Kaufman Separation Agreement”) which provided that, effective September 1, 2022, Mr. Kaufman would no longer serve as the Company’s General Counsel but, until February 15, 2023, would continue to be employed in an “on call” capacity and receive the same salary and benefits. As of February 15, 2023, Mr. Kaufman’s employment with the Company terminated without cause and, pursuant to the Kaufman Separation Agreement and contingent on his execution of a release of claims in favor of the Company and his continuing compliance with all post-termination restrictive covenants in favor of the Company to which he is subject, Mr. Kaufman became entitled to the following: (i) 12 months of continued payment of his then current base salary, which is consistent with our Enhanced Executive Rewards Policy, (ii) 12 months of Company-subsidized group health insurance coverage under COBRA, (iii) a payment based on his pro-rated target bonus in respect of Mr. Kaufman’s 2022 annual incentive opportunity, (iv) six months of Company-provided outplacement services, and (v) with

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Compensation Tables and Narrative Disclosures
respect to his 2022 PSU award, pro-rata vesting of the first tranche of units subject to the award assuming achievement of the target level of performance (with the remaining three tranches of the award forfeited as of February 15, 2023).
Termination and Related Payments – Mr. Hall
Involuntary or Constructive Termination (no Change in Control)
Mr. Hall’s employment is at will and may be terminated by him or us upon 60 days’ notice. If we terminate Mr. Hall’s employment involuntarily (other than within 24 months following a Change In Control (defined below)) and without Business Reasons (as defined in the CEO Agreement) or a Constructive Termination (as defined in the CEO Agreement) occurs, or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement, then Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused paid time off (“PTO”) through termination
	➣	36 months continued base salary paid pursuant to normal payroll schedule
Short-Term Incentive Award (Bonus)	➣	earned but unpaid bonus
	➣	300% of the average of Mr. Hall’s earned annual bonuses for the three years preceding termination, payable in a lump sum
Long – Term Incentive Award	➣	36 months’ continued vesting in accordance with their terms (including achievement of applicable performance objectives) of all outstanding equity awards
	➣	If in the year of termination there are Annual LTI Awards due to be granted that have not yet been granted, a lump sum payment in cash equal to the value of any “to-be-granted” Annual LTI Awards, multiplied by the percentage of such award that would vest within 36 months following termination (i.e., 75% in the case of a four-year vesting period)
Other	➣	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family
Payment of severance amounts is conditioned upon execution of a general release of claims against the Company and compliance with 36-month non-competition and non-solicitation covenants. In certain circumstances, payment will be delayed for six months following termination under Code Section 409A.
Involuntary or Constructive Termination, and Change in Control
Within 24 months following a Change in Control: if Mr. Hall’s employment is terminated involuntarily and without Business Reasons; or a Constructive Termination occurs; or if the Company elects not to renew the CEO Agreement upon its expiration and Mr. Hall terminates his employment within 90 days following the expiration of the CEO Agreement (i.e., a double trigger termination), Mr. Hall will be entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused PTO through termination
	➣	3 times base salary then in effect, payable 6 months following termination
Short-Term Incentive Award (Bonus)	➣	any earned but unpaid bonus
	➣	3 times target bonus for fiscal year in which Change In Control occurs, payable 6 months following termination
Long – Term Incentive Award	➣	any due to be granted Annual LTI Awards pursuant to the CEO Agreement will be granted
	➣	all unvested outstanding equity awards will have the service requirement deemed fully satisfied, all performance goals or other vesting criteria will be deemed achieved (i) if the performance period has been completed, at actual level of performance, or (ii) if the performance period has not been completed, at target level of performance, and all stock options and SARs will be exercisable as to all covered shares
Other	➣	reimbursement for up to 36 months’ COBRA premiums for Mr. Hall and his family

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Compensation Tables and Narrative Disclosures
For equity awards granted after February 7, 2019, Mr. Hall’s unvested outstanding equity awards will only vest in connection with a Change in Control if Mr. Hall’s employment is terminated under the circumstances described above within 24 months following the Change in Control (i.e., if a “double trigger” occurs). For equity awards granted on or prior to February 7, 2019, immediately upon a Change in Control (regardless of whether there is a termination of employment), all of Mr. Hall’s unvested outstanding equity awards will vest in full, all performance goals or other vesting criteria will be deemed achieved at target levels and all stock options and SARs will be exercisable as to all covered shares. All awards issued prior to February 7, 2019 are fully vested as of the date of this filing.
Should any payments received by Mr. Hall upon a Change in Control constitute a “parachute payment” within the meaning of Code Section 280G, Mr. Hall may elect to receive either the full amount of his Change in Control payments, or such lesser amount as will ensure that no portion of his severance and other benefits will be subject to excise tax under Code Section 4999. Additionally, certain payments may be delayed for six months following termination under Code Section 409A.
The CEO Agreement utilizes the 2014 Plan definition of “Change in Control” which currently provides that a Change in Control will occur when (i) there is a change in ownership of the Company such that any person (or group) becomes the beneficial owner of 50% of our voting securities, (ii) there is a change in the ownership of a substantial portion of the Company’s assets or (iii) there is a change in the effective control of the Company such that a majority of members of the Board is replaced during any 12 month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of appointment or election.
In the CEO Agreement, Mr. Hall is subject to certain restrictive covenants, including an indefinite confidentiality provision as well as provisions providing for a non-compete, non-solicit of employees, customers, and suppliers, and non-disparagement of the Company and its executives and directors that applies during employment and for 36 months following the termination thereof.
Termination and Related Payments – Other Executive Officers
In the event of termination for cause, voluntary resignation or as a result of death, disability or retirement, no severance benefits are provided. In the event of termination for cause or voluntary resignation, all equity awards are forfeited except as discussed below under Death, Disability and Retirement. In the event of termination without cause (including in connection with a Change in Control), other executive officers are entitled to receive the following benefits:

Component	Description
Base Salary	➣	accrued base salary and unused PTO (not to exceed 25 days) through termination
	➣	12 months continued base salary paid pursuant to normal payroll schedule
Long–Term Incentive Awards	➣	In the event of a termination without cause within 12 months following a Change in Control, all unvested outstanding equity will vest in full. For any PSU award where the performance adjustment has not yet been determined, the award will vest assuming target performance, and all stock options and SARs will be exercisable as to all covered shares for 12 months following termination; otherwise unvested awards are forfeited
	➣	If no Change in Control, unvested equity awards are forfeited (except in the case of death, disability and retirement, discussed below)
Other	➣	Reimbursement for up to 12 months’ COBRA premiums for executive and family
In order to receive severance benefits, the executive officers who are terminated are required to execute and comply with a separation agreement and release of claims in which, among other things, the executive reaffirms his or her commitment to confidentiality, non-competition and non-solicitation obligations and releases the Company from various employment-related claims. In addition, in the case of NEOs (other than Mr. Hall), severance will not be paid to any executive who refuses to accept an offer of comparable employment from Gartner or who does not cooperate or ceases to cooperate when being considered for a new position with Gartner, in each case as determined by the Company. Finally, under certain circumstances, payments and release of shares may be delayed for six months following termination under Code Section 409A.

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Compensation Tables and Narrative Disclosures
Death, Disability and Retirement
Our executive officers are entitled to immediate vesting of all outstanding awards in the case of termination due to death or disability, and continued vesting depending upon the age of the officer in the case of retirement (as defined) as described in the following table:

Termination Event	Treatment of Unvested Equity Awards
Death or Disability	➣	100% vesting upon event
Retirement – not eligible	➣	Unvested awards forfeited
Retirement – eligible (awards granted prior to 2020)	➣	If < 60 years of age, 12 months of continued vesting
➣
Retirement eligible if: (i) on the date of retirement the officer is at least 55 years old and has at least 5 years of service and (ii) the sum of the officer’s age and years of service is 65 or greater
	➣	If 60, 24 months of continued vesting
	➣	If 61, 36 months of continued vesting
	➣	If 62 or older, unvested awards will continue to vest in full in accordance with their terms
	➣	For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed
Retirement – eligible (awards granted 2020 and after)	➣	Unvested awards continue to vest in full in accordance with their terms (subject to certain conditions)
➣ Retirement eligible if on the date of retirement, the officer is at least 55 years old and has at least 10 years of service	➣	For a retirement in the year that an award is granted, the unvested portion of such award that is eligible to vest will be prorated based on the number of days in the year of grant during which the officer was employed
In order to receive retirement vesting, an officer must be retirement “eligible” on the date of retirement, as described in the table above; if not, all unvested awards are forfeited upon retirement. At December 31, 2022, of our NEOs, Messrs. Hall, Dawkins and Kaufman would have qualified for the additional vesting benefit upon retirement for their outstanding equity awards (but with respect to Mr. Kaufman, only for such awards granted prior to 2020). Disability is defined in our current equity award agreements as total and permanent disability.
SARs remain exercisable through the earlier of the applicable expiration date or one year from termination in the case of death and disability, and through the expiration date in the case of retirement. Upon termination for any other reason, vested SARs remain exercisable through the earlier of the applicable expiration date or 90 days from the date of termination.
In the case of death, disability or retirement, unvested PSUs held by an officer that are eligible to vest will be earned, if at all, based upon achievement of the related performance metric upon certification by the Compensation Committee.
Outstanding Equity Awards at Fiscal Year-End Table
This table provides information on each option (including SARs) and stock (including restricted stock units “RSUs” and PSUs) awards held by each NEO as of December 31, 2022. All performance criteria associated with these awards (except for the 2022 PSU award (see footnote 4)) were fully satisfied as of December 31, 2022, and the award is fixed. The market value of the stock awards is based on the closing price of our Common Stock on the NYSE on December 30, 2022 (the last business day of the year), which was $336.14. Upon exercise of, or release of restrictions on, these awards, the

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Compensation Tables and Narrative Disclosures
number of shares ultimately issued to each executive will be reduced by the number of shares withheld by Gartner for tax withholding purposes and/or as payment of the exercise price in the case of options and SARs.

Name Executive Office	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Eugene A. Hall
(5)	27,329	—	114.26	2/8/2025	—	—
(1), (5)	69,144	23,048	143.01	2/6/2026	17,357	5,834,382
(2), (5)	44,632	44,632	154.31	2/5/2027	22,390	7,526,175
(3), (5)	16,497	49,489	180.64	2/10/2028	62,815	21,114,634
(4), (5)	—	39,230	302.90	2/9/2029	55,942	18,804,344
Craig W. Safian
(5)	27,508	—	114.26	2/8/2025	—	—
(1), (5)	19,647	6,549	143.01	2/6/2026	4,932	1,657,842
(2), (5)	12,829	12,828	154.31	2/5/2027	6,434	2,162,725
(3), (5)	4,787	14,361	180.64	2/10/2028	18,228	6,127,160
(4), (5)	—	11,270	302.90	2/9/2029	16,072	5,402,442
Alwyn Dawkins
(5)	17,535	—	99.07	2/6/2024	—	—
(5)	18,958	—	114.26	2/8/2025	—	—
(1), (5)	11,857	3,952	143.01	2/6/2026	2,976	1,000,353
(2), (5)	7,742	7,742	154.31	2/5/2027	3,883	1,305,232
(3), (5)	2,889	8,667	180.64	2/10/2028	11,001	3,697,876
(4), (5)	—	6,833	302.90	2/9/2029	9,744	3,275,348
Scott Hensel
(5)	16,722	—	114.26	2/8/2025	—	—
(1), (5)	10,913	3,637	143.01	2/6/2026	2,739	920,687
(2), (5)	7,670	7,670	154.31	2/5/2027	3,847	1,293,131
(3), (5)	2,889	8,667	180.64	2/10/2028	11,001	3,697,876
(4), (5)	—	6,833	302.90	2/9/2029	9,744	3,275,348
Robin Kranich
(1), (5)	3,952	3,952	143.01	2/6/2026	2,976	1,000,353
(2), (5)	3,871	7,742	154.31	2/5/2027	3,883	1,305,232
(3), (5)	2,889	8,667	180.64	2/10/2028	11,001	3,697,876
(4), (5)	—	6,833	302.90	2/9/2029	9,744	3,275,348

Jules P. Kaufman
(1), (5), (6)	—	3,699	143.01	2/6/2026	2,786	936,486
(2), (5), (6)	—	7,670	154.31	2/5/2027	3,847	1,293,131
(3), (5), (6)	—	8,667	180.64	2/10/2028	11,001	3,697,876
(4), (5), (6)	—	6,833	302.90	2/9/2029	9,744	3,275,348
(1)Vest 25% per year commencing February 6, 2020, generally subject to the executive’s continued service through each applicable vesting date.
(2)Vest 25% per year commencing February 5, 2021, generally subject to the executive’s continued service through each applicable vesting date.
(3)Vest 25% per year commencing February 10, 2022, generally subject to the executive’s continued service through each applicable vesting date.
(4)The market value of the stock award is presented at maximum level (200%), and the amount ultimately awarded could range from 0% to 200% of the target award. After certification of the applicable performance metric in February 2023, the amount actually awarded on account of Stock Awards was adjusted to 131.5% of target, with the exception of Mr. Kaufman’s awards. Pursuant to his separation agreement, the 2022 PSU award of Mr. Kaufman vested at target and

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Compensation Tables and Narrative Disclosures
was subject to a proration equal to 8/12ths of his target 2022 PSU award. The actual number of PSUs awarded to the NEOs is reported in footnote (2) to the Grants of Plan-Based Awards Table. The awards vest 25% per year commencing February 9, 2023, generally subject to the executive’s continued service through each applicable vesting date.
(5)The amounts shown under Option Awards represent SARs that will be stock-settled upon exercise; accordingly, the number of shares ultimately received upon exercise will be less than the number of SARs held by the executive and reported in this table.
(6)Mr. Kaufman has the right to exercise all SARS that were vested as of February 15, 2023 (his separation date) for a period of 90 days, ending on May 16, 2023.
Option Exercises and Stock Vested Table
This table provides information for the NEOs for the aggregate number of SARs that were exercised, and stock awards that vested and released, during 2022 on an aggregate basis, and does not reflect shares withheld by the Company for exercise price or withholding taxes.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#) (2)	Value Realized on Vesting ($) (3)
Eugene A. Hall	—	—	70,016	20,720,411
Craig W. Safian	22,378	4,602,758	19,390	5,733,097
Alwyn Dawkins	—	—	12,144	3,593,744
Scott Hensel	—	—	11,469	3,391,493
Robin Kranich	4,739	967,941	12,144	3,593,744

Jules P. Kaufman	38,381	6,859,497	11,516	3,405,341
(1)Represents the spread between (i) the market price of our Common Stock at exercise and (ii) the exercise price for all SARs exercised during the year, multiplied by the number of SARs exercised.
(2)Represents PSUs and RSUs awarded in prior years as long-term incentive compensation released in 2022.
(3)Represents the number of shares released multiplied by the market price of our Common Stock on the release date.
Non-Qualified Deferred Compensation Table
The Company maintains a Non-Qualified Deferred Compensation Plan for certain officers and key personnel whose compensation grade profile was a 130 or higher in 2022, or those who have been previously grandfathered into the plan. This plan currently allows qualified U.S.-based employees to defer up to 50% of annual salary and/or up to 100% of annual bonus earned in a fiscal year. In addition, in 2022 the Company made a contribution to the account of each Named Executive Officer who deferred compensation equal to the amount of such executive’s contribution (not to exceed 4% of base salary and bonus), less $7,200. Deferred amounts are deemed invested in several independently-managed investment portfolios selected by the participant for purposes of determining the amount of earnings to be credited by the Company to that participant’s account. The Company may, but need not, acquire investments corresponding to the participants’ designations.
Upon termination of employment for any reason, all account balances will be distributed to the participant in a lump sum, except that a participant whose account balance is in excess of $25,000 may defer distributions for an additional year, and/or elect to receive the balance in 20, 40 or 60 quarterly installments. In the event of an unforeseen emergency (which includes a sudden and unexpected illness or accident of the participant or a dependent, a loss of the participant’s property due to casualty or other extraordinary and unforeseeable circumstance beyond the participant’s control), the participant may request early payment of his or her account balance, subject to approval.

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Compensation Tables and Narrative Disclosures
The following table provides information (in dollars) concerning contributions to the Deferred Compensation Plan in 2022 by the participating Named Executive Officers, the Company’s matching contributions, 2022 earnings, aggregate withdrawals and distributions and account balances at year-end:

Name	Executive Contributions in 2022 ($) (2)	Company Contributions in 2022 ($) (3)	Aggregate Earnings in 2022 ($)	Aggregate Withdrawals/ Distributions in 2022 ($)	Aggregate Balance at 12/31/22 ($) (4)
Eugene A. Hall	127,220	120,020	(71,584)	(193,575)	481,124
Craig W. Safian	85,759	61,407	(172,526)	—	815,562
Alwyn Dawkins	88,400	49,428	(48,977)	(116,335)	288,155
Scott Hensel	55,539	48,339	(87,296)	—	350,198
Robin Kranich	70,785	49,428	(257,185)	—	1,315,876

Jules P. Kaufman	283,140	49,428	(225,953)	—	1,140,215
(1)All executive and Company contribution amounts in this table have been reflected in the Summary Compensation Table and prior years’ summary compensation tables, as applicable. Aggregate earnings are not reflected in the Summary Compensation Table and were not reflected in prior years’ summary compensation tables.
(2)Executive Contributions are included in the “Base Salary” and/or “Non-Equity Incentive Plan Compensation” columns in the Summary Compensation Table for the NEOs.
(3)Company Contributions are included in the “All Other Compensation” column of the Summary Compensation Table, and in the “Company Match Under Non-qualified Deferred Compensation Plan” column of the Other Compensation Table for the NEOs.
(4)Amounts reported in the Aggregate Balance column reflect the cumulative value of the NEOs’ deferral activities, including executive contributions, company contributions, withdrawals and investment earnings thereon as of December 31, 2022.
Potential Payments upon Termination or Change in Control
Certain Employment Agreements with Executive Officers above contains a detailed discussion of the payments and other benefits to which our CEO and other NEOs are entitled in the event of termination of employment or upon a Change in Control. The amounts payable assuming termination under various circumstances at December 31, 2022 are set forth below. In the event of termination of employment or a termination in connection with a Change in Control, each NEO would also be entitled to receive accrued personal time off (PTO) and the balance in his or her deferred compensation plan account. Such accrued amounts are not quantified below. Except in limited circumstances for certain awards issued to Mr. Hall prior to February 7, 2019, there is no vesting of equity awards for our NEO’s based solely upon a Change in Control (i.e., without termination).
Mr. Hall, CEO
The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock underlying the equity awards that would vest, to Mr. Hall (i) had his employment been terminated on December 31, 2022 (the “Termination Date”) as a result of (1) involuntary termination without cause and/or constructive termination; (2) death, disability or retirement; or (3) an involuntary termination without cause and/or constructive termination in the 24 months following a Change in Control (“Hall Double Trigger Termination”); or (ii) Change in Control only with no involuntary termination within 24 months. See Outstanding Equity Awards At Fiscal Year End Table above for

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Compensation Tables and Narrative Disclosures
a list of Mr. Hall’s unvested equity awards at the end of 2022. Mr. Hall was eligible for retirement benefits as of December 31, 2022.

Involuntary termination (severance benefits) ($) (1)	Involuntary termination (continued vesting of equity awards) ($) (2)	Total Involuntary termination ($) (1) (2)	Death or disability (value of unvested equity awards) ($) (3)	Retirement (value of unvested equity awards) ($) (4)	Hall Double Trigger Termination (severance benefits) ($) (5)	Hall Double Trigger Termination (acceleration of unvested equity awards) ($) (6)	Total Hall Double Trigger Termination Benefits ($) (5) (6)	Change in Control Only ($) (7)
9,469,639	68,404,998	77,874,636	68,404,998	68,404,998	8,486,605	68,404,998	76,891,603	10,285,642
(1)Represents the sum of (w) three times base salary in effect at Termination Date, (x) 300% of the average actual bonus paid for the prior three years (2019, 2020 and 2021), (y) earned but unpaid 2022 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(2)Represents (y) the fair market value using the closing price of our Common Stock on December 30, 2022 (the last NYSE trading day in 2022), or $336.14 (the “Year End Price”) of unvested PSUs that would have vested within 48 months following the Termination Date, plus (z) the spread between the Year End Price and the exercise price for all in-the-money SARs that would have vested within 48 months following the Termination Date, multiplied by the number of such SARs. Since Mr. Hall is retirement-eligible, his termination would be treated as a retirement for purpose of determining additional vesting of his PSUs and SARs and he would receive full vesting of his equity awards. 2022 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2023.
(3)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2022 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2023.
(4)Represents (y) the fair market value using the Year End Price of all unvested PSUs, plus (z) the spread between the Year End Price and the exercise price for all in-the-money, unvested SARs, multiplied by the number of such SARs. 2022 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2023.
(5)Represents the sum of (w) three times base salary in effect at Termination Date, (x) three times 2022 target bonus, (y) unpaid 2022 bonus, and (z) the amount of health insurance premiums for Mr. Hall, his spouse and immediate family for 36 months (at premiums in effect on the Termination Date).
(6)Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date (at actual payout level for 2022 PSUs), plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
(7)Represents (y) the fair market value using the Year End Price of all unvested PSUs on the Termination Date, plus (z) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs (granted prior to February 7, 2019) on the Termination Date, multiplied by the number of such SARs.
Other Named Executive Officers
The table below quantifies (in dollars) amounts that would be payable by the Company, and the value of shares of Common Stock that would be released, to our NEOs (other than Mr. Hall) had their employment been terminated on December 31, 2022 (the “Termination Date”) as a result of (i) involuntary termination without cause and/or constructive termination; (ii) death or disability; (iii) retirement; or (iv) an involuntary termination without cause in the 12 months following a Change in Control (“NEO Double Trigger Termination”). The NEOs listed below would not receive any payment or vesting of equity awards in the event of a Change in Control only (i.e., without termination). Messrs. Dawkins and

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Compensation Tables and Narrative Disclosures
Kaufman were eligible for retirement benefits under applicable equity awards at December 31, 2022. See Outstanding Equity Awards At Fiscal Year End Table above for a list of unvested equity awards held by each NEO at the end of 2022.

Named Executive Officer	Involuntary termination (severance benefits) ($) (1)	Death or disability (value of unvested equity awards) ($) (2)	Retirement (value of unvested equity awards) ($) (3)	Value of unvested equity awards NEO Double Trigger Termination ($) (4)	Total NEO Double Trigger Termination ($) (1) (4)
Craig W. Safian	669,297	19,704,792	0	18,854,022	19,523,319
Alwyn Dawkins	555,997	11,902,598	11,902,598	11,386,960	11,942,957
Scott Hensel	551,049	11,736,904	0	11,221,266	11,772,314
Robin Kranich	555,997	11,902,598	0	11,386,960	11,942,957

Jules P. Kaufman	552,721	11,764,677	1,650,874	11,249,038	11,801,759
(1)Represents 12 months’ base salary in effect on the Termination Date, plus the amount of health insurance premiums for the executive, his or her spouse and immediate family for 12 months (at premiums in effect on the Termination Date) payable in accordance with normal payroll practices.
(2)Represents (x) the fair market value using the Year End Price ($336.14) of 100% of unvested PSUs, plus (y) the spread between the Year End Price and the exercise price of all in-the money unvested SARs, multiplied by the number of such SARs, plus (z) the fair market value using the Year End Price of all unvested RSUs. 2022 PSUs are adjusted based upon applicable performance metrics.
(3)Messrs. Safian and Hensel and Ms. Kranich were not eligible for retirement benefits on the Termination Date and would have forfeited all unvested equity had they retired on the Termination Date. Messrs. Dawkins and Kaufman were retirement eligible under applicable equity awards on the Termination Date. Pursuant to the terms of the award agreements, Mr. Dawkins would have been entitled to an additional 12 months of vesting for his 2019 equity awards and full continued vesting for his 2020, 2021 and 2022 equity awards. Mr. Kaufman would have been eligible for 12 months of vesting for his 2019 equity awards. Figures in the table represent (y) the fair market value using the Year End Price of all unvested PSUs that would have been eligible to vest, plus (z) the spread between the Year End Price and the exercise price for all his unvested SARs that would have been eligible to vest, multiplied by the number of such SARs. 2022 PSUs are adjusted based upon the performance factor determined by the Compensation Committee in early 2022.
(4)Represents (x) the fair market value using the Year End Price of all unvested PSUs and RSUs on the Termination Date (at target in the case of unadjusted 2022 PSUs), plus (y) the spread between the Year End Price and the exercise price of all in-the-money unvested SARs on the Termination Date, multiplied by the number of such SARs.
Pay Ratio
The 2022 annual total compensation of the median compensated of all our employees who were employed as of December 31, 2022, other than our CEO, Mr. Hall, was $118,548; Mr. Hall’s 2022 annual total compensation was $15,452,138 and the ratio of these amounts was 1-to-130.
The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
The pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records, and the methodology described herein. For these purposes, we identified the median compensated employee using the base salary determined as of December 31, 2022 and target cash incentives for the 2022 performance year, which amounts were annualized for any employee who did not work for the entire year. We considered all of our worldwide associates when examining the pay ratio. Based on our consistently applied compensation

2023 Proxy Statement	45

Compensation Tables and Narrative Disclosures
measure, we identified a group of 10 associates within 0.1% of the median amount and calculated annual total compensation in accordance with Summary Compensation Table requirements for these associates to identify our median compensated employee.
Pay Versus Performance
The following table and disclosures have been prepared in accordance with the new SEC disclosure rule, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act. The table discloses information on “compensation actually paid” (CAP) to our principal executive officer (PEO) and to our other NEOs (non-PEO NEOs) for 2020 to 2022, alongside total shareholder return (TSR), net income, and the Company’s selected metric of CV. CV is the most important metric in linking compensation actually paid to our NEOs to Company performance, representing 70% of long-term incentive awards granted to our NEOs for 2022.

Year	Summary Compensation Table Total for PEO ($) (1)	Compensation Actually Paid to PEO ($) (3)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (2)	Average Compensation Actually Paid to Non-PEO NEOs ($) (3)	Value of Initial Fixed $100 Investment Based On: (4)		Net Income (millions) ($)	Company Selected Measure (millions) ($) (6)
					Total Shareholder Return ($)	Peer Group Total Shareholder Return ($) (5)
2022	15,452,138	16,037,507	3,993,018	3,930,345	218	105	808	4,660
2021	14,096,168	80,424,211	3,719,960	17,061,159	217	129	794	4,247
2020	12,595,105	14,851,875	3,207,410	3,623,304	104	123	267	3,605
(1)    Mr. Hall was our PEO for each of the years presented.
(2)    During 2022, our non-PEO NEOs consisted of Messrs. Safian, Dawkins, Hensel and Kaufman and Ms. Kranich. During 2021 and 2020, our non-PEO NEOs consisted of Messrs. Safian, Dawkins and Kaufman and Ms. Kranich.
(3)    “Compensation actually paid” is calculated in accordance with Item 402(v) of Regulation S-K. The Company does not have any pensions, so no adjustments have been recorded related to pension service. The tables below set forth each adjustment made during each year presented in the table to calculate the “compensation actually paid” to our NEOs during each year in the table:

2023 Proxy Statement	46

Compensation Tables and Narrative Disclosures

Reconciliation of Summary Compensation Table Total Compensation to “Compensation Actually Paid” for PEO	2022	2021	2020
Summary Compensation Table Total Compensation	15,452,138	14,096,168	12,595,105
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(8,472,416)	(7,564,661)	(7,273,710)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table for the covered fiscal year	(3,631,046)	(3,241,991)	(3,117,322)
Change in fair value of awards granted during year that remain outstanding as of covered year end	17,392,305	39,540,976	11,001,868
Change in fair value of awards granted during year that vested during covered year	—	—	—
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	1,064,562	36,805,545	1,863,381
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(5,768,036)	788,173	(217,447)
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—
Compensation Actually Paid	16,037,507	80,424,211	14,851,875

Reconciliation of Summary Compensation Table Total Compensation to “Compensation Actually Paid” for Non-PEO NEO (Average)	2022	2021	2020
Summary Compensation Table Total Compensation	3,993,018	3,719,960	3,207,410
Adjustments:
Deduction for amounts reported under the “Stock Awards” column in the Summary Compensation Table for the covered fiscal year	(1,667,404)	(1,542,395)	(1,465,945)
Deduction for amounts reported under the “Option Awards” column in the Summary Compensation Table for the covered fiscal year	(714,606)	(661,016)	(628,300)
Change in fair value of awards granted during year that remain outstanding as of covered year end	3,210,390	8,062,163	2,217,325
Change in fair value of awards granted during year that vested during covered year	—	—	—
Change in fair value from prior year-end to covered year-end of awards granted prior to covered year that were outstanding and unvested as of year-end	209,062	7,247,948	336,070
Change in fair value from prior year-end to vesting date of awards granted prior to covered year that vested during covered year	(1,100,115)	234,498	(43,256)
Deduction of fair value of awards granted prior to covered year that were forfeited during covered year	—	—	—
Increase based upon incremental fair value of awards modified during year	—	—	—
Increase based on dividends or other earnings paid during covered year, prior to vesting date of award	—	—	—
Compensation Actually Paid	3,930,345	17,061,159	3,623,304
(i)    The fair value or incremental fair value of all incentive equity awards is determined in accordance with ASC 718, “Compensation – Stock Compensation,” generally using the same assumptions used in determining the grant date fair value of our equity awards reflected in the Summary Compensation Table; provided, in order to properly value the SAR awards using the Black-Scholes model we use for such grant date fair value, we made appropriate adjustments to the grant date assumptions to reflect changes in the historical and implied stock price volatility, expected life (including remaining vesting periods, remaining expiration periods and SAR gain levels), dividend

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Compensation Tables and Narrative Disclosures
yield and risk-free interest rates as of each measurement date. The value of outstanding performance-based awards in the covered fiscal year is based upon the probable outcome of the performance conditions as of the last day of the fiscal year.
(4)    Assumes $100 was invested in our common stock (with the reinvestment of all dividends) from December 31, 2019 to December 31, 2022.
(5)    The peer group used by the Company consists of the companies used in the Company’s performance graph as required by Item 201(e) of Regulation S-K and reported in Part II, Item 5 of its annual report on Form 10-K for the fiscal year ended December 31, 2022, namely, the S&P 500 IT Services index. From 2021 to 2022, the Company’s peer group changed to this index, which better aligns with our peer companies. For years 2020 and 2021, the peer group consisted of the Dow Jones U.S. Business Support Services Index. The TSR of the Dow Jones U.S. Business Support Services Index in 2022 was 128.7.
(6)    Contract Value (“CV”) represents the dollar value attributable to all of our subscription-related contracts. It is calculated as the annualized value of contracts in effect at a specific point in time, without regard to the duration of the contract. CV primarily includes research deliverables for which revenue is recognized on a ratable basis and other deliverables (primarily conferences tickets) included with subscription-based research products for which revenue is recognized when the deliverable is utilized.
Relationship Between “Compensation Actually Paid” and Performance
The following graphs provide a comparison of the Company’s three-year cumulative TSR with that of the peer group index, as well as comparisons of “compensation actually paid” as disclosed in the Pay versus Performance Table with Company TSR, net income and CV (the Company-selected measure).

Company TSR vs. Peer Group TSR
Total Shareholder Return
$250
$200
$150
$100
$50
$0
2019
2020
2021
2022
$100
$100
$123
$104
$217
$129
$218
$105
Company TSR
Peer Group TSR

Compensation Actually Paid vs. TSR
90,000
45,000
0
Compensation Actually Paid ($000's)
250
125
0
Total Shareholder Return
80,424
217
218
104
14,852
3,623
17,061
16,038
3,930
2020
2021
2022
CAP to CEO
Avg CAP Non-PEO NEOs
Company TSR

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($000's)
Net Income ($MM's)
90,000
45,000
0
1,000
500
0
80,424
794
808
267
14,852
3,623
17,061
16,038
3,930
2020
2021
2022
CAP to CEO
Avg CAP Non-PEO NEOs
Net Income

Compensation Actually Paid vs. Contract Value
Compensation Actually Paid ($000's)
Contract Value ($MMs)
90,000
45,000
0
5,000
2,500
0
14,852
3,623
80,424
17,061
16,038
3,930
3,605
4,247
4,660
2020
2021
2022
CAP to CEO
Avg CAP Non-PEO NEOs
Contract Value

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Compensation Tables and Narrative Disclosures
Tabular List of Most Important Financial Performance Measures
The following provides a list of the financial performance measures that we believe are the most important financial performance measures used to link NEO compensation to company performance for the most recent fiscal year. For more information, see Compensation Discussion and Analysis.

Measure
Contract Value (CV)
Revenue
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)
Equity Compensation Plan Information
The following table provides information as of December 31, 2022 regarding the number of shares of our Common Stock that may be issued upon exercise of outstanding options, stock appreciation rights and other rights (including restricted stock units, performance stock units and common stock equivalents) awarded under our equity compensation plans (and, where applicable, related weighted average exercise price information), as well as shares available for future issuance under our equity compensation plans. All equity plans with outstanding awards or available shares have been approved by our stockholders.

Plan Category	Column A	Column B	Column C
	Number of Securities to be Issued Upon Exercise of Outstanding Options and Rights (1)	Weighted Average Exercise Price of Outstanding Options and Rights ($) (1)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (excluding shares in Column A) (2)
2003 Long – Term Incentive Plan	108,005	—	—
2014 Long – Term Incentive Plan	1,502,205	168.16	4,352,113
2011 Employee Stock Purchase Plan	—	—	3,254,568
Total (3)	1,610,210	168.16	7,606,681
(1)Includes 417,838 SARs, 1,077,095 PSUs and RSUs, and 115,277 CSEs. Because there is no exercise price associated with PSUs, RSUs or CSEs, these stock awards are not included in the weighted-average exercise price calculation presented in Column B. For SARs, includes the number of shares of Common Stock that would be issuable based on the difference between the closing price of our Common Stock on December 30, 2022 ($336.14) and the exercise price of in-the-money SARs as of that date.
(2)With respect to SARs, includes the number of shares of Common Stock that would be withheld for the exercise price of in-the-money SARs based on the closing price of our Common Stock on December 30, 2022 ($336.14).
(3)In addition, the Company has outstanding equity compensation awards that the Company assumed in the acquisition of CEB, Inc. (“CEB”). These awards were granted by CEB under its 2012 Stock Incentive Plan (the “CEB Plan”) in the period between 2012 to the closing of the acquisition by the Company and were converted into an adjusted number of Company shares. As of December 31, 2022, there were a total of 5,601 Company shares subject to assumed CEB restricted stock units. No additional restricted stock units, options or other awards have been granted under the CEB Plan since the closing of the acquisition and no new awards will be granted in the future under that plan.

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PROPOSAL TWO:
APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the requirements of Section 14A of the Exchange Act (which was added by the Dodd-Frank Act) and the related rules of the SEC, we are including in this Proxy Statement a separate resolution subject to stockholder vote to approve the compensation of our NEOs. The stockholder vote on this resolution is advisory only. However, the Compensation Committee and the Board will consider the voting results when making future executive compensation decisions.
The text of the resolution in respect of Proposal No. 2 is as follows:
Resolved, that the compensation of Gartner’s Named Executive Officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved on an advisory basis.
In considering your vote, stockholders may wish to review with care the information on Gartner’s compensation policies and decisions regarding the NEOs presented in the CD&A on pages 22-33, including, in particular, the information concerning Company performance included in the Executive Summary on pages 22-23 and highlights of our Compensation Practices on page 24.
In particular, stockholders should note that the Compensation Committee bases its executive compensation decisions on the following:

➣	the need to attract, motivate and retain highly talented, creative and entrepreneurial individuals in a highly competitive industry and marketplace;
➣
the need to motivate our executives to maximize the performance of our Company through pay-for-performance compensation components which have led executives to deliver outstanding performance for the past several years;

➣	comparability to the practices of peers in our industry and other comparable companies generally based upon available benchmarking data; and
➣	the alignment of our executive compensation programs with stockholder value through heavily weighted performance-based compensation elements.
As noted in the Executive Summary commencing on page 22, 2022 was a year of strong performance for Gartner despite global uncertainty and volatility. We believe this strong performance is largely a result of the agility, focus and skill of our executive leadership team. The Board believes that Gartner’s executive compensation program has a proven record of effectively driving superior levels of financial performance, stockholder value, alignment of pay with performance, high ethical standards and attraction and retention of highly talented executives.
RECOMMENDATION OF OUR BOARD
Our Board unanimously recommends that you vote FOR the foregoing resolution to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement.
________________

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PROPOSAL THREE:
VOTE, ON AN ADVISORY BASIS, ON THE FREQUENCY OF FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION
As part of the “Say on Pay” rules adopted by Congress, the Company stockholders may indicate, by a non-binding vote, the frequency of future advisory votes on executive compensation (in other words, how often a proposal similar to this year’s Proposal No. 3 will be included in the matters to be voted on at the Annual Meeting). The choices available under the Say on Pay rules are every one, two or three years.
In voting on this resolution, you should mark your proxy card for one, two or three years based on your preference as to the frequency with which an advisory vote on executive compensation should be held. If you have no preference, you should abstain.
The frequency selected by the stockholders for conducting Say on Pay voting at the Annual Meetings of the stockholders of the Company is not a binding determination. However, the frequency selected will be given due consideration by the Board of Directors in its discretion.
The text of the resolution in respect of Proposal No. 3 is as follows:
“Resolved, that the stockholders recommend, in an advisory, non-binding vote, whether a stockholder advisory vote to approve the compensation of the Company’s named executive officers should occur every one, two or three years.”
The Board recommends that stockholders approve continuing to hold the advisory vote on executive compensation every year. Since 2012, in response to the prior stockholder “frequency” votes, the Company has included an annual say on pay advisory vote proposal in its proxy statement, which aligns with the practice of most issuers. The Board believes the annual vote has worked well and gives stockholders the opportunity to communicate their feedback promptly and react to emerging trends in compensation, and provides the Board and the Compensation Committee the opportunity to evaluate compensation decisions each year in light of stockholder feedback. It is also consistent with our prior practice as well as the expectations of our investors.
RECOMMENDATION OF OUR BOARD
The Board of Directors recommends that you vote “ONE YEAR” as the desired frequency for a stockholder vote on executive compensation under the Say on Pay rules.
________________

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PROPOSAL FOUR:
APPROVAL OF THE GARTNER, INC. LONG-TERM INCENTIVE PLAN
Our equity incentive plan, the Gartner, Inc. 2014 Long Term Incentive Plan (the “2014 Plan”) was originally adopted in 2014 and amended in 2017 and 2019 (the 2014 Plan, together with such amendments, the “Prior Plan”). The Board has adopted a further amendment and restatement of the Prior Plan (the “Amended Plan”), subject to approval from stockholders at the Annual Meeting.
The 2014 Plan was last approved by stockholders at the 2014 Annual Meeting. In August 2017, the Board amended the 2014 Plan to (i) remove certain liberal share recycling provisions and (ii) add a one-year minimum vesting provision, subject to certain enumerated exceptions. In January 2019, the Board amended the 2014 Plan again to make certain immaterial clarifying amendments. The 2017 and 2019 amendments described in this paragraph did not require stockholder approval under the terms of the 2014 Plan or the applicable stock exchange rules and regulations. The Amended Plan amends and restates in its entirety the Prior Plan, subject to approval from our stockholders, to increase by 4,000,000 the number of shares of Common Stock reserved for issuance under the Prior Plan, to extend the termination date thereof to June 1, 2033, and to make certain other updates to reflect best practices. Stockholders are not being asked to approve the 2017 and 2019 amendments to the 2014 Plan. Instead, stockholders are being asked to approve the Amended Plan for the purposes described in this Proposal No. 4.
Without further action by stockholders, the Prior Plan will expire on February 3, 2024. If the stockholders approve the Amended Plan, it will replace the Prior Plan as of June 1, 2023. As amended and restated, the shares of Common Stock available for issuance under the Prior Plan will not exceed 12,000,000 shares of Common Stock. The Board has determined that it is in the best interests of the Company and its stockholders to amend and restate the Prior Plan and is asking the Company’s stockholders to approve the Amended Plan.
As of April 1, 2023, there were approximately 1,948,645 shares of Common Stock remaining available for future issuance under the Prior Plan. Assuming stockholders approve this proposal, the Company will file a Registration Statement on Form S-8 to register the additional shares of Common Stock available for issuance under the Amended Plan under the Securities Act of 1933, as amended.
We believe that our equity incentive plan is an important tool that helps us compete for talent in the labor markets in which we operate. We also believe the plan plays a critical role in rewarding and incentivizing current employees, directors and other eligible participants and aligning their interests with the interests of our stockholders. If our stockholders do not approve this proposal, and the Prior Plan expires without replacement, we believe our ability to attract and retain talent could be negatively affected, making recruiting and retention more difficult.
Since our executive officers and directors receive awards pursuant to the Prior Plan and would receive awards under the Amended Plan, they have an interest in this proposal.

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan

Key Aspects of the Amended Plan
●
Share Reserve Increase. The Prior Plan provides a range of incentive tools and sufficient flexibility to permit the Company to implement it in ways that will make the most effective use of the shares of Common Stock that the Company’s stockholders authorize for incentive purposes. The Company determined that increasing the shares of Common Stock reserved for issuance under the Prior Plan was necessary for the Company to continue to offer a competitive equity incentive program, and thus, the Company approved the Amended Plan, which increases the share reserve by 4,000,000 shares of Common Stock, subject to approval by our stockholders at the Annual Meeting.

●
Extension of Plan Term. The Committee also approved an extension of the term of the Prior Plan so that it will now expire on the tenth anniversary of the date that stockholders approve the Amended Plan.

●
Other Changes to the Prior Plan. The Amended Plan makes certain other key changes, including, but not limited to, (i) updating the director compensation limits, including providing that the limit will cover both cash and equity compensation payable to a director in a given fiscal year, subject to certain limited exceptions described below, (ii) updating the plan to reflect the repeal of the performance-based exception to Code Section 162(m) and changes to accounting guidance applicable to share withholding, (iii) adding provisions permitting the Company to award other share-based and cash-based awards and (iv) clarifying exceptions to the 1-year minimum vesting period and that dividend and dividend equivalents will only be paid on vested awards, to the extent payable at all.

Plan Summary
The following is a summary of the principal features of the Amended Plan and its operation. The summary is qualified in its entirety by reference to the Gartner, Inc. Long-Term Incentive Plan as set forth in Appendix A.
Purpose of the Amended Plan
The Amended Plan is intended to attract outstanding individuals to become employees, directors and consultants of Gartner and to retain and motivate such individuals, whose present and potential contributions are important to our continued success. The Amended Plan also affords such individuals the opportunity to acquire a proprietary interest in Gartner, thereby helping to align their interests with those of our stockholders.
As noted in our Compensation Discussion and Analysis beginning on page 22, Gartner’s mix of compensation paid to its executives is heavily weighted towards incentive compensation, particularly long-term equity-based awards, as compared to guaranteed compensation elements, like base salary, in order to drive corporate performance. Similarly, these awards are utilized to motivate and retain employees who are able to significantly contribute to our performance.
Administration and Operation
The Compensation Committee of our Board (the “Committee”) will administer the Amended Plan. In the case of awards granted to an officer subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Committee must consist of two or more “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act (dealing with short-swing profit rules). All our current Committee members so qualify as of the date of this proxy statement.
Under the Amended Plan, the Committee has the discretion to delegate its authority under the Amended Plan to one or more directors or officers, except with respect to grants to officers subject to Section 16 of the Exchange Act.
Subject to certain restrictions, the Committee has the authority to interpret the Amended Plan and to oversee all decisions regarding its administration, including the selection of award recipients, the determination of the types of awards they receive, the establishment of the terms, conditions and other provisions of such awards and any modification or amendment of such awards. This includes the authority to determine the exercise price, the number of shares subject to each award (subject to limits under the Amended Plan), as well as applicable vesting criteria, performance objectives, the terms of exercise, the form of consideration payable upon exercise, and to make all other determinations necessary or advisable for administering the Amended Plan.

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
The Amended Plan prohibits, without the approval of our stockholders, any program to reduce the exercise price of options or other awards, or to exchange options or other awards for cash or other consideration (except with respect to equitable adjustments approved by the Committee, as explained below).
General Terms and Eligibility
The Amended Plan provides for the grant of incentive stock options, within the meaning of Code Section 422, to our employees and non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units, common stock equivalent awards and other share-based or other cash-based awards (each, an “award”) to our employees, non-employee directors, and consultants. As of April 1, 2023, we had approximately 19,800 employees (which include all of the full-time and part-time employees of the Company) and 11 non-employee directors, all of whom would potentially be eligible to receive awards under the Amended Plan. Zero consultants as of April 1, 2023 were eligible to participate in the Amended Plan.
Shares Available for Issuance
As of April 1, 2023, there are approximately 1,948,645 remaining shares of our Common Stock authorized for issuance as equity awards under the Prior Plan. All remaining shares under the Prior Plan as of the date of this meeting will remain available for grant under the Amended Plan. In addition, we are seeking additional shares (not to exceed 4,000,000 shares), such that there will be approximately 5,948,645 shares available for issuance to employees, officers and directors as equity awards under the Amended Plan, if stockholders approve this proposal.
If any shares of stock that are subject to an award under the Amended Plan are not issued or cease to be issuable for any reason (including, for example, because the award fails to vest, is settled in cash, terminated, forfeited or cancelled), those shares will become available again under the plan’s share reserve for additional awards.
The following shares shall not become available again for issuance under the Amended Plan: (i) upon exercise of an option or stock appreciation right settled in shares, the gross number of shares covered by the portion of the award exercised; (ii) shares withheld by, or otherwise remitted to, the Company to satisfy a participant’s tax withholding obligations or to pay the exercise or purchase price of an award; and (iii) shares purchased by the Company in the open market with proceeds from option exercises.
Equitable Adjustments
The number of shares available for issuance under the Amended Plan, the number of shares covered by an outstanding award, the number of shares and other awards provided to outside directors, the award limits under the Amended Plan and the price per share covered by each outstanding award are subject to proportionate adjustment in the event of a stock split, reverse stock split, merger, stock dividend, extraordinary cash dividend spin-off or split-up, combination or reclassification of the Common Stock or other action affecting our shares.
In determining the number of additional shares to become available under the Amended Plan, the Company considered the following factors:
•Remaining Competitive. We expect that the Amended Plan will play an important role in our ability to offer competitive compensation to our employees in the future, more closely align the interests of executives with those of our stockholders, and attract and retain high-performing employees from a competitive, limited talent pool.
•Forecasted Share Usage. In determining the projected share utilization, the Committee considered a forecast that included the following factors: (i) if approved by stockholders, not more than 5,948,645 shares that would be available for grant under the Amended Plan; (ii) forecasted future grants (principally based on historical grant practices), and (iii) estimated future cancellations of awards that could return to the Amended Plan (also based on past experience). If stockholders approve the Amended Plan, we currently anticipate that the shares as approved under the Amended Plan will meet our expected needs for the next several years. Despite this estimate, the duration of the share reserve may be shorter or longer depending on various factors such as stock price, aggregate equity needs, equity award type mix.

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
•Current Equity Usage. Set forth below is the number of shares available for future issuance pursuant to outstanding and future equity awards under the Prior Plan as of April 1, 2023. This also includes all of the Company’s outstanding awards.

Number of shares that were authorized and available for future grants	1,948,645
Number of full-value awards outstanding (time- or performance-based restricted stock or restricted stock units, at “target” for performance-based awards)	1,063,502
Number of stock options/SARs outstanding	859,233
Weighted average remaining term of outstanding options/SARs	4.05
Weighted average exercise price of outstanding options/SARs	$190.4668
•Run Rate and Dilution. One common measure for the use and dilution impact of equity incentive plans is run rate. The run rate measures the annual dilution from equity awards granted during a particular year. The Company calculates this based on all full-value and appreciation awards granted under the Prior Plan in a given year as a percent of the weighted average shares of common stock outstanding in that year. The Company believes these are reasonable levels. The run rate may increase in future years as the number of Company employees who are eligible to receive equity awards grows, and if the Company continues to have equity awards as an important component of compensation for executives and other key employees to align their interests with the interests of stockholders. Our equity usage over the past three years, as well as the average over those years, is detailed in the chart below.

Year	Appreciation Awards Granted	Full-Value Awards Granted	Total Granted	Basic Weighted Average Number of Common Shares Outstanding	Run Rate
2022	112,827	470,256	583,083	80,177,627	0.7%
2021	187,685	457,620	645,305	85,025,860	0.8%
2020	255,335	551,530	806,865	89,314,781	0.9%
			Three-Year Average Run Rate:		0.8%
•The equity grant figures above are from footnote (10) and the weighted common shares outstanding is from footnote (11) to our financial statements filed with our Annual Report on Form 10-K for the fiscal years ended December 31, 2022, 2021 and 2020.
•Overhang. Another common measure for the use and potential dilution to stockholders of equity incentive plans is overhang. The Company calculates this based on all unissued shares under the Prior Plan plus outstanding full-value and appreciation awards as a percentage of the total number of shares of Common Stock outstanding. As of April 1, 2023, the Company’s overhang rate was approximately 4.89%. The Company believes this is a reasonable level and provides the Company with the appropriate flexibility to ensure meaningful equity awards in future years to executives and other key employees to align their interests with the interests of stockholders.
Types and General Terms of Awards
Awards under the Amended Plan may take the form of incentive or nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, common stock equivalents, other share-based awards or other cash-based awards. Subject to certain restrictions set forth in the Amended Plan, the Committee will set the terms, conditions and other provisions of each award, including the size of the award, the exercise or base price, the vesting and exercisability schedule and termination, cancellation and forfeiture provisions.
All awards are subject to the following specific restrictions:
•Non-employee Director Compensation Limit. The Amended Plan limits the aggregate equity (determined using the grant date fair value of the equity awards) and cash compensation payable to any non-employee director during any fiscal year to $1,000,000, with the limit for the lead independent director or chair of the Board being set at $1,500,000. The Committee may make an exception to the limit for an individual non-employee director in exceptional circumstances, as the Committee may determine in its sole discretion.

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
•Per Person Limits. The Amended Plan provides that no participant may receive options and/or stock appreciation rights covering in the aggregate more than 2,000,000 shares of our Common Stock during any fiscal year of the Company. Similarly, no participant may receive restricted stock units, restricted stock awards, performance shares (at target) and/or other share-based awards covering in the aggregate more than 1,000,000 shares of our Common Stock during any fiscal year. During any fiscal year, no participant may receive performance units and/or other cash-based awards having a value in excess of $5,000,000. These limits together are referred to as the “Per Person Limits.”
•No Repricings. Except for adjustments made to address stock splits and similar transactions, the exercise price for outstanding awards with an exercise price granted under the Amended Plan may not be reduced after the date of grant and any outstanding award granted under the Amended Plan may not be surrendered to us as consideration for the grant of a new award with a lower exercise price or for other consideration without approval of our stockholders.
•Transfer Restrictions. Unless otherwise determined by the Committee, an award may not be sold, pledged, assigned, transferred or disposed of in any manner other than by will or by the laws of descent or distribution, and during the lifetime of a participant, may be exercised or purchased only by the participant. The Committee may permit the transfer of an award to members of a participant’s immediate family.
•Exercise and Purchase Price Methods. The Committee determines the permissible methods of exercise or purchase of an award, which may include cash or check, payment by tendering previously acquired shares having an aggregate fair market value equal to the price payable by the participant for the award and any other legal consideration that the Committee deems appropriate or any combination of the foregoing.
•Performance-Based Vesting Conditions. The Committee shall have absolute discretion to determine the vesting conditions that shall apply to an award, including with respect to any performance-based conditions. The performance goals used by the Committee may include, but are not limited, to any one or more of the following measures: Cash Flow, Contract Value, Earnings Per Share, Economic Value Added, Expense Management, Profit, Return on Capital, Return on Equity, Revenue and Total Shareholder Return. Any performance goal used may be measured (1) in absolute terms, (2) in combination with another performance goal or goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of Gartner as a whole or a specific business unit(s), business segment(s) or product(s), and/or (6) on a pre-tax or after-tax basis. The Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the calculation of any performance goal with respect to any participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee, achievement of performance goals for a particular award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
•Minimum Vesting Requirement. Awards granted under the Amended Plan will be subject to a minimum vesting period of one year from the date of grant. Notwithstanding the foregoing, the Committee may permit acceleration of vesting in the event of a participant’s death, disability, retirement or in connection with or following change in control, reduction in force, the sale or spin-off of assets or a business unit or as otherwise permitted under the Amended Plan (for example, with respect to substitute awards under the plan or the Committee’s authority to accelerate the vesting of awards). In addition, the Committee may grant awards covering 5% or fewer of the shares of Common Stock reserved for issuance under the Amended Plan without regard to the minimum vesting provision.
Stock Options
A stock option is the right to purchase shares of our Common Stock at a fixed exercise price for a fixed period of time. Options granted under the Amended Plan may be incentive stock options, within the meaning of Code Section 422, granted to our employees, or may be nonstatutory stock options. The maximum number of shares of Common Stock (subject to any equitable adjustments as provided under the Amended Plan) that may be issued upon the exercise of an incentive stock option is 12,000,000 shares. Each option is evidenced by an award agreement between us and the optionee, and is subject to the following terms and conditions:

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
•The Committee determines the number of shares granted to a participant pursuant to a stock option, subject to the Per Person Limits described above.
•The Committee will determine the exercise price of options granted under the Amended Plan, but no options will have an exercise price less than the fair market value of our Common Stock on the date of grant. The exercise price of an incentive stock option granted to a 10% stockholder may not be less than 110% of the fair market value on the date such option is granted.
•The terms of options are determined by the Committee, provided that no option will be exercisable more than ten years after the date of grant. However, with respect to any participant who owns 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option must not exceed five years.
•After termination of one of our employees, directors or consultants, he or she may exercise his or her option for the period of time determined by the Committee and stated in the award agreement.
•Options are ineligible for dividends or dividend equivalents.
Stock Appreciation Rights
A stock appreciation right is the right to receive the appreciation in the fair market value of our Common Stock between the exercise date and the date of grant, for that number of shares of our Common Stock with respect to which the stock appreciation right is exercised. Each award of stock appreciation rights is evidenced by an award agreement specifying the terms and conditions of the award. The Committee determines the exercise price of stock appreciation rights, except that no stock appreciation right may have an exercise price less than the fair market value of the shares on the date of grant. The Committee also determines the vesting schedule, term and other terms and conditions of stock appreciation rights. The Committee also will determine the number of shares granted to a participant pursuant to a stock appreciation right, subject to the Per Person Limits as discussed above. After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the award agreement. In no event will a stock appreciation right be exercised later than the expiration of its term. While the Committee may, in its sole discretion, pay amounts owed pursuant to a stock appreciation right in cash, shares of our Common Stock or in a combination thereof, historically all stock appreciation rights under the Prior Plan have been stock-settled. Stock appreciation rights are ineligible for dividends or dividend equivalents.
Restricted Stock
Restricted stock awards are awards of shares of our Common Stock that vest in accordance with terms and conditions established by the Committee, which shall be evidenced by an award agreement. The Committee may impose whatever conditions to vesting it determines to be appropriate. The Committee determines the purchase price of any grants of restricted stock. The Committee will determine the number of shares of restricted stock granted to a participant, subject to the Per Person Limits discussed above. The participant generally will have the rights of a stockholder of the Company with respect to the shares of restricted stock and shall be entitled to receive dividends, dividend equivalents and other distributions on such shares; provided, such dividends, dividend equivalents and other distributions shall be subject to the same vesting, transferability and forfeitability conditions as the shares of restricted stock with respect to which they are paid.
Restricted Stock Units
Restricted stock units are awards of a right to receive a payment (in the form of shares, cash, or a combination thereof, as determined by the Committee) equal to shares of Common Stock that vest in accordance with the terms and conditions established by the Committee, which shall be evidenced by an award agreement. The award may be paid out upon vesting or at such other time or times determined by the Committee. Each restricted stock unit has an initial value equal to the fair market value of a share on the date of grant. The Committee will determine the number of shares granted pursuant to a restricted stock unit award, subject to the Per Person Limits as discussed above.
Performance Shares and Performance Units
Performance units and performance shares are awards of a right to receive a payment (in the form of shares, cash, or a combination thereof, as determined by the Committee) only if performance goals and/or other vesting criteria established by the Committee are achieved or the awards otherwise vest. Each performance share corresponds to the value of one share of our stock and the Committee determines the number of shares granted pursuant to a performance share, subject to the Per Person Limits as discussed above. The Committee establishes the initial value of each performance unit on the

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
date of grant, subject to the Per Person Limits as discussed above. The vesting requirements (which may be solely continued employment) will be determined by the Committee.
Other Share-Based or Cash-Based Awards
Other share-based or cash-based awards are awards that result in a payment to a participant (in the form of cash, shares of equal value, or a combination thereof, as determined by the Committee) if the award vests in accordance with terms and conditions established by the Committee, which shall be evidenced by an award agreement. The Committee may impose whatever conditions to vesting it determines to be appropriate and shall determine the number of shares for each other share-based award and the initial value for each other cash-based award, subject to the Per Person Limits as discussed above. The Committee may also grant dividend equivalents as a form of other share-based or cash-based award under the Amended Plan. Any dividend equivalent rights award in connection with another award may be paid only at the time and to the extent that the shares underlying such other award are distributed. No dividends may be paid on any award (other than as provided above with respect to restricted stock awards) and no dividend equivalents may be paid on stock options or SARs.
Common Stock Equivalents
On a quarterly basis, our non-employee directors receive common stock equivalent awards for 100% of his or her directors’ fees, unless the director has elected to receive not more than 50% of such fees in cash. The number of common stock equivalents awarded is equal to the portion of the non-employee director’s quarterly compensation that he or she has elected to receive in common stock equivalents divided by the fair market value of our Common Stock on the first business day of each fiscal quarter. The common stock equivalents each represent one share of our Common Stock and are credited to a book-entry account and release upon termination of service, unless the director elects accelerated release.
Other Provisions
Change of Control. If we experience a change of control (as defined in the Amended Plan), the Committee will determine how to treat awards, which may include requiring the successor corporation to assume or substitute an equivalent award for each outstanding award. Any awards that are not irrevocably assumed or substituted for awards of equal or greater value having terms and conditions no less favorable to each participant than those applicable immediately prior to the change of control, or in the case where the Company is the surviving entity, where any outstanding awards are not adjusted as necessary to preserve the value thereof, such awards generally will become fully vested (and, if applicable, exercisable) before the change of control. Awards that are assumed or substituted will not automatically vest, unless determined otherwise by the Committee. For each award that is assumed or substituted, if the participant is terminated without cause (as defined in the Amended Plan) within 12 months following the change in control, the award will fully vest (unless the applicable award agreement prohibits such vesting).
Amendments and Termination. The Board or the Committee generally may amend or terminate the Amended Plan at any time and for any reason. However, as described above, the Board or Committee generally is required to obtain stockholder approval to (1) reprice outstanding options; or (2) institute a program whereby outstanding awards are surrendered or cancelled in exchange for awards of the same type (which may have a lower exercise price or purchase price), awards of a different type and/or cash. In addition, any future amendments will be submitted for stockholder approval if necessary or appropriate to continue the Amended Plan’s compliance with NYSE rules. In addition, an amendment will be subject to stockholder approval if the Board or Committee deems such amendment to be a “material amendment,” except with respect to such an amendment that will impact awards in the aggregate of no more than 5% of the shares reserved for issuance under the Amended Plan. For purposes of the Board’s or the Committee’s determination, the following amendments shall be deemed to be “material amendments” for purposes of the prior sentence: (1) material increases to the benefits accrued to participants under the Amended Plan; (2) increases in the number of securities that may be issued under the Amended Plan; (3) material modifications to the requirements for participation in the Amended Plan; and (4) the addition of a new provision allowing the Board or the Committee to waive or let the restrictions lapse at its discretion. The Amended Plan is set to expire on June 1, 2033 (the tenth anniversary of the date that stockholders approve the Amended Plan), unless terminated earlier by the Board or Committee.
Foreign Jurisdictions. To facilitate awards to foreign nationals or to employees employed by us (or certain affiliates) outside the United States, the Committee may approve supplements to, or amendments, restatements or alternative versions of, the Amended Plan without affecting the terms of the Amended Plan for any other purpose; provided that no such supplements, amendments, restatements or alternative versions include any provisions that are inconsistent with the

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
terms of the Amended Plan, as then in effect, unless the Amended Plan could have been amended to eliminate such inconsistency without further approval by our stockholders.
Incentive Compensation Recoupment Policy. All awards granted under the Amended Plan are subject to the Company’s incentive compensation recoupment policy, as in effect from time to time.
Federal Income Tax Consequences
The following is a brief description of the material U.S. federal income tax consequences associated with awards under the Amended Plan. It is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. It does not purport to be complete, and does not discuss the tax consequences of a recipient’s death or the provisions of the income tax laws of any municipality, state or foreign country in which the recipient may reside.
Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to the alternative minimum tax. Upon a disposition of the shares more than two years after grant of the option and one year after exercise of the option, any gain or loss is treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period.
Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee’s exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares received and/or the amount of any cash received. Upon a disposition of such shares by the participant, any difference between the sale price and the holder’s exercise price, to the extent not recognized as taxable income, is treated as long-term or short-term capital gain or loss, depending on the holding period.
Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Common Stock Equivalents. A participant generally will not have taxable income at the time an award of restricted stock, restricted stock units, performance shares, performance units or common stock equivalents is granted. Instead, he or she generally will recognize ordinary income in the first taxable year in which the award (or, if applicable, cash) no longer is subject to substantial risk of forfeiture (i.e., when vested) and is paid. However, a holder of a restricted stock award may elect to recognize income instead at the time he or she receives the award in an amount equal to the fair market value of the shares underlying the award (less any amount paid for the shares) on the date the award is granted. In certain circumstances, payment (i.e., release of shares), and recognition of ordinary income, of a holder of an award other than restricted stock may be subject to a six-month delay under Code Section 409A rules governing deferred compensation. If permitted by the Committee, recipients of awards other than restricted stock may make an advance election to defer payment of vested shares (or, if applicable, cash) and in that case, generally would not recognize ordinary income until the payment date.
Other Awards. For other awards, the participant will generally recognize ordinary income in an amount equal to any cash received and the fair market value of any shares received on the date of payment or the date of delivery of the shares and we will generally be entitled to a corresponding tax deduction.
Tax Withholding. As a condition to the delivery of any shares to the recipient of an award, we may require the recipient to make arrangements for meeting certain tax withholding requirements in connection with the award or withhold or receive shares in satisfaction of a participant’s tax obligations; provided that the amount of tax withholding to be satisfied by

2023 Proxy Statement	59

Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan
withholding shares will be limited to the maximum individual statutory tax rate in a given jurisdiction (or such lower amount as may be necessary to avoid liability award accounting or any other accounting consequence or cost to the Company).
Section 162(m). In general, Code Section 162(m) denies a publicly held corporation a deduction for U.S. federal income tax purposes for compensation in excess of $1,000,000 per year per person to its principal executive officer, principal financial officer and the three other executive officers whose compensation is disclosed in its proxy statement as a result of their total compensation, subject to certain exceptions and the limited transition relief provided under the Tax Cuts and Jobs Act.
Section 409A. To the extent applicable, it is intended that the Amended Plan and any awards made under the Amended Plan either be exempt from, or comply with, the provisions of Code Section 409A, including the exceptions for stock rights and short-term deferrals. The Company intends to administer the Amended Plan and any awards made thereunder in a manner consistent with the requirements of Code Section 409A.
Plan Benefits
No awards made under the Amended Plan prior to the date of the Annual Meeting were granted subject to stockholder approval of this proposal. Except for the quarterly common stock equivalent awards that will be granted automatically to our non-employee directors as directors fees on or around July 1, 2023 and the annual restricted stock unit awards that will be granted to our non-employee directors following the Annual Meeting (discussed above), awards granted under the Amended Plan are subject to the discretion of the Committee and are not determinable at this time. The aggregate dollar value of the common stock equivalent awards (setting aside any elections to receive 50% of such awards in cash) and the restricted stock award unit awards to be granted to our non-employee directors that are determinable is approximately $323,125 and $2,640,000, respectively. We expect that future grants under the Amended Plan may approximate the value of grants made in prior years under the Prior Plan, but this result could change markedly depending on future circumstances and decisions. Grants under the Prior Plan made in 2022 to our named executive officers are shown in the 2022 Grants of Plan-Based Awards table above. Our executive officers and directors have an interest in this proposal because they are eligible to receive awards under the Amended Plan.
The following table sets forth information with respect to the number of outstanding stock appreciation rights (SARs), time-based restricted stock units (RSUs), performance-based restricted stock units (PSUs) and common stock equivalents that have been granted to the named executive officers and the specified groups set forth below under the Prior Plan as of April 1, 2023. No other types of awards were granted under the Prior Plan during the last fiscal year. On April 1, 2023, the closing price of the underlying shares of our Common Stock traded on the NYSE was $325.77 per share.

Name of Individual (and Principal Position) or Group	Number of SARs Granted	Number of RSUs Granted	Number of PSUs (1)	Number of Common Stock Equivalents (2)
Eugene A. Hall, Chief Executive Officer	814,365	—	683,782	—
Craig W. Safian, EVP, Chief Financial Officer	187,782	9,053	154,865	—
Alwyn Dawkins, EVP, Global Business Sales	132,209	1,494	109,247	—
Scott Hensel, EVP, Global Services & Delivery	70,505	4,262	56,932	—
Robin Kranich, EVP, Chief Human Resources Officer	132,209	1,494	109,247	—
Jules P. Kaufman, Former EVP, General Counsel & Secretary	65,250	6,234	49,312	—
All Current Executive Officers as a Group	1,560,166	96,767	1,309,446	—
All Current Directors who are not Executive Officers as a Group	—	130,674	—	47,354
Each Nominee for election as a Director	814,365	130,674	683,782	47,354

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Proposal Four: Approval of the Gartner, Inc. Long-Term Incentive Plan

Each Associate of any of such Directors, Executive Officers or Nominees	—	—	—	—
Each other Person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All Employees, including all Current Officers who are not Executive Officers, as a Group (3)	647,455	2,787,240	484,740	—
(1)    The number of shares represents the actual number of shares granted plus the target number of shares for the 2023 award that could be issued underlying the PSU awards. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for additional details on the PSU awards.
(2)    Please see the “Non-Employee Director Compensation” section of this Proxy Statement for additional details regarding the non-employee director common stock equivalents.
(3)    Represents total awards granted since the adoption of the Prior Plan to all employees (current and former) who received awards under the Prior Plan, other than current executive officers.
Registration with the SEC
If the Amended Plan is approved by our stockholders and becomes effective, we intend to file a Registration Statement on Form S-8 relating to the issuance of shares of Common Stock under the Amended Plan with the SEC pursuant to the Securities Act of 1933, as amended, as soon as practicable after approval of the Amended Plan by our stockholders.
RECOMMENDATION OF OUR BOARD
Our Board unanimously recommends that you vote FOR the approval of the Gartner, Inc. Long-Term Incentive Plan.
________________

2023 Proxy Statement	61

PROPOSAL FIVE:
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has appointed KPMG LLP (“KPMG”) to serve as the Company’s independent registered public accounting firm for the 2023 fiscal year. Additional information concerning the Audit Committee and its activities with KPMG can be found in the Audit Committee Report and the Principal Accountant Fees and Services below.
The Audit Committee is directly responsible for the appointment, compensation and oversight of the Company’s independent registered public accounting firm. Ratification by the stockholders of the appointment of KPMG is not required by law, the Company’s bylaws or otherwise. However, the Board of Directors is submitting the appointment of KPMG for stockholder ratification to ascertain stockholders’ views on the matter. Representatives of KPMG will attend the Annual Meeting to respond to appropriate questions and to make a statement if they desire to do so.
Principal Accountant Fees and Services
The following table presents fees for professional services rendered by KPMG for the integrated audit of the Company’s consolidated financial statements and internal control over financial reporting during the years ended December 31, 2022 and 2021, and fees for other services rendered by KPMG during those periods:

Types of Fees	2021 ($)	2022 ($)
Audit Fees	5,564,000	5,879,991
Audit-Related Fees	201,000	33,419
Tax Fees	1,156,000	1,186,825
All Other Fees	—	—
Total Fees	6,921,000	7,100,235
Audit Fees
Audit fees relate to professional services rendered by KPMG for the audit of the Company’s annual consolidated financial statements contained in its Annual Report on Form 10-K, audit of internal controls over financial reporting, and the review of the Company’s quarterly financial statements contained in its Quarterly Reports on Form 10-Q, as well as work performed in connection with statutory and regulatory filings. The amounts noted above include reimbursement for direct out-of-pocket travel and other sundry expenses.
Audit-Related Fees
Audit-related fees relate to professional services for assurance and audit-related services performed for the Company or its subsidiaries but not directly related to the audits. Audit-Related fees include attestation or agreed upon procedures related to certain statutory requirements or local reporting requirements and issuance of the comfort letters related to the Company’s debt issuance.
Tax Fees
Tax fees relate to professional services rendered by KPMG for permissible tax compliance in international and domestic locations, tax advice, tax planning, and transfer pricing.
All Other Fees
This category of fees covers all fees for any permissible service not included in the above categories.

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Proposal Five: Ratification of Appointment of Independent Registered Public Accounting Firm
Pre-Approval Policies
The Audit Committee’s policy is to pre-approve all audit, audit-related and permissible non-audit services provided by KPMG. These services may include domestic and international audit services, audit-related services, tax services and other services. At the beginning of each fiscal year, the Audit Committee pre-approves aggregate fee limits for specific types of permissible services (e.g., domestic and international tax compliance and tax planning services; transfer pricing services, audit-related services and other permissible services) to allow management to engage KPMG expeditiously as needed when projects arise. At each regular quarterly meeting, KPMG and management report to the Audit Committee regarding the services for which the Company has engaged KPMG in the immediately preceding fiscal quarter in accordance with the pre-approved limits, and the related fees for such services as well as year-to-date cumulative fees for KPMG services. Pre-approved limits may be adjusted as necessary during the year, and the Audit Committee may also pre-approve particular services on a case-by-case basis. All services provided by KPMG in 2022 were pre-approved by the Audit Committee.
AUDIT COMMITTEE REPORT
Pursuant to its responsibilities as set forth in the Audit Committee Charter, the Audit Committee has reviewed and discussed with management and with KPMG Gartner’s audited consolidated financial statements for the year ended December 31, 2022. The Audit Committee has discussed with KPMG the matters required to be discussed under applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission. The Audit Committee has received the written disclosures and letter from KPMG required by applicable requirements of the PCAOB regarding KPMG’s communications with the Audit Committee concerning independence and has discussed with KPMG that firm’s independence.
Based on the review and discussions noted above, as well as discussions regarding Gartner’s internal control over financial reporting and discussions with Gartner’s Internal Audit function, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the year ended December 31, 2022 be included in Gartner’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022 for filing with the Securities and Exchange Commission.
Audit Committee of the Board of Directors
Richard J. Bressler
Karen E. Dykstra
Diana S. Ferguson
James C. Smith
RECOMMENDATION OF OUR BOARD
Our Board unanimously recommends that you vote FOR ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the 2023 fiscal year.
________________

2023 Proxy Statement	63

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Based on our review of information on file with the SEC and our stock records, the following table provides certain information about beneficial ownership of shares of our Common Stock as of April 6, 2023 (including shares that will release or are or will become exercisable within 60 days following April 6, 2023) held by: (i) each person (or group of affiliated persons) which is known by us to own beneficially more than five percent (5%) of our Common Stock; (ii) each of our directors; (iii) each NEO; and (iv) all directors, NEOs and other current executive officers as a group. Percentage computations are based on 79,166,952 shares of Common Stock outstanding on April 6, 2023. Unless otherwise indicated, the address for those listed below is c/o Gartner, Inc., 56 Top Gallant Road, Stamford, CT 06902. The amounts shown do not include CSEs or RSUs that release upon termination of service as a director, or deferred CSEs or RSUs that will not release within 60 days. Since all stock appreciation rights (SARs) are stock-settled (i.e., shares are withheld for the payment of exercise price and taxes), the number of shares ultimately issued upon settlement will be less than the number of SARs exercised. Except as indicated by footnote, and subject to applicable community property laws, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them. To the Company’s knowledge, none of these shares has been pledged.

Beneficial Owner	Number of Shares Beneficially Owned	Percent Owned
Peter E. Bisson	1,743	*
Richard J. Bressler	31,097	*
Raul E. Cesan (1)(2)	105,585	*
Karen E. Dykstra	15,965	*
Diana S. Ferguson	970	*
Anne Sutherland Fuchs (1)	18,431	*
William O. Grabe (1)	29,164	*
José M. Gutiérrez (3)	230	*
Stephen G. Pagliuca (1)	66,483	*
Eileen M. Serra (4)	1,699	*
James C. Smith (1)(5)	917,189	1.2
Eugene A. Hall (6)	1,374,955	1.7
Craig W. Safian (7)	135,867	*
Alwyn Dawkins (8)	111,139	*
Scott Hensel (9)	56,755	*
Robin Kranich (10)	37,744	*
Jules Kaufman (11)	33,663	*
All current directors, NEOs and other executive officers as a group (26 persons) (12)	3,109,797	3.9
The Vanguard Group, Inc. (13) 100 Vanguard Blvd., Malvern, PA 19355	9,088,343	11.5
BlackRock, Inc. (14) 55 East 52nd Street, New York, NY 10055	6,228,961	7.9
Baron Capital Group, Inc. (15) 767 Fifth Avenue, New York, NY 10153	4,904,289	6.2
*    Less than 1%
(1)Includes 893 RSU shares that will release within 60 days.
(2)Includes 30,000 shares held by a family foundation, 8,000 shares held by Family Trust #1 and 4,400 held by Family Trust #2, each as to which Mr. Cesan may be deemed a beneficial owner.
(3)Includes 230 RSU shares that will release within 60 days.

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Security Ownership of Certain Beneficial Owners and Management
(4)Includes 700 shares held by a family trust as to which Ms. Serra may be deemed a beneficial owner.
(5)Includes 709,396 shares held by a family foundation as to which Mr. Smith may be deemed a beneficial owner.
(6)Includes 229,271 vested and exercisable stock appreciation rights (“SARs”).
(7)Includes 71,585 vested and exercisable SARs.
(8)Includes 67,018 vested and exercisable SARs.
(9)Includes 41,903 vested and exercisable SARs.
(10)Includes 23,133 vested and exercisable SARs.
(11)Includes 9,112 shares held by family trusts as to which Mr. Kaufman may be deemed a beneficial owner and 12,132 vested and exercisable SARs.
(12)Includes 6,353 RSUs shares that will release within 60 days, and 551,449 SARs that are, or will become within 60 days, vested and exercisable. Mr. Kaufman is a Named Executive Officer and is included in this table although his employment with the Company terminated on February 15, 2023.
(13)Beneficial ownership information is based on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 9, 2023. The Vanguard Group has shared voting power over 117,032 shares, sole dispositive power over 8,759,981 shares and shared dispositive power over 328,362 shares.
(14)Beneficial ownership information is based on a Schedule 13G/A filed by BlackRock, Inc. with the SEC on February 3, 2023. BlackRock, Inc. has sole voting power over 5,445,763 shares and sole dispositive power over 6,228,961 shares.
(15)Beneficial ownership information is based on a Schedule 13G/A filed by Baron Capital Group, Inc., BAMCO, Inc., a subsidiary of Baron Capital Group, Inc., Baron Capital Management, Inc., a subsidiary of Baron Capital Group, Inc., and Ronald Baron, who owns a controlling interest in Baron Capital Group, Inc., with the SEC on February 14, 2023. BAMCO, Inc. has shared voting power of 4,599,260 shares and shared dispositive power of 4,704,260 shares. Baron Capital Group, Inc. has shared voting power of 4,799,289 shares and shared dispositive power of 4,904,289 shares. Baron Capital Management, Inc. has shared voting power and shared dispositive power of 200,029 shares. Mr. Baron has shared voting power of 4,799,289 shares and shared dispositive power of 4,904,289 shares.
In addition to the shares shown in the table above, as of April 6, 2023, (1) the following Directors had CSE’s that release upon termination of service as a director: Mr. Bisson, 2,943; Mr. Bressler, 20,311; Mr. Cesan, 1,063; Ms. Dykstra, 10,133; Ms. Ferguson, 81; Ms. Fuchs, 29,577; Mr. Grabe, 47,197; Mr. Gutiérrez, 45; Mr. Pagliuca, 1,668; Ms. Serra, 2,215; and Mr. Smith, 0, and (2) the following Directors had RSU’s that release upon termination of service as a director: Mr. Bisson, 7,833; Mr. Bressler, 11,108; Mr. Cesan, 0; Ms. Dykstra, 4,347; Ms. Ferguson, 0; Ms. Fuchs, 0; Mr. Grabe, 4,340; Mr. Gutiérrez, 0; Mr. Pagliuca, 0; Ms. Serra, 0; and Mr. Smith, 0. See “Compensation of Directors” on page 8 for a description of CSEs issued to directors.

2023 Proxy Statement	65

TRANSACTIONS WITH RELATED PERSONS
Gartner delivers actionable, objective insight to executives and their teams for more than 15,000 enterprises in approximately 90 countries and territories — across all major functions, in every industry and enterprise size. Because of our worldwide reach, it is not unusual for Gartner to engage in ordinary course of business transactions involving the sale of research or consulting services with entities in which one of our directors, executive officers or a greater than 5% owner of our stock, or immediate family member of any of them, may also be a director, executive officer, partner or investor, or have some other direct or indirect interest. We will refer to these transactions generally as related party transactions.
The Audit Committee is charged with monitoring and reviewing issues involving potential conflicts of interest, and reviewing and approving related person transactions. The Audit Committee has adopted written Related Person Transaction Policies and Procedures (the “RPT Policy”), which require the Audit Committee to review and approve transactions in which (i) the aggregate amount involved is or is expected to exceed $120,000, (ii) the Company or any of its subsidiaries is a participant, and (iii) any related person has a direct or indirect interest. Under the RPT Policy, related persons include (i) any person who is or was during the last fiscal year a director, executive officer, or any nominee for director, (ii) any person owning 5% or more of the Company’s Common Stock, and (iii) any immediate family members of such persons. Under the RPT Policy, the Audit Committee has pre-approved several categories of transactions with related persons. For transactions that are not pre-approved under the Policy, in reviewing and determining whether to approve related person transactions, the Audit Committee takes into account whether the transaction is available to an unaffiliated third party under the same or similar circumstances, the extent of the related person’s interest in the transaction, and other factors as the Audit Committee deems appropriate. The Audit Committee will not approve any related person transaction if it determines it to be inconsistent with the interests of the Company and its stockholders.
In addition, the Company maintains a written conflict of interest policy, which is posted on our intranet. The conflict of interest policy prohibits all Gartner employees, including our executive officers, from engaging in any personal, business or professional activity which conflicts with or appears to conflict with their employment responsibilities and from maintaining financial interests in entities that could create an appearance of impropriety in their dealings with the Company. Additionally, the policy prohibits all Gartner employees from entering into agreements on behalf of Gartner with any outside entity if the employee knows that the entity is a related party to a Gartner employee; i.e., that the contract would confer a financial benefit, either directly or indirectly, on a Gartner employee or his or her relatives. All potential conflicts of interest involving Gartner employees must be reported to, and pre-approved by, the General Counsel.
Since January 1, 2022, there were no related party transactions in which any director, executive officer or a greater than 5% owner of our stock, or immediate family member of any of them, had or will have a direct or indirect material interest.
DELINQUENT SECTION 16(a) REPORTS
Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than 10% of our Common Stock to file reports of ownership and changes of ownership with the SEC and to furnish us with copies of the reports they file. To assist with this reporting obligation, the Company prepares and files ownership reports on behalf of its executive officers and directors pursuant to powers of attorney issued by the executive officer or director to the Company. Based solely on our review of these reports, or written representations from certain reporting persons, we believe that during fiscal year 2022, all such reporting persons filed the required reports on a timely basis under Section 16(a), except that (1) a Form 4 was filed late, due to a clerical error, on behalf of Mr. Bressler to report one transaction, and (2) a Form 4 was filed late, due to an administrative error, on behalf of Ms. Fuchs to report one transaction.

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PROXY AND VOTING INFORMATION
Information Concerning Proxy Materials and the Voting of Proxies
How can I participate in the 2023 Annual Stockholders’ Meeting?
To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/IT2023. Online check-in will be available approximately 15 minutes before the meeting starts. Stockholders of record as of the close of business on April 6, 2023, the Record Date, are entitled to participate in and vote at the Annual Meeting. To participate in the Annual Meeting, including to vote, ask questions, and view the list of registered stockholders as of the Record Date during the Annual Meeting, stockholders of record should go to the meeting website at www.virtualshareholdermeeting.com/IT2023, enter the 16-digit control number found on your proxy card or Notice of Internet Availability of Proxy Materials (the “Notice”), and follow the instructions on the website. If your shares are held in street name and your voting instruction form or Notice indicates that you may vote those shares through the http://www.proxyvote.com website, then you may access, participate in, and vote at the annual meeting with the 16-digit access code indicated on that voting instruction form or Notice. Otherwise, stockholders who hold their shares in street name should contact their bank, broker or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend, participate in or vote at the Annual Meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be provided on the log-in page.
Stockholders may submit questions during the Annual Meeting. Questions may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/IT2023. The company will try to answer as many questions as possible during the time scheduled. Additional information regarding the question and answer process, including the types and number of questions permitted, and the time allotted for the question and answer session, will be available in the Annual Meeting rules of conduct and procedures, which will be posted at the virtual Annual Meeting website during the Annual Meeting.
Why is it Important to Vote?
Voting your shares is important to ensure that you have a say in the governance of the Company. Additionally, repeated failure to vote may subject your shares to risk of escheatment. Please review the proxy materials and follow the relevant instructions to vote your shares. We hope you will exercise your rights and fully participate as a stockholder in the future of Gartner.
Why Did You Receive a Notice Regarding Availability of Proxy Materials?
The Securities and Exchange Commission (“SEC”) rules allow companies to furnish proxy materials to their stockholders via the Internet. This “e-proxy” process expedites stockholders’ receipt of proxy materials, while significantly lowering the costs and reducing the environmental impact of our annual meeting. Accordingly, on April 17, 2023, we mailed to our stockholders (other than those who previously have requested printed proxy materials) a Notice. If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access our proxy materials for the Annual Meeting on a website, how to request a printed copy of the proxy materials and how to vote your shares. We will mail printed copies of our proxy materials to those stockholders who have already elected to receive printed proxy materials.
If Your Shares Are Held in “Street Name,” How Are Your Shares Voted?
If you are the beneficial owner of shares (meaning that your shares are held in the name of a bank, brokerage or other nominee; i.e., “street name” accounts), you may receive a Notice from that firm containing instructions you must follow in order for your shares to be voted. Additionally, brokers are not permitted to vote on certain items, and may elect not to vote on any of the items, unless you provide voting instructions. A broker “non-vote” occurs when a nominee (such as a bank, broker or other nominee) holding shares for a beneficial owner does not vote on a particular item because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Broker non-votes will not be tabulated in determining whether any of the items presented at the Annual Meeting has obtained the requisite vote to be approved. We urge you to promptly provide voting instructions to your broker to ensure that your shares are voted on all of the proposals, even if you plan to attend the annual meeting.
If You Are the Holder of Record of Your Shares, How Are Your Shares Voted?
If you are the holder of record of your shares, you will either receive a Notice or printed proxy materials if you have already elected to receive printed materials. The Notice will contain instructions you must follow to vote your shares. If you

2023 Proxy Statement	67

Proxy and Voting Information
received proxy materials in paper form, the materials include a proxy card instructing the holder of record how to vote the shares.
How Can You Get Electronic Access to Proxy Materials?
The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. Additionally, proxy materials are available on www.proxyvote.com, 24 hours a day, seven days a week. You will need the control number(s) located on your Notice to access the proxy materials online.
How Can You Request Paper or Email Copies of Proxy Materials?
If you received a Notice by mail, you will not receive a printed copy of the proxy materials. If you want to receive paper or email copies of the proxy materials, you must request them. There is no charge for requesting a copy. To facilitate timely delivery, please make your request on or before May 20, 2023. To request paper or email copies, stockholders can go to www.proxyvote.com, call 1-800-579-1639 or send an email to sendmaterial@proxyvote.com. Please note that if you request materials by email, send a blank email with your control number(s) (located on your Notice) in the subject line.
How Can You Sign Up to Receive Future Proxy Materials Electronically?
You have the option to receive all future proxy statements, proxy cards and annual reports electronically via email or the Internet. If you elect this option, the Company will only mail printed materials to you in the future if you request that we do so. To sign up for electronic delivery, please follow the instructions below under How Can You Vote to vote using the Internet and vote your shares. After submitting your vote, follow the prompts to sign up for electronic delivery.
What is “Householding”?
We have adopted “householding” procedures that allow us to deliver proxy materials more cost-effectively. If you are a beneficial owner of shares and you and other residents at your mailing address share the same last name and also own shares of common stock in an account at the same bank, brokerage, or other nominee, your nominee delivered a single Notice or set of proxy materials to your address. This method of delivery is known as householding. Householding reduces the number of mailings you receive, saves on printing and postage costs and helps the environment. Stockholders participating in householding continue to receive separate proxy cards and control numbers for voting electronically.
We will deliver promptly a separate copy of the Notice or proxy materials to a stockholder at a shared address to which a single copy was delivered. A stockholder who received a single Notice or set of proxy materials to a shared address may request a separate copy of the Notice or proxy materials be sent to him or her by contacting in writing to Broadridge Financial Solutions, Inc. (“Broadridge”), Householding Department at 51 Mercedes Way, Edgewood, New York, 11717, or calling 1-866-540-7095. If you would like to opt out of householding for future deliveries of proxy materials, please contact your broker, bank or other nominee.
Beneficial owners of shares who share an address and receive multiple copies of the proxy materials but want to receive only a single copy of these materials in the future should contact their bank, brokerage or other nominee and make this request.
Who Can Vote at the Annual Meeting?
Only stockholders of record at the close of business on April 6, 2023 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 79,166,952 shares of Common Stock outstanding and eligible to be voted. This amount does not include treasury shares which are not voted.

2023 Proxy Statement	68

Proxy and Voting Information
How Can You Vote?
You may vote using one of the following methods:

➣	Internet
You may vote on the Internet up until 11:59 PM Eastern Time on June 1, 2022 by going to the website for Internet voting on the Notice or your proxy card (www.proxyvote.com) and following the instructions on your screen. Have your Notice or proxy card available when you access the web page. If you vote by the Internet, you should not return your proxy card.

➣	Telephone
You may vote by telephone by calling the toll-free telephone number on your proxy card (1-800-690-6903), 24 hours a day and up until 11:59 PM Eastern Time on May 31, 2023, and following pre-recorded instructions. Have your proxy card available when you call. If you vote by telephone, you should not return your proxy card.

➣	Mail
If you received your proxy materials by mail, you may vote by mail by marking the enclosed proxy card, dating and signing it, and returning it in the postage-paid envelope provided or to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, N.Y. 11717.

➣	At the meeting	You may vote at the Annual Meeting by visiting www.virtualshareholdermeeting.com/IT2023 and using your control number.
All shares that have been voted properly by an unrevoked proxy will be voted at the Annual Meeting in accordance with your instructions. If you sign and submit your proxy card, but do not give voting instructions, the shares represented by that proxy will be voted for each proposal as our Board recommends.
How to Revoke Your Proxy or Change Your Vote
A later vote by any means will cancel an earlier vote. You can revoke your proxy or change your vote before your proxy is voted at the Annual Meeting by giving written notice of revocation to: Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, Connecticut 06904-2212; or submitting another timely proxy by the Internet, telephone or mail; or voting at the Annual Meeting. If there is a physical meeting in Stamford, Connecticut and your shares are held in the name of a bank, broker or other holder of record, to vote at the Annual Meeting you must obtain a proxy executed in your favor from your bank, broker or other holder of record and bring it to the Annual Meeting in order to vote. Attendance at the Annual Meeting will not, by itself, revoke your prior proxy.
How Many Votes You Have
Each stockholder has one vote for each share of our Common Stock owned on the Record Date for all matters being voted on.

Quorum
A quorum is constituted by the presence, in person or by proxy, of holders of our Common Stock representing a majority of the number of shares of Common Stock entitled to vote. Abstentions and broker non-votes (described above) will be considered present to determine a quorum.

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Proxy and Voting Information
Votes Required

Proposal		Vote Required
1	Election of each of the twelve nominees to our Board of Directors	Majority of votes cast
2	Approval, on an advisory basis, of the compensation of our named executive officers	Majority of shares present and entitled to vote
3	Vote, on an advisory basis, on the frequency of future stockholder advisory votes on the Company’s executive compensation	Majority of shares present and entitled to vote
4	Approval of the Gartner, Inc. Long-Term Incentive Plan	Majority of shares present and entitled to vote
5	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year	Majority of shares present and entitled to vote
Proposal One: Each nominee must receive more “FOR” votes than “AGAINST” votes to be elected. Abstentions and broker non-votes will have no effect on the outcome of the election. Any nominee who fails to achieve this threshold must tender his or her resignation from the Board pursuant to the Company’s majority vote standard.
Proposals Two, Four and Five: The affirmative “FOR” vote of a majority of the votes of shares of Common Stock present in person or represented by proxy and entitled to vote is required to approve Proposal Two—the advisory (non-binding) approval of the Company’s executive compensation; Proposal Four – approval of the Gartner, Inc. Long-Term Incentive Plan; and Proposal Five—the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023. For Proposals Two, Four and Five, abstentions have the same effect as “AGAINST” votes. Broker non-votes, if any, will have no effect on the outcome of these matters.
Proposal Three: With respect to Proposal Three - the advisory (non-binding) vote on the frequency of future stockholder advisory votes on executive compensation, a majority of the votes of shares of Common Stock present in person or represented by proxy and entitled to vote is required. If none of the options receives this majority, the alternative receiving the greatest number of votes will be the option considered the selection of stockholders. Abstentions will not be counted in support of any particular frequency. Broker non-votes, if any, will have no effect on the outcome of these matters.
If any other matters are brought properly before the Annual Meeting, the persons named as proxies in the accompanying proxy card will have the discretion to vote on those matters for you. If for any reason any of the nominees is not available as a candidate for director at the Annual Meeting, the persons named as proxies will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors. As of the date of this Proxy Statement, we were unaware of any other matter to be raised at the Annual Meeting.
What Are the Recommendations of the Board?
The Board of Directors recommends that you vote:

✓ FOR	Election of each of the twelve nominees to our Board of Directors
✓ FOR	Approval, on an advisory basis, of the compensation of our NEOs
✓ ONE YEAR	Vote, on an advisory basis, on the frequency of future stockholder advisory votes on the Company’s executive compensation
✓ FOR	Approval of the Gartner, Inc. Long-Term Incentive Plan
✓ FOR	Ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2023 fiscal year
Who Is Distributing Proxy Materials and Bearing the Cost of the Solicitation?
This solicitation of proxies is being made by the Board of Directors and we will bear the entire cost of this solicitation, including costs associated with mailing the Notice and related Internet access to proxy materials, the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy card, and any additional solicitation material that we may provide to stockholders. Gartner will request brokerage firms, fiduciaries and custodians holding shares in their names that are beneficially owned by others to solicit proxies from these persons and will pay the costs associated with such activities. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic mail and

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Proxy and Voting Information
other means by our directors, officers and employees. No additional compensation will be paid to these individuals for any such services. We have also retained Georgeson LLC to assist with the solicitation of proxies at an anticipated cost of $8,000, which will be paid by the Company.
Where can I find the voting results of the Annual Meeting?
We will disclose voting results on a Form 8-K that will be filed with the SEC within four business days after the Annual Meeting, which will also be available on our investor relations website – https://investor.gartner.com.
Who Can Answer Your Questions?
If you have questions about this Proxy Statement or the Annual Meeting, please call our Investor Relations Department at (203) 316-6537.
Stockholder Communications
Stockholders and other interested parties may communicate with any of our directors, including our Chairman of the Board, by writing to them c/o Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. 10212, Stamford, CT 06904-2212. All communications other than those which on their face are suspicious, inappropriate or illegible will be delivered to the director to whom they are addressed.
Available Information
Our website address is www.gartner.com. The investor relations section of our website is located at https://investor.gartner.com and contains, under the “Governance Documents” link, which can be found on the “Governance” tab, current electronic printable copies of our:

➣	CEO & CFO Code of Ethics, which applies to our Chief Executive Officer, Chief Financial Officer, controller and other financial managers
➣	Code of Conduct, which applies to all Gartner officers, directors and employees
➣	Principles and Practices of the Board of Directors, the corporate governance principles that have been adopted by our Board
➣	Audit Committee Charter
➣	Compensation Committee Charter
➣	Governance/Nominating Committee Charter
This information is also available in print to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
Process for Submission of Stockholder Proposals for our 2024 Annual Meeting
The Company has adopted advance notice requirements related to stockholder business, including director nominations. These requirements are contained in our Bylaws, which can be found at https://investor.gartner.com, under the “Governance Documents” link, which can be found on the “Governance” tab and are summarized below. This summary is qualified by reference to the full Bylaw provision.

Proposals for Inclusion in our Proxy Statement
To be considered for inclusion in the proxy statement and proxy card for the 2023 Annual Meeting, proposals of stockholders pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and stockholder director nominations pursuant to the proxy access provisions of the Bylaws must be submitted in writing to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212, and must be received no later than 6:00 p.m. Eastern Time, on December 18, 2023 and, in the case of a proxy access nomination, no earlier than November 19, 2023. The submission of a stockholder proposal or proxy access nomination does not guarantee that it will be included in our proxy statement.
Other Proposals
If you are a stockholder of record and you want to nominate a director or introduce a proposal on other business at the 2024 Annual Meeting without having it included in our proxy materials, you must deliver written notice no earlier than the

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Proxy and Voting Information
close of business on February 2, 2024 and no later than 6:00 p.m. Eastern Time on March 3, 2024; provided, however, that if the date of the 2024 Annual Meeting is more than 30 days before or after the anniversary date of this year’s Annual Meeting, then you must deliver your written notice no earlier than the close of business 120 days prior to the 2024 Annual Meeting and no later than the close of business 90 days prior to the 2024 Annual Meeting or the 10th day after the Company publicly announces the date of the 2024 Annual Meeting. The notice of such nomination or proposal must comply with the Bylaws.
If you do not comply with all of the provisions of our advance notice requirements, then your proposal may not be brought before the 2024 Annual Meeting. All stockholder notices should be addressed to the Corporate Secretary, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212. In addition, to comply with Rule 14a-19 under the Exchange Act, the SEC’s universal proxy rule, if a stockholder intends to solicit proxies in support of director nominees submitted under the “advance notice” provisions of our bylaws for our 2024 annual meeting, then we must receive proper written notice that sets forth all the information required by Rule 14a-19 under the Exchange Act to the Corporate Secretary of the Company no later than 6:00 p.m. Eastern time on April 2, 2024 (or, if the 2024 annual meeting is called for a date that is more than 30 days before or more than 30 days after the first anniversary of this year’s annual meeting, then notice must be provided not later than the close of business on the later of the 60th day prior to the date of the 2024 annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company). The notice requirement under Rule 14a-19 is in addition to the applicable advance notice requirements under our bylaws as described above.
Annual Report
A copy of our Annual Report on Form 10-K for the year ended December 31, 2022 (the “2022 10-K”) has been filed with the Securities and Exchange Commission and is available at www.sec.gov. You may also obtain a copy at https://investor.gartner.com. A copy of the 2022 10-K is also contained in our 2022 Annual Report to Stockholders, which accompanies this Proxy Statement. A copy of the 2022 10-K will be mailed, without charge, to any stockholder who makes a written request to Investor Relations, Gartner, Inc., 56 Top Gallant Road, P.O. Box 10212, Stamford, CT 06904-2212.
By Order of the Board of Directors
Eugene A. Hall
Chief Executive Officer
Stamford, Connecticut
April 17, 2023

2023 Proxy Statement	72

APPENDIX A

GARTNER, INC.
LONG-TERM INCENTIVE PLAN
(June 1, 2023 Amendment and Restatement)
SECTION 1
BACKGROUND AND PURPOSE
1.1    Background and Effective Date. The Plan permits the grant of Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Units, Performance Shares, and Restricted Stock Units. The Plan originally was effective as of May 29, 2014 and has been previously amended and restated effective as of August 1, 2017 and January 31, 2019. The Plan was approved by the Board on April 13, 2023 and by the Company’s stockholders on June 1, 2023 (the “Effective Date”).
1.2     Purpose of the Plan. The Plan is intended to attract, motivate, and retain (a) employees of the Company and its Affiliates, (b) consultants who provide significant services to the Company and its Affiliates, and (c) directors of the Company who are employees of neither the Company nor of any Affiliate. The Plan also is designed to encourage stock ownership by Participants, thereby aligning their interests with those of the Company’s stockholders.
SECTION 2
DEFINITIONS
The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:
2.1    “1933 Act” means the Securities Act of 1933, as amended. Reference to a specific section of the 1933 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.2    “1934 Act” means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the 1934 Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.3    “Affiliate” means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.
2.4    “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Company’s common stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.
2.5    “Award” means, individually or collectively, a grant under the Plan of CSEs, Incentive Stock Options, Nonqualified Stock Options, Other Cash-Based Awards, Other Share-Based Awards, SARs, Restricted Stock Awards, Restricted Stock Units, Performance Units or Performance Shares.
2.6    “Award Agreement” means the written agreement (which may be in electronic form) setting forth the terms and conditions applicable to each Award granted under the Plan.
2.7    “Board” or “Board of Directors” means the Board of Directors of the Company.
2.8    “Cash Flow” means as to any Performance Period, cash generated from operating, financing and other business activities.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
2.9    “Cause” means the occurrence of any of the following: (a) the Participant’s failure to perform the Participant’s assigned duties or responsibilities (other than a failure resulting from Disability); (b) gross negligence or serious misconduct by the Participant in connection with the discharge of the duties of the Participant’s position; (c) the Participant’s use of drugs or alcohol in such a manner as to materially interfere with the performance of the Participant’s assigned duties or which the Company believes has had or will have a detrimental effect on the Company; (d) the Participant’s commission of (x) a felony, or (y) a misdemeanor that the Company reasonably believes has had or will have a detrimental effect on the Company; or (e) a material violation by the Participant of any written Company employment policy or standard of conduct.
2.10    “Change of Control” means the occurrence of any of the events described in (a), (b) or (c) below, but subject to the rules of (d):
(a)    A change in the ownership of the Company that occurs on the date that any one person, or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company. For purposes of this subsection (a), the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered an additional Change of Control; or
(b)    A change in the effective control of the Company that occurs on the date that a majority of members of the Board is replaced during any twelve (12) month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or for purposes of this subsection (b), once any Person is considered to be in effective control of the Company, the acquisition of additional control of the Company by the same Person will not be considered an additional Change of Control; or
(c)    A change in the ownership of a “substantial portion of the Company’s assets”, as defined herein. For this purpose, a “substantial portion of the Company’s assets” shall mean assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership. For purposes of this subsection (c), a change in ownership of a substantial portion of the Company’s assets occurs on the date that any Person acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that constitute a “substantial portion of the Company’s assets.” For purposes of this subsection (c), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (c). For purposes of this subsection (c), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(d)    For purposes of this Section, the following rules will apply. If an award would constitute “deferred compensation” within the meaning of Section 409A, a transaction will only constitute a Change of Control if the transaction qualifies as a “change of control event” within the meaning of Section 409A. Persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. A transaction will not constitute a Change of Control if its primary purpose is to: (1) change the state of the Company’s incorporation, or (2) create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s voting securities immediately before such transaction. For purposes of Section 2.10(a), a change in ownership of the Company will not constitute a Change of Control if the stockholders of the Company immediately before such change in ownership, continue to retain, immediately after the change in ownership, direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the securities of the Company, and such retained ownership is in substantially the same

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
relative proportions to one another (among the stockholders of the Company immediately before the change in ownership) as their ownership of shares of the Company’s voting securities immediately prior to the change in ownership. For this purpose, indirect beneficial ownership shall include, but not be limited to, ownership of the voting securities of one or more corporations or other entities that, directly or indirectly, own the Company.
2.11    “Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
2.12    “Committee” means the committee appointed by the Board (pursuant to Section 3.1) to administer the Plan. As of the Effective Date, and until otherwise determined by the Board, the Compensation Committee of the Board will serve as the Committee.
2.13    “Common Stock Equivalent” or “CSE” means an Award granted to a Non-employee Director that, pursuant to Section 12, is designated as a CSE.
2.14    “Company” means Gartner, Inc., a Delaware corporation, or any successor thereto.
2.15    “Consultant” means any consultant, independent contractor, or other person who provides significant services to the Company or its Affiliates, but who is not an Employee or a Director. However, a person shall not be eligible to be granted an Award if inclusion of that person as a Consultant would cause the Awards and/or Shares available under the Plan to be ineligible for registration on a Form S-8 Registration Statement under the 1933 Act.
2.16    “Contract Value” means as to any Performance Period, the value attributable to all of the Company’s subscription-related research products that recognize revenue on a ratable basis. Contract value is calculated as the annualized value of all subscription research contracts in effect at a specific point in time, without regard to the duration of the contract.
2.17    “Director” means any individual who is a member of the Board of Directors of the Company.
2.18    “Disability” means a permanent and total disability within the meaning of Section 22(e)(3) of the Code. In the case of Awards other than Incentive Stock Options, the Committee, in its discretion, may determine that a different definition of Disability shall apply in accordance with standards adopted by the Committee from time to time.
2.19    “Earnings per Share” means as to any Performance Period, the Company’s Profit, divided by the number of common shares outstanding for the Performance Period.
2.20    “Economic Value Added” means as to any Performance Period, the Company’s Profit, minus average cost of capital employed.
2.21    “Expense Management” means as to any Performance Period, the objective goals set by the Committee for expense control.
2.22    “Employee” means any employee of the Company or of an Affiliate, whether such employee is so employed at the time the Plan is adopted or becomes so employed subsequent to the adoption of the Plan. Neither service as a Director nor payment of a director’s fee by the Company will constitute “employment” by the Company.
2.23    “Exchange Program” means a program under which outstanding Awards are amended to provide for a lower Exercise Price or surrendered or cancelled in exchange for (a) Awards with a lower Exercise Price, (b) a different type of Award, (c) cash, or (d) a combination of (a), (b) and/or (c). Notwithstanding the preceding, the term Exchange Program does not include any (i) action described in Sections 4.3 or 4.4 nor (ii) transfer or other disposition permitted under Sections 13.7 and 13.8. The implementation of any Exchange Program is subject to stockholder approval as required under Section 3.2.
2.24    “Exercise Price” means the price at which a Share may be purchased by a Participant pursuant to the exercise of an Option or SAR.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
2.25    “Fair Market Value” means the selling price for Shares on the relevant date, or if there were no sales on such date, the average of the selling prices on the immediately following and preceding trading dates, in either case as reported by the New York Stock Exchange or such other source selected in the discretion of the Committee (or its delegate). As determined in the discretion of the Committee, for this purpose, the selling price may be based on the opening, closing, actual, high, low, or average selling prices of Shares on the relevant date. Unless and until determined otherwise by the Committee, the selling price used for determining Fair Market Value shall be the closing price of a Share on the relevant date. Notwithstanding the preceding, for federal, state, and local income tax reporting purposes, fair market value shall be determined by the Committee (or the Company) in accordance with uniform and nondiscriminatory standards adopted by it from time to time.
2.26    “Fiscal Quarter” means a fiscal quarter within a Fiscal Year of the Company.
2.27    “Fiscal Year” means the fiscal year of the Company.
2.28    “Grant Date” means, with respect to an Award, the date on which the Committee makes the determination granting such Award, or such later date as is determined by the Committee at the time it approves the grant. With respect to an Award granted under the automatic grant provisions of Section 12, “Grant Date” means the applicable date of grant specified in Section 12. The Grant Date of an Award shall not be earlier than the date the Award is approved by the Committee.
2.29    “Incentive Stock Option” means an Option to purchase Shares that by its terms qualifies as and is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
2.30    “Non-employee Director” means a Director who is not an employee of the Company or any Affiliate.
2.31    “Non-employee Director Compensation” means the cash retainer and meeting fees that are payable to a Non-employee Director for service on the Board for a calendar year.
2.32    “Nonqualified Stock Option” means an option to purchase Shares that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.
2.33    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.
2.34    “Other Cash-Based Award” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
2.35    “Other Share-Based Award” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan; provided, that, any Other Share-Based Award that is a dividend equivalent relating to another form of award under this Plan shall be subject to the same vesting restrictions as such award.
2.36    “Participant” means the holder of an outstanding Award.
2.37    “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award shall provide for a targeted level or levels of achievement. The Performance Goals may include, but are not limited to, one or more of the following measures: (a) Cash Flow, (b) Contract Value, (c) Earnings Per Share, (d) Economic Value Added, (e) Expense Management, (f) Profit, (g) Return on Capital, (h) Return on Equity, (i) Revenue and (j) Total Shareholder Return. Any Performance Goal used may be measured (1) in absolute terms, (2) in combination with another Performance Goal or Goals (for example, but not by way of limitation, as a ratio or matrix), (3) in relative terms (including, but not limited to, as compared to results for other periods of time, and/or against another company, companies or an index or indices), (4) on a per-share or per-capita basis, (5) against the performance of the Company as a whole or a specific business unit(s), business segment(s) or product(s) of the Company, and/or (6) on a pre-tax or after-tax basis. The Committee, in its discretion, will determine whether any significant element(s) or item(s) will be included in or excluded from the

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
calculation of any Performance Goal with respect to any Participants (for example, but not by way of limitation, the effect of mergers and acquisitions). As determined in the discretion of the Committee, achievement of Performance Goals for a particular Award may be calculated in accordance with the Company’s financial statements, prepared in accordance with generally accepted accounting principles, or as adjusted for certain costs, expenses, gains and losses to provide non-GAAP measures of operating results.
2.38    “Performance Period” means any Fiscal Quarter or such other period longer than a Fiscal Quarter, as determined by the Committee in its sole discretion.
2.39    “Performance Share” means an Award granted to a Participant pursuant to Section 9.
2.40    “Performance Unit” means an Award granted to a Participant pursuant to Section 8.
2.41    “Plan” means the Gartner, Inc. 2014 Long-Term Incentive Plan, as set forth in this instrument and as hereafter amended from time to time.
2.42    “Profit” means as to any Performance Period, income.
2.43    “Restricted Stock” means restricted Shares granted pursuant to a Restricted Stock Award.
2.44    “Restricted Stock Award” means an Award granted to a Participant pursuant to Section 7.
2.45    “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 10.
2.46    “Return on Capital” means as to any Performance Period, Profit divided by invested capital.
2.47    “Return on Equity” means as to any Performance Period, the percentage equal to Profit divided by stockholder’s equity.
2.48    “Revenue” means as to any Performance Period, net sales.
2.49    “Rule 16b-3” means Rule 16b-3 promulgated under the 1934 Act, and any future regulation amending, supplementing or superseding such regulation.
2.50    “SAR” or “Stock Appreciation Right” means an Award, granted alone or in connection with a related Option, that pursuant to Section 6 is designated as an SAR.
2.51    “Section 16(b)” means Section 16(b) of the 1934 Act.
2.52    “Section 16 Person” means an individual who, with respect to Shares, is subject to Section 16 of the 1934 Act and the rules and regulations promulgated thereunder.
2.53    “Section 409A” means Section 409A of the Code.
2.54    “Shares” means the shares of common stock, par value $0.0005 per share, of the Company.
2.55    “Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company as the corporation at the top of the chain, but only if each of the corporations below the Company (other than the last corporation in the unbroken chain) then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or if Section 424(f) of the Code is modified after the Effective Date, a “subsidiary corporation” as defined in Section 424(f) of the Code.
2.56    “Substitute Award” means an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or SAR.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
2.57    “Tax Obligations” means tax and social insurance liability obligations and requirements in connection with the Awards, including, without limitation, (a) all federal, state, and local taxes (including the Participant’s Federal Insurance Contributions Act (FICA) obligation) that are required to be withheld by the Company or the employing Affiliate, (b) the Participant’s and, to the extent required by the Company (or Affiliate), the Company’s (or Affiliate’s) fringe benefit tax liability, if any, associated with the grant, vesting, or exercise of an Award or sale of Shares, and (c) any other Company (or Affiliate) taxes the responsibility for which the Participant has, or has agreed to bear, with respect to such Award (or exercise thereof or issuance of Shares thereunder).
2.58    “Termination of Service” means (a) in the case of an Employee, a cessation of the employee-employer relationship between the Employee and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, retirement or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous reemployment by the Company or an Affiliate; (b) in the case of a Consultant, a cessation of the service relationship between the Consultant and the Company or an Affiliate for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability, or the disaffiliation of an Affiliate, but excluding any such termination where there is a simultaneous re-engagement of the consultant by the Company or an Affiliate; and (c) in the case of a Non-employee Director, a cessation of the Director’s service on the Board for any reason, including, but not by way of limitation, a termination by resignation, death, Disability or non-reelection to the Board. The Committee, in its discretion, may specify in an Award Agreement whether or not a Termination of Service will be deemed to occur when a Participant changes capacities (for example, when an Employee ceases to be such but immediately thereafter becomes a Consultant).
2.59    “Total Shareholder Return” means as to any Performance Period, the total return (change in share price, including treatment of dividends, if any, as determined by the Committee) of a Share.
SECTION 3
ADMINISTRATION
3.1    The Committee. The Plan shall be administered by the Committee. The Committee shall consist of not less than two (2) Directors who shall be appointed from time to time by, and shall serve at the pleasure of, the Board of Directors. The Committee shall be comprised solely of Directors who are “non-employee directors” under Rule 16b-3.
3.2    Authority of the Committee. It shall be the duty of the Committee to administer the Plan in accordance with the Plan’s provisions. The Committee shall have all powers and discretion necessary or appropriate to administer the Plan and to control its operation, including, but not limited to, the power to (a) determine which Employees, Consultants and Directors shall be granted Awards, (b) prescribe the terms and conditions of the Awards, (c) interpret the Plan and the Awards, (d) adopt such procedures and subplans as are necessary or appropriate for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws, (e) adopt rules for the administration, interpretation and application of the Plan as are consistent therewith, and (f) interpret, amend or revoke any such rules. Notwithstanding the preceding, the Committee shall not implement an Exchange Program without the approval of the holders of a majority of the Shares that are present in person or by proxy and entitled to vote at any Annual or Special Meeting of Stockholders of the Company.
3.3    Delegation by the Committee. The Committee, in its sole discretion and on such terms and conditions as it may provide, may delegate all or any part of its authority and powers under the Plan to one or more Directors or officers of the Company, except that the Committee may not delegate all or any part of its authority under the Plan with respect to Awards granted to any individual who is subject to Section 16(b). To the extent of any delegation by the Committee, references to the Committee in this Plan and any Award Agreement shall be deemed also to include reference to the applicable delegate(s).
3.4    Decisions Binding. All interpretations, determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

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SECTION 4
SHARES SUBJECT TO THE PLAN
4.1    Number of Shares. Subject to adjustment as provided in Section 4.3, the total number of Shares available for issuance under the Plan shall not exceed 12,000,000 Shares, equal to the up to 8,000,000 Shares authorized for grant under the Plan as of April 1, 2023 prior to the date the Plan was amended and restated, plus 4,000,000 new Shares. Shares granted under the Plan may be either authorized but unissued Shares or treasury Shares.
4.2    Return of Certain Shares. If an Award expires without having been exercised in full, or is forfeited to or repurchased by the Company due to failure to vest, the unpurchased, forfeited or repurchased Shares will become available for future grant or sale under the Plan (unless the Plan has terminated). Upon exercise of an Option or Stock Appreciation Right settled in Shares, the gross number of Shares covered by the portion of the Award so exercised will cease to be available under the Plan. Shares used to pay the exercise or purchase price of an Award and/or to satisfy the tax withholding obligations related to an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not reduce the number of Shares available for issuance under the Plan. Shares purchased by the Company in the open market with proceeds from Option exercises will not be added to the Share reserve under the Plan. Notwithstanding the foregoing provisions of this Section 4.2, subject to adjustment provided in Section 4.3, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal 12,000,000 Shares.
4.3    Adjustments in Awards and Authorized Shares. In the event that any dividend (other than regular, ongoing dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares such that an adjustment is determined by the Committee (in its sole discretion) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust the number, type and class of shares (or other equity interests) that may be delivered under the Plan, the number, type class, and price of shares (or other equity interests) subject to outstanding Awards, and the numerical limits of Sections 5.1, 6.1, 7.1, 8.1, 9.1, 10.1 and 11.1. Notwithstanding the preceding, the number of shares (or other equity interests) subject to any Award always shall be a whole number.
4.4    Change of Control. In the event of a Change of Control, each outstanding Award will be treated as the Committee (in its discretion) determines, including, without limitation, that each Award be assumed or an equivalent option or right be substituted by the successor corporation or a parent or Subsidiary of the successor corporation. The Committee will not be required to treat all Awards similarly in the transaction.
4.4.1    Non-Assumption of Awards. If, in connection with a Change of Control, (i) the successor corporation (or a parent or Subsidiary of the successor corporation) does not irrevocably assume or substitute outstanding Awards with awards of equal or greater value having terms and conditions no less favorable to each Participant than those applicable to the Awards immediately prior to the Change of Control or (ii) the Company is the surviving entity, but adjustments necessary to preserve the value of outstanding Awards have not been made, with respect to such Awards and no later than immediately prior to the Change of Control: (a) each Participant will vest fully in, and have the right to exercise, all of such Awards that are Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, (b) all other such Awards that are not Options or SARs will fully vest and any applicable restrictions will lapse, and (c) with respect to Awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of the target levels of performance applicable to such Awards, and all other terms and conditions met. In addition, if an Option or SAR granted is not assumed or substituted in the event of a Change of Control, the Option or Stock Appreciation Right will terminate upon the Change of Control provided that either (1) before the Change of Control, the Committee notifies the Participant in writing or electronically that the Option or SAR will be exercisable for a period of time determined by the Committee in its sole discretion, or (2) immediately after the Change of Control, the Participant receives a cash payment equal to the Fair Market Value (calculated at the time of the Change of Control) of the Shares covered by the Option or SAR, minus the Exercise Price of the Shares

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covered by the Option or SAR. All Awards that become fully vested pursuant to this Section 4.4.1 will terminate and expire upon the occurrence of the Change of Control.
4.4.2    Assumption. For the purposes of this Section 4.4, an Award will be considered assumed if, following the Change of Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Shares held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the greatest number of holders of outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or SAR or upon the payout of any other Award, for each Share subject to such Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Shares in the Change of Control. Notwithstanding anything in this Section 4.4 to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change of Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.
4.5    Substitute Awards. Substitute Awards shall not reduce the Shares authorized for grant under the Plan, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan under the share recycling provisions in Section 4.2. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
SECTION 5
STOCK OPTIONS
5.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Employees, Directors and Consultants at any time and from time to time as determined by the Committee in its sole discretion. The Committee, in its sole discretion, shall determine the number of Shares subject to each Option, provided that during any Fiscal Year, no Participant shall be granted Options (and/or SARs) covering more than a total of 2,000,000 Shares. The Committee may grant Incentive Stock Options, Nonqualified Stock Options, or a combination thereof.
5.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the Exercise Price, the expiration date of the Option, the number of Shares covered by the Option, any conditions to exercise the Option, and such other terms and conditions as the Committee, in its discretion, shall determine. The Award Agreement shall also specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.
5.3    Exercise Price. Subject to the provisions of this Section 5.3, the Exercise Price for each Option shall be determined by the Committee in its sole discretion.
5.3.1    Nonqualified Stock Options. The Exercise Price of each Nonqualified Stock option shall be determined by the Committee in its discretion but shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
5.3.2    Incentive Stock Options. In the case of an Incentive Stock Option, the Exercise Price shall be not less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date; provided, however, that if on the Grant Date, the Employee (together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code) owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, the Exercise Price shall be not less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the Grant Date.
5.3.3    Substitute Options. Notwithstanding the other provisions of this Section 5.3, in the event that the Company or a Subsidiary consummates a transaction described in Section 424(a) of the Code (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees, Non-employee Directors or Consultants on account of such transaction may be granted Options in substitution for options granted by their former employer. If such substitute Options are granted, the Committee, in its sole discretion and consistent with Section 424(a) of the Code, may determine that such substitute Options shall have an Exercise Price less than one hundred percent (100%) of the Fair Market Value of the Shares on the Grant Date; provided, however, the grant of such substitute Option shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury Regulations.
5.4    Expiration of Options.
5.4.1    Expiration Dates. Each Option shall terminate no later than the first to occur of the following events:
(a)     The date for termination of the Option set forth in the Award Agreement; or
(b)     The expiration of ten (10) years from the Grant Date.
5.4.2    Committee Discretion. Subject to the ten (10)-year limit of Section 5.4.1, the Committee, in its sole discretion, (a) shall provide in each Award Agreement when each Option expires and becomes unexercisable, and (b) may, after an Option is granted, extend the maximum term of the Option (subject to Section 5.8.4 regarding Incentive Stock Options). With respect to the Committee’s authority in Section 5.4.2(b), if, at the time of any such extension, the Exercise Price of the Option is less than the Fair Market Value of a Share, the extension shall, unless otherwise determined by the Committee, be limited to the earlier of (1) the maximum term of the Option as set by its originals terms, or (2) ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term of an Option pursuant to this Section 5.4.2 shall comply with Section 409A to the extent applicable.
5.5    Exercisability of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine in its sole discretion (but subject to Section 13.12). An Option may not be exercised for a fraction of a Share. After an Option is granted, the Committee, in its sole discretion (but subject to Section 13.12), may accelerate the exercisability of the Option.
5.6    Payment. In order to exercise an Option, the Participant shall give notice in the form specified by the Company and follow such procedures as the Company (or its designee) may specify from time to time. Exercise of an Option also requires that the Participant make arrangements satisfactory to the Company for full payment of the Exercise Price for the Shares. All exercise notices shall be given in the form and manner specified by the Company from time to time.
The Exercise Price shall be payable to the Company in full in cash or its equivalent. The Committee, in its sole discretion, also may permit exercise (a) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Exercise Price, or (b) by any other means which the Committee, in its sole discretion, determines to both provide legal consideration for the Shares, and to be consistent with the purposes of the Plan. As soon as practicable after receipt of a notification of exercise satisfactory to the Company and full payment for the Shares purchased, the Company shall deliver to the Participant (or the Participant’s designated broker), Share certificates (which may be in book entry form) representing such Shares. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or dividend equivalents or to any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No

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adjustment will be made for a dividend, dividend equivalent or other right for which the record date is prior to the date the Shares are issued following the Option’s exercise, except as provided in Section 4.3 of the Plan.
5.7    Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, but not limited to, restrictions related to applicable federal securities laws, the requirements of any national securities exchange or system upon which Shares are then listed or traded, or any blue sky or state securities laws.
5.8    Certain Additional Provisions for Incentive Stock Options.
5.8.1    Exercisability. The aggregate Fair Market Value (determined on the Grant Date(s)) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any Employee during any calendar year (under all plans of the Company and its Subsidiaries) shall not exceed $100,000.
5.8.2    Termination of Service. No Incentive Stock Option may be exercised more than three (3) months after the Participant’s Termination of Service for any reason other than Disability or death, unless (a) the Participant dies during such three-month period, and/or (b) the Award Agreement or the Committee permits later exercise (in which case the Option instead may be deemed to be a Nonqualified Stock Option). No Incentive Stock Option may be exercised more than one (1) year after the Participant’s Termination of Service on account of Disability, unless (a) the Participant dies during such one-year period, and/or (b) the Award Agreement or the Committee permit later exercise (in which case the option instead may be deemed to be a Nonqualified Stock Option).
5.8.3    Employees Only. Incentive Stock Options may be granted only to persons who are employees of the Company or a Subsidiary on the Grant Date.
5.8.4    Expiration. No Incentive Stock Option may be exercised after the expiration of ten (10) years from the Grant Date; provided, however, that if the Option is granted to an Employee who, together with persons whose stock ownership is attributed to the Employee pursuant to Section 424(d) of the Code, owns stock possessing more than 10% of the total combined voting power of all classes of the stock of the Company or any of its Subsidiaries, the Option may not be exercised after the expiration of five (5) years from the Grant Date.
5.8.5    Leave of Absence. For purposes of Incentive Stock Options, no leave of absence may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave, any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonqualified Stock Option.
SECTION 6
STOCK APPRECIATION RIGHTS
6.1    Grant of SARs. Subject to the terms and conditions of the Plan, a SAR may be granted to Employees, Directors and Consultants at any time and from time to time as shall be determined by the Committee, in its sole discretion.
6.1.1    Number of Shares. The Committee shall have complete discretion to determine the number of SARs granted to any Participant, provided that during any Fiscal Year, no Participant shall be granted SARs (and/or Options) covering more than a total of 2,000,000 Shares.
6.1.2    Exercise Price and Other Terms. The Committee, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan. The Exercise Price of each SAR shall be determined by the Committee in its discretion but shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the Grant Date. Notwithstanding the foregoing, SARs may be granted with a per Share Exercise Price of less than one hundred percent (100%) of the Fair Market Value per Share on the Grant Date pursuant to the rules of Section 5.3.3, which also shall apply to SARs.

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6.2    SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the Exercise Price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Committee, in its sole discretion, shall determine (but subject to Section 13.12).
6.3    Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Committee, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 5.4 also shall apply to SARs.
6.4    Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:
(a)     The difference between the Fair Market Value of a Share on the date of exercise over the Exercise Price; times
(b)     The number of Shares with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
No adjustment will be made for a dividend, dividend equivalent or other right for which the record date is prior to the date the Shares are issued under the SAR, except as provided in Section 4.3 of the Plan.
SECTION 7
RESTRICTED STOCK AWARDS
7.1    Grant of Restricted Stock Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock to Employees, Directors and Consultants as the Committee, in its sole discretion, shall determine. The Committee, in its sole discretion, shall determine the number of Shares to be granted to each Participant, provided that during any Fiscal Year, no Participant shall receive more than a total of 1,000,000 Shares of Restricted Stock (and/or Performance Shares, Restricted Stock Units or Other Share-Based Awards).
7.2    Restricted Stock Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine (but subject to Section 13.12). Unless the Committee (or its designee(s)) determine otherwise, Shares of Restricted Stock shall be held by the Company as escrow agent until the restrictions on such Shares have lapsed.
7.3    Transferability. Except as provided in this Section 7 or Section 13.8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable vesting period.
7.4    Other Restrictions. The Committee, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate, in accordance with this Section 7.4. The Committee may set restrictions based upon the Participant’s continued employment or service with the Company and its Affiliates, the achievement of specific performance objectives (Company-wide, departmental, or individual), applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
7.4.1    Legend on Certificates. The Committee, in its discretion, may require that a legend be placed on the certificates representing Restricted Stock to give appropriate notice of the applicable restrictions.
7.5    Removal of Restrictions. Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock Award shall be released from escrow as soon as practicable after the last day of the vesting period. The Committee, in its discretion and subject to Section 13.12, may accelerate the time at which any restrictions shall lapse or be removed. After the restrictions have lapsed, the Participant shall be entitled to have any legend(s) under Section 7.4.3 removed from the Participant’s Share certificate(s), and the Shares shall be freely transferable by the Participant. The Committee (in its discretion) may establish procedures regarding the

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release of Shares from escrow and the removal of legends, as necessary or appropriate to minimize administrative burdens on the Company.
7.6    Voting Rights. During the vesting period, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Committee determines otherwise.
7.7    Dividends, Dividend Equivalents and Other Distributions. During the vesting period, Participants holding Shares of Restricted Stock shall be entitled to receive all dividends, dividend equivalents and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. Any such dividends, dividend equivalents or other distributions shall be subject to the same vesting, transferability and forfeitability conditions as the Shares of Restricted Stock with respect to which they are paid.
7.8    Return of Restricted Stock to Company. On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed shall be forfeited to the Company and, except as otherwise determined by the Committee and subject to Section 4.2, again shall become available for grant under the Plan.
SECTION 8
PERFORMANCE UNITS
8.1    Grant of Performance Units. Performance Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Units granted to each Participant provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $5,000,000 (and/or Other Cash-Based Awards).
8.2    Value of Performance Units. Each Performance Unit shall have an initial value that is established by the Committee on or before the Grant Date.
8.3    Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Performance Units that will be paid out to the Participants. Each Award of Performance Units shall be evidenced by an Award Agreement that shall specify any applicable Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
8.4    Earning of Performance Units. After the applicable Performance Period has ended, the holder of Performance Units shall be entitled to receive a payout of the number of Performance Units earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Unit, the Committee, in its sole discretion (but subject to Section 13.12), may reduce or waive any performance objectives for such Performance Unit and may accelerate the time at which any restrictions will lapse or be removed.
8.5    Form and Timing of Payment of Performance Units. Payment of earned Performance Units shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Units in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units at the close of the applicable Performance Period) or in a combination thereof.
8.6    Cancellation of Performance Units. On the date set forth in the Award Agreement, all unearned or unvested Performance Units shall be forfeited to the Company, and, except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
SECTION 9
PERFORMANCE SHARES
9.1    Grant of Performance Shares. Performance Shares may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Performance Shares granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,000,000 Performance Shares (and/or Shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards), with the number of Performance Shares for purposes of such limit (and the corresponding limits set forth under Sections 7.1, 10.1 and 11.1) being determined based on the target number of Shares underlying such award.
9.2    Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.
9.3    Performance Share Agreement. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Performance Shares granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
9.4    Performance Objectives and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Performance Shares that will be paid out to the Participants. Each Award of Performance Shares shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
9.5    Earning of Performance Shares. After the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share, the Committee, in its sole discretion, may reduce or waive any performance objectives for such Performance Share and may accelerate the time at which any restrictions will lapse or be removed (but in all cases subject to Section 13.12).
9.6    Form and Timing of Payment of Performance Shares. Payment of vested Performance Shares shall be made as soon as practicable after the expiration of the applicable Performance Period (subject to any deferral permitted under Section 13.1), or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay earned Performance Shares in the form of cash, in Shares or in a combination thereof.
9.7    Cancellation of Performance Shares. On the date set forth in the Award Agreement, all unvested Performance Shares shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.
SECTION 10
RESTRICTED STOCK UNITS
10.1    Grant of Restricted Stock Units. Restricted Stock Units may be granted to Employees, Directors and Consultants at any time and from time to time, as shall be determined by the Committee, in its sole discretion. The Committee shall have complete discretion in determining the number of Restricted Stock Units granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,000,000 Restricted Stock Units (and/or Shares of Restricted Stock, Performance Shares or Other Share-Based Awards).
10.2    Value of Restricted Stock Units. Each Restricted Stock Unit shall have an initial value equal to the Fair Market Value of a Share on the Grant Date.

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Appendix A - Gartner, Inc. Long-Term Incentive Plan
10.3    Restricted Stock Unit Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Restricted Stock Units granted, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
10.4    Vesting and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Restricted Stock Units that will be paid out to the Participants. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the Performance Period, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
10.5    Earning of Restricted Stock Units. After the applicable vesting period has ended, the holder of Restricted Stock Units shall be entitled to receive a payout of the number of Restricted Stock Units earned by the Participant over the vesting period. After the grant of a Restricted Stock Unit, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such Restricted Stock Unit and may accelerate the time at which any restrictions will lapse or be removed (but in all cases subject to Section 13.12).
10.6    Form and Timing of Payment of Restricted Stock Units. Payment of vested Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 13.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay Restricted Stock Units in the form of cash, in Shares or in a combination thereof.
10.7    Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company, and except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.
SECTION 11
OTHER SHARE-BASED AND CASH-BASED AWARDS
11.1    General.
11.1.1    Grant of Awards. The Committee may, in its discretion, grant Awards to such eligible persons as may be selected by the Committee, in the form of Other Share-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Committee shall have complete discretion in determining the number of Other Share-Based Awards granted to each Participant, provided that during any Fiscal Year, no Participant shall be granted more than a total of 1,000,000 Other Share-Based Awards (and/or Restricted Stock, Performance Shares or Restricted Stock Units) or an Other Cash-Based Award having an initial value of more than $5,000,000 (and/or Performance Units).
11.1.2    Dividend Equivalents. The Committee is authorized to grant dividend equivalents as a form of Other Share-Based Award or Other Cash-Based Award to such eligible persons as may be selected by the Committee. The dividend equivalent Award shall represent a right to receive cash, Shares or other property equal in value to dividends paid with respect to a specified number of Shares. Dividend equivalents may be awarded on a free-standing basis or in connection with another Award, and may be paid currently or on a deferred basis, subject to the provisions of Code Section 409A. The Committee may provide, at Grant Date or thereafter, that dividend equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Shares, or other investment vehicles as the Committee may specify; provided, however, that dividend equivalents (other than freestanding dividend equivalents) shall be subject to the conditions and restrictions of the underlying Awards to which they relate. Notwithstanding anything herein to the contrary, dividend equivalents on unvested Shares underlying any Award will only be paid, if at all, when and to the extent that the Shares underlying the Award vest. No dividends shall be paid in connection with any Award (except as provided under Section 7.7) and no dividend equivalents shall be paid in connection with Options or SARs.

2023 Proxy Statement	A-14

Appendix A - Gartner, Inc. Long-Term Incentive Plan
11.2    Value of Other Share-Based and Cash-Based Awards. Each Other Share-Based Award shall have an initial value equal to the Fair Market Value of a Share on the Grant Date or such other value as determined by the Committee in its sole discretion. Each Other Cash-Based Award shall have an initial value that is established by the Committee on or before the Grant Date.
11.3    Other-Share Based and Cash-Based Award Agreement. Each Award of Other Share-Based Awards or Other Cash-Based Awards shall be evidenced by an Award Agreement that shall specify any vesting conditions, the number of Shares subject to an Other Share-Based Award, or the value of any Other Cash-Based Award, and such other terms and conditions as the Committee, in its sole discretion, shall determine.
11.4    Vesting and Other Terms. The Committee, in its discretion, shall set performance objectives or other vesting criteria (subject to Section 13.12) that, depending on the extent to which they are met, will determine the number or value of Other Share-Based Awards or Other Cash-Based Awards that will be paid out to the Participants. Each Award of Other Share-Based Awards or Other Cash-Based Awards shall be evidenced by an Award Agreement that shall specify the Performance Period, if any, and such other terms and conditions as the Committee, in its sole discretion, shall determine. The Committee may set performance objectives or vesting criteria based upon the achievement of Company-wide, departmental, or individual goals, applicable federal or state securities laws, or any other basis determined by the Committee in its discretion (for example, but not by way of limitation, continuous service as an Employee, Director or Consultant).
11.5    Earning of Award. After the applicable vesting period has ended, the holder of an Other Share-Based Award or Other Cash-Based Award shall be entitled to receive a payment based on the Award Agreement. Any dividends or dividend equivalents with respect to an Other Share-Based Award or an Other Cash-Based Award shall be subject to the same restrictions as such award. Prior to the settlement of an Other Share-Based Award in Shares, and at all times with respect to an Other Cash-Based Award, the holder of such award shall have no rights as a stockholder of the Company. After the grant of an Other Share-Based Award or Other Cash-Based Award, the Committee, in its sole discretion, may reduce or waive any vesting condition that must be met to receive a payout for such award and may accelerate the time at which any restrictions will lapse or be removed (but in all cases subject to Section 13.12).
11.6    Form and Timing of Payment. Payment of vested Other Share-Based Awards or Other Cash-Based Awards shall be made as soon as practicable after the date(s) set forth in the Award Agreement (subject to any deferral permitted under Section 13.1) or as otherwise provided in the applicable Award Agreement or as required by Applicable Laws. The Committee, in its sole discretion, may pay the award in the form of cash, in Shares or in a combination thereof.
11.7    Cancellation of Restricted Stock Units. On the date set forth in the Award Agreement, all unearned Other Share-Based Awards and Other Cash-Based Awards shall be forfeited, and with respect to Other Share-Based Awards, except as otherwise determined by the Committee and subject to Section 4.2, again shall be available for grant under the Plan.

2023 Proxy Statement	A-15

Appendix A - Gartner, Inc. Long-Term Incentive Plan
SECTION 12
NON-EMPLOYEE DIRECTOR AWARDS
12.1    General. As determined in the discretion of the Committee, Non-employee Directors will be eligible to be granted all types of Awards under this Plan, including discretionary Awards not covered under this Section 12. All grants of CSEs to Non-employee Directors pursuant to this Section 12 will be automatic and nondiscretionary, except as otherwise provided herein, and will be made in accordance with the following provisions. Notwithstanding any contrary provision of the Plan, the sum of any cash compensation or other compensation and the value (determined as of the Grant Date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 or a successor thereto) of any Awards granted to a Non-employee Director as compensation for services as a Non-employee Director during any Fiscal Year may not exceed $1,000,000 for each Non-employee Director and $1,500,000 for the Company’s lead Non-employee Director and/or Chair of the Board. The Committee may make exceptions to this limit for individual Non-employee Directors in exceptional circumstances, such as where any such individual Non-employee Directors is serving on a special litigation or transactions committee of the Board, as the Committee may determine in its sole discretion, provided that the Non-employee Director receiving such additional compensation may not participate in the decision to award such compensation.
12.2    Award of Common Stock Equivalents. On an annual basis, each Non-employee Director may elect to receive up to 50% of the director’s Non-employee Director Compensation in cash and the balance in CSEs. If a Non-employee Director does not make such an election, the director’s Non-employee Director Compensation shall be paid 100% in CSEs. A Non-employee Director also may elect to have CSEs delivered as Shares immediately upon grant instead of upon ceasing to be a member of the Board as set forth in Section 12.3 below. Elections under this Section 12.2 must be made no later than December 31st (or such earlier date as the Company may specify) of each calendar year with respect to Non-employee Director Compensation to be earned for services to be performed as a Non-employee Director during the following calendar year. Any such election shall remain in effect until changed or terminated by making a new election with respect to Non-employee Director Compensation to be earned in the following calendar year, provided that such election must be made no later than the December 31st immediately preceding such calendar year. On the first business day of each of Fiscal Quarter, the Company shall grant to each Non-employee Director that number of CSEs equal to that portion of the director’s Non-employee Director Compensation for the immediately preceding quarter that the director has elected to receive in CSEs, divided by the Fair Market Value of a Share on such day.
12.2.1    Book-Entry Account; Nontransferability. The number of CSEs awarded to each Non-employee Director shall be credited to a book-entry account established in the name of the Non-employee Director. The Company’s obligation with respect to such Common Stock Equivalents will not be funded or secured in any manner. No Common Stock Equivalent may be sold, pledged, assigned, transferred or disposed of in any manner, other than by will, the laws of descent or distribution or pursuant to a qualified domestic relations order, and may be exercised during the life of the Non-employee Director only by the Non-employee Director or a permitted transferee.
12.2.2    Dividend Equivalents. If the Company pays a cash dividend with respect to the Shares at any time while CSEs are credited to an Non-employee Director’s account, additional CSEs shall be credited to the Non-employee Director’s account (subject to the same vesting, transferability and forfeiture conditions as the CSEs with respect to which they are paid) equal to (a) the dollar amount of the cash dividend the Non-employee Director would have received had the Non-employee Director been the actual owner of the Shares to which the CSEs then credited to the Non-employee Director’s account relate, divided by (b) the Fair Market Value of one Share on the dividend payment date.
12.2.3    Stockholder Rights. A Non-employee Director (or the director’s designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of CSEs to the Non-employee Director’s account, until certificates representing Shares are delivered to the Non-employee Director (or the director’s designated beneficiary or estate) upon conversion of the Non-employee Director’s CSEs to Shares pursuant to Section 12.3.

2023 Proxy Statement	A-16

Appendix A - Gartner, Inc. Long-Term Incentive Plan
12.3    Settlement and Payment. On the date on which a Non-employee Director ceases to be a member of the Board for any reason, the Company shall deliver to the Non-employee Director (or the director’s designated beneficiary or estate) a number of Shares equal to the whole number of CSEs then credited to the Non-employee Director’s account, or at the Non-employee Director’s option, shall have the Shares credited to an account for the Director with a brokerage firm of the Non-employee Director’s choosing. Notwithstanding the foregoing, if the Non-employee Director made a timely election under Section 12.2 to have any grants of CSEs delivered as Shares immediately upon grant, the Company instead shall deliver the Shares as described on the Grant Date.
SECTION 13
ADDITIONAL PROVISIONS
13.1    Deferrals. The Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion and, unless otherwise expressly determined by the Committee, shall comply with the requirements of Section 409A.
13.2    Compliance with Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Committee. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, including with respect to any ambiguities or ambiguous terms, except as otherwise determined in the sole discretion of the Committee. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Each payment or benefit under this Plan and under each Award Agreement is intended to constitute a separate payment for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will satisfy the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any non-compliance with Code Section 409A.
13.3    No Effect on Employment or Service. Nothing in the Plan or any Award shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or service at any time, with or without cause. For purposes of the Plan, transfer of employment of a Participant between the Company and any one of its Affiliates (or between Affiliates) shall not be deemed a Termination of Service. Employment with the Company and its Affiliates is on an at-will basis only.
13.4    Participation. No Employee, Director or Consultant shall have the right to be selected to receive an Award under this Plan, or, having been so selected, to be selected to receive a future Award.
13.5    Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such person in connection with or resulting from any claim, action, suit, or proceeding to which such person may be a party or in which such person may be involved by reason of any action taken or failure to act under the Plan or any Award Agreement, and (b) from any and all amounts paid by such person in settlement thereof, with the Company’s approval, or paid by such person in satisfaction of any judgment in any such claim, action, suit, or proceeding against such person, provided such person shall give the Company an opportunity, at its own expense, to handle and defend the same before such person undertakes to handle and defend it on the director’s own behalf. The foregoing right of indemnification shall not be exclusive of

2023 Proxy Statement	A-17

Appendix A - Gartner, Inc. Long-Term Incentive Plan
any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.
13.6    Successors. All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.
13.7    Beneficiary Designations. If permitted by the Committee, a Participant under the Plan may name a beneficiary or beneficiaries to whom any vested but unpaid Award shall be paid in the event of the Participant’s death. Each such designation shall revoke all prior designations by the Participant and shall be effective only if given in a form and manner acceptable to the Committee. In the absence of any such designation, any vested benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate and, subject to the terms of the Plan and of the applicable Award Agreement, any unexercised vested Award may be exercised by the administrator or executor of the Participant’s estate.
13.8    Limited Transferability of Awards. No Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will, by the laws of descent and distribution, or to the limited extent provided in Section 13.7. All rights with respect to an Award granted to a Participant shall be available during the Participant’s lifetime only to the Participant. Notwithstanding the foregoing, a Participant may, if the Committee (in its discretion) so permits, transfer an Award to an individual or entity other than the Company for estate planning or charitable purposes. Any such transfer shall be made as a gift (i.e., without consideration) and in accordance with such procedures as the Committee may specify from time to time.
13.9    No Rights as Stockholder. Except to the limited extent provided in Sections 7.6 and 7.7, no Participant (nor any beneficiary) shall have any of the rights or privileges of a stockholder of the Company with respect to any Shares issuable pursuant to an Award (or exercise thereof), unless and until certificates representing such Shares (which may be in book entry form) shall have been issued, recorded on the records of the Company or its transfer agents or registrars, and delivered to the Participant (or beneficiary).
13.10    Vesting of Awards following Change of Control. If, within 12 months after a Change of Control, a Participant’s employment is terminated by the Company without Cause, the vesting of each outstanding Award held by such Participant that was granted prior to the Change of Control shall be accelerated and treated as described in Section 4.4.1, as if the Award was not assumed or substituted for in the Change of Control. If a Participant who is a Non-employee Director ceases to be such as of the date of a Change of Control (and does not become a member of the board of directors of the successor corporation, or a parent of the successor corporation), the vesting of each outstanding Award then held by the Participant that was granted on or after the Effective Date shall be accelerated as described in Section 4.4.1, as if the Award was not assumed or substituted for in the Change of Control. The accelerated vesting provided by this Section 13.10 shall not apply to an Award if: (a) the applicable Award Agreement specifically provides that the provisions of this Section 13.10 shall not apply to the Award, or (b) the Participant’s employment or service on the Board is terminated due to the Participant’s death or Disability.
13.11    Cancellation or Forfeiture of Awards. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may require a Participant to forfeit, return or reimburse the Company all or any portion of the Participant’s Actual Award, to the extent required by law or provided under any claw-back or similar policy adopted by the Company in the event of fraud, breach of a fiduciary duty, restatement of financial statements, or violation of material Company policies or agreements. In enforcing the preceding sentence, and without limiting the authority of the Committee, the Committee, in its sole and absolute discretion, may choose to cancel, rescind, forfeit, suspend or otherwise limit or restrict any unexpired Award and/or with respect to any Award for which vested Shares and/or cash already have been delivered or credited, rescind such delivery or credit or require the Participant pay to the Company Shares or cash having a value equal to the delivered or credited amount (including any subsequent increase in value). The Company shall be entitled to set off any such amount owed to the Company against any amount owed to the Participant by the Company, to the extent permitted by law.

2023 Proxy Statement	A-18

Appendix A - Gartner, Inc. Long-Term Incentive Plan
13.12    Minimum Vesting Period for Awards. Each Award shall be granted with a vesting schedule that provides that the Award will not vest or become exercisable until at least the one (1) year anniversary of the Grant Date of such Award, except as otherwise permitted under this Plan (including, without limitation, Section 4.4, Section 4.5, Section 13.10, and the provisions of the Plan granting the Committee authority to accelerate the vesting of Awards). Notwithstanding the preceding, (a) with respect to Awards that, in the aggregate, result in the issuance of no more than five percent (5%) of the Shares authorized under Section 4.1, Awards may be granted without regard to the one (1) year minimum vesting requirement, and (b) to the extent determined by the Committee in its discretion, the one (1) year minimum vesting requirement shall not apply in the case of the Participant’s death, Disability or retirement or in connection with or following a Change in Control, reduction in force, the sale or spin-off of assets or a business unit or as otherwise permitted under this Plan.
SECTION 14
AMENDMENT, TERMINATION, AND DURATION
14.1    Amendment, Suspension, or Termination. The Board, in its sole discretion, may amend, suspend or terminate the Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with applicable laws. In addition, an amendment will be subject to stockholder approval if the Committee or the Board, in their sole discretion, deems such amendment to be a material amendment, except with respect to such an amendment that will impact Awards covering, in the aggregate, no more than five percent (5%) of the shares reserved for issuance under the Plan. The following amendments shall be deemed material amendments for purposes of the preceding sentence: (a) material increases to the benefits accrued to Participants under the Plan; (b) increases to the number of securities that may be issued under the Plan; (c) material modifications to the requirements for participation in the Plan, and (d) the addition of a new provision allowing the Committee to lapse or waive restrictions at its discretion. The amendment, suspension, or termination of the Plan shall not, without the consent of the Participant, alter or impair any rights or obligations under any Award theretofore granted to such Participant. No Award may be granted during any period of suspension or after termination of the Plan. Termination of the Plan will not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
14.2    Duration of the Plan. The Plan shall be effective as of the Effective Date, and subject to Section 14.1 (regarding the Board’s right to amend or terminate the Plan), shall remain in effect until the earlier of (a) the date for termination selected by the Board, or (b) the 10 year anniversary of the Effective Date.
SECTION 15
TAX WITHHOLDING
15.1    Withholding Requirements. Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), or at such earlier time as the Tax Obligations are due, the Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy all Tax Obligations.
15.2    Withholding Arrangements. The Committee, in its sole discretion and pursuant to such procedures as it may specify from time to time, may designate the method or methods by which a Participant may satisfy such Tax Obligations. As determined by the Committee in its discretion from time to time, these methods may include one or more of the following: (a) paying cash, (b) electing to have the Company withhold otherwise deliverable cash equal to the amount required to be withheld, (c) electing to have the Company withhold otherwise deliverable Shares, or delivering to the Company already-owned Shares, having a Fair Market Value equal to the minimum amount required to be withheld or remitted or such other greater amount up to the maximum statutory rate under applicable law, as applicable to such Participant, if such other greater amount would not result in any adverse accounting consequences as the Committee determines in its sole discretion (including in connection with the effectiveness of FASB Accounting Standards Update 2016-09), (d) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Committee may determine in its sole discretion (whether through a broker or otherwise) equal to the Tax Obligations required to be withheld, (e) retaining from salary or other amounts payable to the Participant cash having a sufficient value to satisfy the Tax Obligations, or (f) any other means which the Committee, in its sole discretion, determines to both comply with Applicable Laws, and to be consistent with the purposes of the Plan. The amount of Tax Obligations will be deemed to include any amount

2023 Proxy Statement	A-19

Appendix A - Gartner, Inc. Long-Term Incentive Plan
that the Committee agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant or the Company, as applicable, with respect to the Award on the date that the amount of tax or social insurance liability to be withheld or remitted is to be determined. The Fair Market Value of the Shares to be withheld or delivered shall be determined as of the date that the Tax Obligations are required to be withheld or such other date as permitted under the Code.
SECTION 16
LEGAL CONSTRUCTION
16.1    Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
16.2    Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
16.3    Requirements of Law. Shares shall not be issued pursuant to the exercise or vesting of an Award unless the exercise or vesting of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.
16.4    Securities Law Compliance. With respect to Section 16 Persons, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3. To the extent any provision of the Plan, Award Agreement or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable or appropriate by the Committee.
16.5    Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.
16.6    Inability to Obtain Authority. The Company will not be required to issue any Shares, cash or other property under the Plan unless all the following conditions are satisfied: (a) the admission of the Shares or other property to listing on all stock exchanges on which such class of stock or property then is listed; (b) the completion of any registration or other qualification or rule compliance of the Shares under any U.S. state or federal law or under the rulings or regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental regulatory body, as counsel to the Company, in its absolute discretion, deems necessary or advisable; (c) the obtaining of any approval or other clearance from any U.S. federal, state or other governmental agency, which counsel to the Company, in its absolute discretion, determines to be necessary or advisable; and (d) the lapse of such reasonable period of time following the Grant Date, vesting and/or exercise as the Company may establish from time to time for reasons of administrative convenience. If the Committee determines, in its absolute discretion, that after reasonable, good faith efforts by the Company, one or more of the preceding conditions will not be satisfied, the Company automatically will be relieved of any liability with respect to the failure to issue the Shares, cash or other property as to which such requisite authority will not have been obtained.
16.7    Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Delaware (with the exception of its conflict of laws provisions).
16.8    Captions. Captions are provided herein for convenience only, and shall not serve as a basis for interpretation or construction of the Plan.

2023 Proxy Statement	A-20

Gartner

GARTNER, INC.
ATTN: INVESTOR RELATIONS
56 TOP GALLANT ROAD
STAMFORD, CT 06902

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GARTNER, INC.

The Board of Directors recommends you vote FOR each nominee under Proposal 1.

1. Election of Directors to be elected for terms expiring in 2024:

Nominees:	**For**	**Against**	**Abstain**
1a. Peter E. Bisson	☐	☐	☐
1b. Richard J. Bressler	☐	☐	☐
1c. Raul E. Cesan	☐	☐	☐
1d. Karen E. Dykstra	☐	☐	☐
1e. Diana S. Ferguson	☐	☐	☐
1f. Anne Sutherland Fuchs	☐	☐	☐
1g. William O. Grabe	☐	☐	☐
1h. José M. Gutiérrez	☐	☐	☐
1i. Eugene A. Hall	☐	☐	☐
1j. Stephen G. Pagliuca	☐	☐	☐
1k. Eileen M. Serra	☐	☐	☐
1l. James C. Smith	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 2.	**For**	**Against**	**Abstain**
2. Approval, on an advisory basis, of the compensation of our named executive officers.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on Proposal 3.	**1 Year**	**2 Years**	**3 Years**	**Abstain**
3. Vote, on an advisory basis, on the frequency of future stockholder advisory votes on the Company's executive compensation.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 4.	**For**	**Against**	**Abstain**
4. Approval of the Gartner, Inc. Long-Term Incentive Plan.	☐	☐	☐

The Board of Directors recommends you vote FOR Proposal 5.	**For**	**Against**	**Abstain**
5. Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the 2023 fiscal year.	☐	☐	☐

Please sign as name appears hereon. Joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

D98719-P89211

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF GARTNER, INC.

The undersigned hereby appoint(s) Eugene A. Hall, Craig W. Safian and Kevin Tang and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorize(s) them to represent and to vote as provided on the other side, all the shares of Gartner, Inc. common stock which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of Gartner, Inc. to be held June 1, 2023, or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS PROXY CARD WILL BE VOTED FOR THE ELECTION OF EACH NOMINEE UNDER PROPOSAL 1, FOR PROPOSAL 2, PROPOSAL 4, PROPOSAL 5 AND FOR ONE YEAR ON PROPOSAL 3 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING (INCLUDING, IF APPLICABLE, ON ANY MATTER WHICH THE BOARD OF DIRECTORS DID NOT KNOW WOULD BE PRESENTED AT THE ANNUAL MEETING OF STOCKHOLDERS BY A REASONABLE TIME BEFORE THE PROXY SOLICITATION WAS MADE OR FOR THE ELECTION OF A PERSON TO THE BOARD OF DIRECTORS IF ANY NOMINEE NAMED IN PROPOSAL 1 BECOMES UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE).

(Continued and to be marked, dated and signed, on the other side)